Exhibit 10.49

December 19, 2016

Mr. Avrohom J. Kess

425 Lexington Avenue

New York, NY  10017

Dear A.J.:

It is my pleasure to provide you with this letter to confirm our offer for the position of Vice Chairman and Chief Legal Officer of The Travelers Companies, Inc. (“Travelers”).  Your first day of employment will be December 30, 2016 or such earlier date as we agree.  I am very excited about the future of Travelers, and your leadership and experience will be invaluable to our continued success.

The following are the principal terms on which you will be employed:

Position; Duties

You will be Vice Chairman and Chief Legal Officer, and a member of Travelers’ most senior policy setting committee of executives, currently the Management Committee. You will report directly to me and, to the extent consistent with Travelers’ by-laws, the Board of Directors and perform such duties as are consistent with your positions. Without limiting the generality of the foregoing, your specific responsibilities shall include management and direct oversight of the legal, government affairs, corporate communications and public policy functions.

Base Salary	$850,000 per annum, payable in accordance with normal payroll, to be reviewed annually and subject to adjustment in the discretion of our Compensation Committee.

Annual Cash Incentives

In respect of the fiscal year ending December 31, 2017, and of years following 2017, you will be paid a bonus at the discretion of our Compensation Committee comparable to, and paid at the same time as, bonuses to senior executives of similar rank. However, assuming acceptable performance by you and Travelers during an applicable year, it is anticipated that you will be paid a bonus with a normal expectation of $2,500,000 to $3,000,000. Such range and normal expectation will be reviewed annually when base salary is reviewed and subject to adjustment at the discretion of the Compensation Committee. You must be actively employed by Travelers at the time of payment to receive any bonus described above. For the avoidance of doubt, you will not be eligible for a bonus in respect of the year ending December 31, 2016.

Equity Grants

Beginning in the first quarter of 2018, you will be eligible for an equity award in respect of the prior fiscal year with an approximate fair value at grant equal to 300% of the annual rate of your then-current base salary. The actual multiple of base salary represented by each annual equity award may vary from year to year depending upon any factors our Compensation Committee deems appropriate. These awards will have terms and conditions similar to those applicable to, and granted at the same time as, awards of other senior executives of similar rank.

Pension Buyout

In recognition of your forfeiture of certain pension benefits offered to you by your prior employer, subject to your commencement date (which shall be your actual first day of employment), you will be entitled to:

(i) $500,000 in cash, payable upon your commencement date,

(ii) on your commencement date, you will be granted an award of restricted stock units (the “RSUs”) for such number of shares of Travelers’ common stock equal to $3,000,000 divided by the closing price per share of Travelers’ common stock on your commencement date,

(iii) on your commencement date, you will be granted an award of a stock option (the “Commencement Option”) having an exercise price per share equal to the closing price per share of Travelers’ common stock on the grant date and exercisable for such number of shares of Travelers’ common stock so that the fair value of the Commencement Option, calculated with the same methodology and assumptions used by Travelers for financial reporting purposes (excluding estimate for forfeitures) at the date of such award, equals $500,000,

(iv) on February 9, 2017 (or other comparable date when equity awards are granted to other senior executives of similar rank), subject to your employment with Travelers through that date, you will be granted an award of performance shares (the “Performance Shares”) for such number of shares of Travelers’ common stock equal to $1,530,000 divided by the closing price per share of Travelers’ common stock on

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the grant date,

(v)  on February 9, 2017 (or other comparable date when equity awards are granted to other senior executives of similar rank), subject to your employment with Travelers through that date, you will be granted an award of a stock option (the “2017 Option” and, together with the Commencement Option, the “Options”) having an exercise price per share equal to the closing price per share of Travelers’ common stock on the grant date and exercisable for such number of shares of Travelers’ common stock so that the fair value of the 2017 Option, calculated with the same methodology and assumptions used by Travelers for financial reporting purposes (excluding estimate for forfeitures) at the date of such award, equals $1,020,000, and

(vi) on your commencement date, you will also be entitled to a deferred compensation credit of $4,700,000 to a bookkeeping account (the “Deferred Compensation Account”) established, and treated as a deferral of an Incentive Award, under our Deferred Compensation Plan (as may be amended from time to time), attached as Exhibit D, and you shall be deemed to have elected a lump sum form of distribution thereunder. This deferred compensation credit is in the nature of a sign-on incentive and will not be benefit bearing for purposes of Travelers’ employee benefit programs.

The RSUs, Options and Performance Shares will be granted pursuant to our 2014 Amended and Restated Stock Incentive Plan attached as Exhibit A, and such grants will be evidenced by and subject to the terms and conditions of the Notification and Agreements substantially in the form attached as Exhibit B, Exhibit C, Exhibit H and Exhibit I. Exhibit H and Exhibit I are, without regard to the addendums thereto, substantially identical in form to the form that will evidence 2017 awards granted to other senior executives of similar rank, and will be subject to any changes that are made to such form that are equally applicable to such 2017 awards granted to other senior executives of similar rank.

The deferred compensation credit called for above will be added to a separate Deferred Compensation Account and will be subject to the terms of the Deferred Compensation Plan, including your right to notionally invest such account among the available notional

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investments; provided, however, that if prior to the first anniversary of your commencement date, Travelers terminates your employment for Cause, or you resign without Good Reason, you will forfeit the balance of such Deferred Compensation Account; and provided further that except as set forth in the preceding proviso, such Deferred Compensation Account will in no event be subject to forfeiture, offset or reduction. The Distribution Event Date under the Deferred Compensation Plan for such Deferred Compensation Account shall be as specified in such plan.

You will otherwise be eligible to participate in the Deferred Compensation Plan on the same terms as are applicable to other senior executives of Travelers.

Severance/Non-Solicitation/ Non-Competition	You will be entitled to participate in the Travelers Severance Plan attached as Exhibit E, or any successor or other severance plan in which senior executives of similar rank participate.

In addition, as a condition to commencement of your employment, you must execute, and Travelers will execute, the Non-Solicitation and Non-Disclosure Agreement attached as Exhibit F and the Non-Competition Agreement attached as Exhibit G.

Notwithstanding anything to the contrary, including, without limitation, any provisions of the Travelers Severance Plan attached as Exhibit E, no benefit under this letter (including any accelerated vesting of any equity award) will operate as an offset to any severance entitlement.

With respect to the calculation of your severance entitlement for any severance-triggering termination, until the time you have received two payments under the annual incentive compensation plan, (i) for any year in which you have not received an annual bonus, you will be treated as having received an annual bonus of $3,000,000, and (ii) for any year in which you have received an annual bonus, you will be treated as having received an annual bonus equal to the greater of your actual bonus or $3,000,000.

Executive Tax and Financial Planning/Executive Physical	You will be eligible for executive tax and financial planning provided to other senior executives of similar rank. You will also be eligible for an annual executive

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physical as provided to other senior executives of similar rank.

Miscellaneous	You will be entitled to 32 days of Paid Time Off (including floating holidays) per year.

You will be eligible for reimbursement of professional service expenses incurred in association with negotiating this letter with Travelers up to a maximum of $30,000.

If there occurs a transaction described in Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”) or any successor thereto, which would cause any payments and benefits to which you are entitled from Travelers under this letter or otherwise (the “Total Payments”) to be subject (in whole or part), to any excise tax imposed under Section 4999 of the Code or any successor thereto, then, the portion of the Total Payments that constitute parachute payments within the meaning of the Code will be reduced, in such manner as minimizes the reduction in the economic value deliverable to you and is consistent with Section 409A, to the extent necessary so that no portion of the Total Payments is subject to such excise tax but only if (i) the net amount of such Total Payments, as so reduced (and after subtracting the net amount of federal, state and local taxes on such reduced Total Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such reduced Total Payments) is greater than or equal to (ii) the net amount of such Total Payments without such reduction (but after subtracting the net amount of federal, state and local taxes on such Total Payments and the amount of excise tax to which you would be subject in respect of such unreduced Total Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such unreduced Total Payments).

All determinations required to be made pursuant to the preceding paragraph shall be made by an independent advisor selected by Travelers. All fees and expenses of such advisor shall be borne by Travelers.

Except as specifically provided in this letter, you will be entitled and subject to all changes in benefits and perquisite plans applicable to other senior executives of similar rank.

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Good Reason

For purposes hereof and of Exhibit B, Exhibit C, Exhibit H and Exhibit I, you may terminate your employment for “Good Reason” within 90 days following your knowledge of the occurrence, without your written consent, of one of the following events, which has not been cured by Travelers within 30 days after your written notice thereof (provided that you gave Travelers written notice within 30 days of you becoming aware of the event): (i) there is a material reduction in your base salary or a reduction in your bonus opportunity below the amounts described above (other than proportionate reductions that apply equally to all senior executives of similar rank), (ii)  there is a material diminution in your title, duties, or responsibilities, (iii) there is an involuntary relocation of your principal place of business of more than 30 miles from the current New York office, (iv) you report to someone other than the CEO or the Board and/or (v) other events not identified above that would constitute Constructive Discharge, as defined in Exhibit F.

Cause	For purposes hereof and of Exhibit B, Exhibit C, Exhibit H and Exhibit I, “Cause” shall be as defined in Exhibit F.

Section 409A

This letter (including for purposes of this section, the Exhibits attached hereto) is intended to comply with the requirements of Section 409A of the Code (together with the applicable regulations thereunder, “Section 409A”). To the extent that any provision in this letter is ambiguous as to its compliance with Section 409A, such provision will be read in such a manner so that all payments due under this letter will comply with Section 409A. For purposes of Section 409A, each payment made under this letter will be treated as a separate payment.

All reimbursements provided under this letter will be made or provided in accordance with the requirements of Section 409A, including, where applicable, the requirement that (i) any reimbursement is for expenses incurred during your lifetime (or during a shorter period of time specified in this letter), (ii) the amount of expenses eligible for reimbursement during a calendar year may not affect the expenses eligible for reimbursement in any other calendar year, (iii) the reimbursement of an eligible expense will be made on or

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before the last day of the calendar year following the year in which the expense is incurred, and (iv) the right to reimbursement is not subject to liquidation or exchange for another benefit.

Notwithstanding any provision of this letter to the contrary, if necessary to comply with the restriction in Section 409A concerning payments to “specified employees,” any payment on account of your separation from service that would otherwise be due hereunder within six months after such separation will be delayed until the first business day of the seventh month following the date of your termination and the first such payment will include the cumulative amount of any payments that would have been paid prior to such date if not for such restriction. Notwithstanding anything contained herein to the contrary, you will not be considered to have terminated employment with Travelers for purposes of this letter unless you would be considered to have incurred a “separation from service” from Travelers within the meaning of Section 409A.

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If you have any questions at any time, please give me a call.

Sincerely,

/s/ Alan D. Schnitzer
Alan D. Schnitzer
Chief Executive Officer

Accepted:

/s/ Avrohom J. Kess
Avrohom J. Kess

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Exhibit A

THE TRAVELERS COMPANIES, INC.

AMENDED AND RESTATED 2014 STOCK INCENTIVE PLAN

1.                                      Purpose. The purposes of The Travelers Companies, Inc. Amended and Restated 2014 Stock Incentive Plan (the “Plan”) are (i) to attract and retain Eligible Persons by providing competitive compensation opportunities, (ii) to provide Eligible Persons with incentive-based compensation in the form of Company Common Stock, (iii) to attract and compensate non-employee directors for service as Board and committee members, (iv) to encourage decision making based upon long-term goals, and (v) to align the interest of Eligible Persons with that of the Company’s shareholders by encouraging such persons to acquire a greater ownership position in the Company.

2.                                      Definitions. Wherever used herein, the following terms shall have the respective meanings set forth below:

“Award” means an award to a Participant made in accordance with the terms of the Plan.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

“Company” means The Travelers Companies, Inc.

“Committee” means the Compensation Committee of the Board, or a subcommittee of that committee, or such other committee of the Board (including, without limitation, the full Board) to which the Board has delegated power to act under or pursuant to the provisions of the Plan. Unless otherwise determined by the Board, the Committee shall consist of no less than two directors, all of whom shall be intended to qualify as “independent directors” within the meaning of Rule 303A of the New York Stock Exchange, as “outside directors” within the meaning of Section 162(m) of the Code, and as “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act.

“Common Stock” means the common stock of the Company.

“Change of Control” means the first to occur of (i) any “person” within the meaning of Section 14(d) of the Exchange Act, other than a Permitted Holder, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the then-outstanding Common Stock, other than pursuant to a purchase of Common Stock from the Company; (ii) individuals who constitute the Board on the effective date of this Plan, cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the effective date of this Plan, whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least three quarters of the directors comprising the Board on the effective date of this Plan (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as

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a nominee for director, without objection to such nomination) shall be, for purposes of this clause (ii), considered as though such person were a member of the Board on the effective date of this Plan; (iii) any plan or proposal for the liquidation of the Company is adopted by the shareholders of the Company; (iv) all or substantially all of the assets of the Company are sold, liquidated or distributed (in one or a series of related transactions) to any person or group other than Permitted Holders; or (v) the consummation of a reorganization, merger, consolidation or other corporate transaction involving the Company (a “Transaction”), in each case, with respect to which the shareholders of the Company immediately prior to such Transaction do not, immediately after the Transaction, own more than fifty percent (50%) of the combined voting power of the Company or other entity resulting from such Transaction in substantially the same proportion as their ownership of the voting power of the Company immediately prior to such Transaction. Notwithstanding the foregoing, for purposes of Awards hereunder that are subject to the provisions of Section 409A of the Code and the regulations promulgated thereunder (“Code Section 409A”), no Change of Control shall be deemed to have occurred upon an event described in clauses (i) through (v) above that would have the effect of changing the time of payment of such Award unless such event would also constitute a change in the ownership or effective control of, or a change in the ownership of a substantial portion of the assets of, the Company for purposes of Code Section 409A.

“Eligible Person” means an employee, non-employee director, consultant or other service provider with respect to the Company or its affiliates.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

“Fair Market Value” means, as of a specified date, unless otherwise determined by the Committee, the closing trading price of a share of Common Stock on the New York Stock Exchange or on any national securities exchange on which the shares of Common Stock are then listed, or if the shares were not traded on such date, then on the immediately preceding date on which such shares of Common Stock were traded, all as reported by such source as the Committee may select.

“ISO” means an incentive stock option as defined in Section 422 of the Code.

“Option Proceeds” means the cash actually received by the Company for the exercise price in connection with the exercise of a stock option granted under the Plan plus the tax benefit that could be realized by the Company as a result of such stock option exercise, which tax benefit shall be determined by multiplying (a) the amount that is deductible for federal income tax purposes as a result of such stock option exercise (currently, equal to the amount upon which the Participant’s withholding tax obligation is calculated) times (b) the maximum federal corporate income tax rate for the year of exercise. To the extent a Participant pays the exercise price and/or withholding taxes with shares of Common Stock, Option Proceeds shall not be calculated with respect to the amounts so paid with shares.

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“Participant” means an Eligible Person who is selected by the Committee to participate in the Plan.

“Permitted Holder” means (i) the Company or any of its affiliates, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

“Performance Conditions” may, for purposes of Awards under the Plan, include one or more of: earnings per share, earnings before interest and tax, net income, adjusted net income, operating income, stock price, total shareholder return, market share, return on equity, cash return on equity, achievement of profit, loss and/or expense ratio, revenue targets, cash flows, book value, return on assets or return on capital, improvements in capital structure, revenues or sales, working capital, credit rating, improvement in workforce diversity, employee retention, closing of corporate transactions, customer satisfaction, or implementation, completion or attainment of products or projects. Such Performance Conditions may be based on the attainment of levels set for such financial measures with respect to the Company or any subsidiary, division, business unit, or any combination thereof and may be set as an absolute measure or relative to a designated peer group or index of comparable companies. Such Performance Conditions shall be set and defined by the Committee within the time period prescribed by Section 162(m) of the Code, and for purposes of defining such Performance Conditions, the Committee may elect to exclude the impact of certain extraordinary or non-recurring items. Unless specifically determined by the Committee at the time a Performance Condition is set, the satisfaction of any Performance Condition shall be determined by eliminating the impact of any change in accounting rules which becomes effective following the time such Performance Condition is set.

“Prior Plan” means the Company’s Amended and Restated 2004 Stock Incentive Plan.

“Prior Plan Award” means an equity award granted under the Prior Plan which remains outstanding as of the effective date of this Plan.

3.                                      Shares Subject to the Plan. Subject to adjustment as provided in Section 20, the number of shares of Common Stock which shall be available and reserved for grant of Awards under the Plan shall be 14,400,000. The shares of Common Stock issued under the Plan may come from authorized and unissued shares or shares purchased in the open market. No Participant may, in any consecutive three calendar year period, be granted Awards of stock options and stock appreciation rights under Sections 7 and 8 of the Plan, respectively, with respect to more than 3,000,000 shares of Common Stock, subject to adjustment as provided in Section 20.

Shares of Common Stock subject to an Award granted under this Plan or a Prior Plan Award that expires unexercised, that is forfeited, terminated or canceled, that is settled in cash or other forms of property, or otherwise does not result in the issuance of shares of Common Stock, in whole or in part, shall thereafter again be available for grant under the Plan. If the exercise price of any

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stock option is satisfied by delivering shares of Common Stock to the Company (by tender of such shares or attestation) or by authorizing the Company to retain shares of Common Stock, only the number of shares of Common Stock delivered to the Participant net of shares of Common Stock delivered to the Company (by tender or attestation) or retained by the Company shall be deemed delivered for purposes of determining the maximum number of shares of Common Stock available for grant under the Plan. To the extent any shares of Common Stock subject to an Award are not delivered to a Participant because such shares are used to satisfy an applicable tax or other withholding obligations, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Common Stock available for grant under the Plan. Shares of Common Stock purchased by the Company on the open market using Option Proceeds shall also be available for grant under the Plan; provided, however, that the increase in the number of shares of Common Stock available for grant pursuant to such market purchases shall not be greater than the number that could be repurchased at Fair Market Value on the date of exercise of the stock option giving rise to such Option Proceeds.

In addition, the number of shares of Common Stock available for grant under the Plan shall not be reduced by shares subject to Awards granted upon the assumption of or in substitution for awards granted by a business or entity that is merged into or acquired by (or whose assets are acquired by) the Company.

4.                                      Administration.

4.1                               Committee Authority. The Committee shall have full and exclusive power to administer and interpret the Plan, to grant Awards and to adopt such administrative rules, regulations, procedures and guidelines governing the Plan and the Awards as it may deem necessary in its discretion, from time to time. The Committee’s authority shall include, but not be limited to, the authority to:

(i)                                     determine the type and timing of Awards to be granted under the Plan;

(ii)                                  select Award recipients and determine the extent of their participation;

(iii)                               establish all other terms, conditions, restrictions and limitations applicable to Awards and the shares of Common Stock issued pursuant to Awards, including, but not limited to, those relating to a Participant’s retirement, death, disability, leave of absence or termination of employment; and

(iv)                              waive vesting or forfeiture conditions with respect to outstanding Awards.

The Committee’s right to make any decision, interpretation or determination under the Plan shall be in its sole and absolute discretion.

4.2                               Administration of the Plan. The administration of the Plan shall be managed by the Committee. The Committee shall have the power to prescribe and modify, as necessary, the form of Award document, to correct any defect, supply any omission or clarify any inconsistency in the Plan and/or in any Award document and to take such actions and make such administrative determinations that the Committee deems appropriate in its discretion. Any decision of the Committee in

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the administration and interpretation of the Plan, as described herein, shall be final, binding and conclusive on all parties concerned, including the Company, its shareholders and subsidiaries and all Participants.

4.3                               Delegation of Authority. To the extent permitted under applicable law, the Committee may at any time delegate to a committee of the Board or one or more officers of the Company some or all of its authority over the administration of the Plan, with respect to persons who are not subject to the reporting requirements of Section 16(a) of the Exchange Act or “covered employees” described in Section 162(m) of the Code.

5.                                      Eligibility. The Committee shall determine which Eligible Persons shall be eligible to receive Awards. No Eligible Person shall have at any time the right to receive an Award, or having been selected for an Award, to receive any further Awards.

The Committee may also grant stock options, stock appreciation rights, restricted stock, performance awards or other Awards under the Plan in substitution for, or in connection with the assumption of, existing options, stock appreciation rights, restricted stock, performance awards or other awards granted, awarded or issued by another entity and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a merger, consolidation, plan of exchange, acquisition of property or stock, separation, reorganization or liquidation to which the Company or any subsidiary is a party. The terms and conditions of the substitute Awards may vary from the terms and conditions set forth in the Plan to the extent the Committee at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

6.                                      Awards. Awards under the Plan may consist of: non-qualified stock options, ISOs, stock appreciation rights, restricted stock, performance awards and any other stock-based awards, including deferred stock units.

7.                                      Stock Options.

7.1                               Types of Options. Stock options granted under the Plan may be non-qualified stock options, ISOs or any other type of stock option permitted under the Code, as determined by the Committee and evidenced by the document governing the Award.

7.2                               ISOs. The terms and conditions of any ISO shall be subject to the provisions of Section 422 of the Code and the terms, conditions, limitations and administrative procedures established by the Committee. At the discretion of the Committee, ISOs may be granted to any employee of the Company and its subsidiaries, as such term is defined in Section 424(f) of the Code (each, a “Subsidiary”). No ISO may be granted to any Participant who, at the time of such grant, owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless (i) the exercise price for such ISO is at least one-hundred and ten percent (110%) of the Fair Market Value of a share of Common Stock on the date the ISO is granted, and (ii) the date on which such

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ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted. Any Participant who disposes of shares acquired upon the exercise of an ISO either within two years after the date of grant of such ISO or within one year after the transfer of such shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition. The maximum number of shares of Common Stock available under the Plan for issuance as ISOs shall be the full number of shares reserved for issuance under Section 3 hereof.

All stock options granted under the Plan are intended to be nonqualified stock options, unless the applicable Award document expressly states that the stock option is intended to be an ISO. If a stock option is intended to be an ISO, and if for any reason such stock option (or portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, such stock option (or portion thereof) shall be regarded as a nonqualified stock option granted under the Plan; provided that such stock option (or portion thereof) otherwise complies with the Plan’s requirements relating to nonqualified stock options.

7.3                               Exercise Price and Period. The Committee shall establish the exercise price, which price (other than for substitute options pursuant to Section 5 or options intended to meet the requirements described under Section 26 for Eligible Persons outside of the United States) shall be no less than the Fair Market Value of a share of the Common Stock on the date of grant. Each stock option may be exercised in whole or in part on the terms provided in the Award document. The Committee also shall establish the period during which a stock option is exercisable, provided that in no event may a stock option be exercisable for a period of more than ten (10) years from the date of grant.

When a stock option is no longer exercisable, it shall be deemed to have lapsed or expired.

7.4                               Manner of Exercise. The exercise price of each share as to which a stock option is exercised and, if requested, the amount of any federal, state, local or foreign withholding taxes, shall be paid in full at the time of such exercise. For purposes of this Section 7.4, the exercise date of a stock option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company pursuant to clauses (i), (ii), (iii), (iv) or (v) below. The exercise of any stock option shall be contingent on and subject to such payment of the exercise price and withholding taxes, or the arrangement for the satisfaction of such payments in a manner satisfactory to the Committee. Such payment shall be made in any of the following forms:

(i)                                     in cash (including check, bank draft or money order),

(ii)                                  by delivery of shares of Common Stock owned by the Participant (by tender of such shares or by attestation) having a Fair Market Value as of the date of exercise equal to the exercise price for the total number of

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shares as to which the option is exercised, plus applicable taxes, if requested, subject to (A) the shares so delivered having such characteristics as are required, if necessary, in order to avoid adverse accounting consequences to the Company on account of use of such shares to pay the exercise price and (B) such other guidelines for the tender of Common Stock as the Committee may establish,

(iii)                               if approved by the Committee in the related Award document or other action by the Committee, authorization of the Company to retain from the total number of shares of Common Stock as to which the option is exercised that number of shares of Common Stock having a Fair Market Value as of the date of exercise equal to the exercise price for the total number of shares as to which the option is exercised, plus applicable taxes, if requested (i.e., a “net settlement” arrangement),

(iv)                              subject to such rules as may be established by the Committee, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the stock option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate exercise price for the Shares being purchased, or

(v)                                 such other consideration as the Committee deems appropriate, or by a combination of cash, shares of Common Stock, retention of shares and such other consideration.

The Committee may, with the consent of the Participant and subject to Section 21, cancel any outstanding stock option in consideration of a cash payment in an amount not greater than the excess, if any, of the aggregate Fair Market Value (on the date of such cancellation) of the shares subject to the stock option over the aggregate exercise price of such stock option; provided, however, that the Participant’s consent is not required for such a cancellation pursuant to Section 13 hereof.

7.5                               Automatic Exercise in Certain Circumstances. Notwithstanding Sections 7.3 and 7.4 of the Plan, to the extent that any portion of a vested and exercisable stock option remains unexercised as of the close of business on the expiration date of the stock option (either the originally scheduled expiration date or such earlier date on which the stock option would otherwise expire pursuant to the applicable Award documents in connection with a termination of employment other than due to gross misconduct or cause) (the “Automatic Exercise Date”), the entire vested and exercisable portion of such stock option will be exercised on the Automatic Exercise Date without any further action by the Participant to whom the stock option was granted (or the person or persons to whom the stock option may have been transferred in accordance with Section 15 of the Plan and any applicable Award documents), but only if (i) the Fair Market Value per share of Common Stock on the Automatic Exercise Date is at least $0.01 greater than the per share exercise price of the stock option, and (ii) no suspension of the automatic option

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exercise program described under this Section 7.5 is then in effect. The aggregate exercise price for any option exercise under this Section 7.5 and any related withholding taxes will be paid by the Company retaining from the total number of shares of Common Stock as to which the stock option is being exercised a number of shares having an aggregate Fair Market Value as of the Automatic Exercise Date equal to the amount of such aggregate exercise price plus the applicable withholding taxes. Consistent with Section 26 of the Plan, the Committee shall have the authority to limit or modify the applicability of this provision to Participants who are foreign nationals or employed outside of the United States, or both. Because the responsibility for exercising a stock option rests with the Participant, and because the exercise procedure described in this Section 7.5 is provided only as a convenience to Participants, neither the Committee, the Company nor any of its directors, officers, employees or agents shall incur any liability to any Participant if a stock option expires unexercised because an exercise pursuant to this Section 7.5 fails to occur for any reason.

8.                                      Stock Appreciation Rights. An Award of a stock appreciation right shall entitle the Participant, subject to terms and conditions determined by the Committee, to receive upon exercise of the stock appreciation right all or a portion of the excess of the Fair Market Value of a specified number of shares of Common Stock as of the date of exercise of the stock appreciation right over a specified strike price, which price (other than for substitute stock appreciation rights pursuant to Section 5 or stock appreciation rights intended to meet the requirements described under Section 26 for Eligible Persons outside of the United States) shall be no less than the Fair Market Value of a share of the Common Stock on the date of grant of the stock appreciation right or the date of grant of a previously granted related stock option, as determined by the Committee in its discretion. A stock appreciation right may be granted in connection with a previously or contemporaneously granted stock option, or independent of any stock option. If issued in connection with a previously granted related stock option, the Committee shall impose a condition that the exercise of the stock appreciation right cancels the related stock option and exercise of the related stock option cancels the stock appreciation right, and the other terms of the stock appreciation right shall be identical in all respects to the terms of the related stock option except for the medium of payment. Each stock appreciation right may be exercised in whole or in part on the terms provided in the Award document. Stock appreciation rights granted independent of any stock option shall be exercisable for such period as specified by the Committee; provided that, in no event may a stock appreciation right be exercisable for a period of more than ten (10) years. When a stock appreciation right is no longer exercisable, it shall be deemed to have lapsed or terminated. Except as otherwise provided in the applicable agreement, upon exercise of a stock appreciation right, payment to the Participant shall be made in the form of cash, shares of Common Stock or a combination of cash and shares of Common Stock as promptly as practicable after such exercise. The Award document may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash and/or shares of Common Stock) may be made in the event of the exercise of a stock appreciation right. The Committee may, with the consent of the Participant and subject to Section 21, cancel any outstanding stock appreciation right in consideration of a cash payment in an amount not in excess of the difference between the aggregate Fair Market Value (on the date of such cancellation) of any shares subject to the stock appreciation right and the aggregate strike price of such Shares; provided, however, that the Participant’s consent is not required for such a

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cancellation in connection with the purchase of such stock appreciation right pursuant to Section 13 hereof. The automatic exercise provisions described under Section 7.5 with respect to stock options shall apply on a similar basis with respect to stock appreciation rights.

9.                                      Restricted Stock. Restricted stock may be granted in the form of actual shares of Common Stock, which shall be evidenced by a certificate with an appropriate legend, or in uncertificated direct registration form, registered in the name of the Participant but held by the Company until the end of the restricted period, as determined by the Committee. As a condition to the receipt of an award of restricted stock in the form of actual shares of Common Stock, a Participant may be required to execute any stock powers, escrow agreements or other documents as may be determined by the Committee. Any conditions, limitations, restrictions, vesting and forfeiture provisions shall be established by the Committee in its discretion.

The Committee may, on behalf of the Company, approve the purchase by the Company of any shares subject to an Award of restricted stock, to the extent vested, for an amount equal to the aggregate Fair Market Value of such shares on the date of purchase. Awards of restricted stock may provide the Participant with dividends or dividend equivalents (pursuant to Section 17) and voting rights, if in the form of actual shares, prior to vesting. With respect to Awards of restricted stock intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall establish and administer Performance Conditions in the manner described in Section 162(m) and Treasury Regulations promulgated thereunder as an additional condition to the vesting or payment, as applicable, of such Awards.

10.                               Performance Awards. Performance awards may be in the form of performance shares valued with reference to a share of Common Stock or performance units valued with reference to an amount of property (including cash) other than shares of Common Stock. Performance awards may also be granted in the form of any other stock-based Award. Performance awards shall entitle a Participant to future payments based upon the attainment of Performance Conditions established in writing by the Committee. Payment shall be made in cash, shares of Common Stock or any combination thereof, as determined by the Committee. The Award document establishing a performance award may establish that a portion of a Participant’s Award will be paid for performance that exceeds the minimum target but falls below the maximum target available to the Award. With respect to Awards of restricted stock intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall establish and administer Performance Conditions in the manner described in Section 162(m) and Treasury Regulations promulgated thereunder as an additional condition to the vesting or payment, as applicable, of such performance awards. The Award document shall also provide for the timing of payment.

Following the conclusion or acceleration of the period of time designated for attainment of the Performance Conditions, the Committee shall determine the extent to which the Performance Conditions have been attained and shall then cause to be delivered to the Participant (i) a number of shares of Common Stock equal to the number of performance shares or the value of such performance units determined by the Committee to have been earned, and/or (ii) cash equal to the Fair Market Value of such number of performance shares or the value of performance units, as the Committee shall elect or as shall have been stated in the applicable Award document. In no event may performance awards be granted to a single Participant in any calendar year (i) in

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respect of more than 1,000,000 shares of Common Stock (if the Award is denominated in shares of Common Stock) or (ii) having a maximum payment with a value greater than $15,000,000 (if the Award is denominated in other than shares of Common Stock).

11.                               Other Stock-Based Awards. The Committee may issue unrestricted shares of Common Stock, or other awards denominated in Common Stock (including but not limited to phantom stock and restricted or deferred stock units), to Participants, alone or in tandem with other Awards, in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine. With respect to such Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall establish and administer Performance Conditions in the manner described in Section 162(m) and Treasury Regulations promulgated thereunder as an additional condition to the vesting and payment of such Awards in accordance with Section 10.

12.                               Award Documents. Each Award under the Plan shall be evidenced by an Award document (which may consist of a term sheet or an agreement, and may be provided in electronic form) setting forth the terms and conditions, as determined by the Committee, which shall apply to such Award, in addition to the terms and conditions specified in the Plan. The Committee may, in its discretion, place terms in the Award documents that provide for the acceleration of any time periods relating to the exercise or realization of any Awards so that such Awards may be exercised or realized in full on or before a date fixed by the Committee, in connection with a Change of Control.

13.                               Change of Control. The Committee may, in its discretion, at the time an Award is made hereunder or at any time prior to, coincident with or after the time of a Change of Control:

(i)                                     provide for the purchase or cancellation of such Awards, for an amount of cash, if any, equal to the amount which could have been obtained upon the exercise or realization of such rights had such Awards been currently exercisable or payable;

(ii)                                  make such adjustment to the Awards then outstanding as the Committee deems appropriate to reflect such transaction or change (including the acceleration of vesting); and/or

(iii)                               cause the Awards then outstanding to be assumed, or new rights substituted therefore, by the surviving corporation in such Change of Control.

The Committee may, in its discretion, include such further provisions and limitations in any Award document as it may deem equitable and in the best interests of the Company.

14.                               Withholding. The Company and its subsidiaries shall have the right to deduct from any payment to be made pursuant to the Plan, or to require prior to the issuance or delivery of any shares of Common Stock or the payment of cash under the Plan, any taxes (whether federal, state, local or foreign) to be withheld therefrom. The Committee may, in its discretion, permit a Participant to elect to satisfy such withholding obligation by any of the methods pursuant to which the exercise price of a stock option may be paid pursuant to Section 7. Any satisfaction of

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tax obligations through the withholding of shares may only be up to the statutory minimum tax rate. Any fraction of a share of Common Stock required to satisfy such obligation shall be disregarded and the amount due shall instead be paid in cash to the Participant.

15.                               Transferability. Except as provided in this Section, during the lifetime of a Participant to whom an Award is granted, only that Participant (or that Participant’s legal representative in the case of disability) may exercise a stock option or stock appreciation right, or receive payment with respect to restricted stock, a performance award or any other Award. The Committee may permit (on such terms, conditions and limitations as it determines), an Award of restricted stock, stock options, stock appreciation rights, performance shares or performance units or other Awards to be transferred or transferable to family members, charities or estate planning vehicles, in each case, for no consideration and only to the extent permissible by law and, in the case of an ISO, to the extent permissible under Section 422 of the Code. Other than as stated in the preceding sentence, no Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company.

16.                               Deferrals and Settlements. The Committee may require or permit Participants to elect to defer the issuance of shares or the settlement of Awards in cash under such rules and procedures as it may establish under the Plan. It may also provide that deferred settlements include the payment or crediting of interest or dividend equivalents on the deferral amounts. Any such rules or procedures shall comply with the requirements of Code Section 409A, including those with respect to the time when a deferral election may be made, the period of the deferral and the events that would result in the payment of the deferred amount.

17.                               Dividends and Dividend Equivalents. An Award (other than a stock option or stock appreciation right) may, if so determined by the Committee, provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Common Stock subject to the Award (both before and after the Common Stock subject to the Award is earned, vested or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Common Stock, as determined by the Committee; provided, however, that in the case of any performance-based Awards, any associated dividends or dividend equivalent payments will not be paid unless and until the corresponding portion of the underlying Award is earned. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Common Stock, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Common Stock equivalents.

18.                               No Right to Awards or Employment. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continue in the employ of the Company or its subsidiaries. Further, the Company and its subsidiaries expressly reserve the right at any time to dismiss a Participant without any liability, or any claim under the Plan, except as expressly provided herein or in any Award document entered into hereunder.

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19.                               Rights as a Shareholder. Unless the Committee determines otherwise, a Participant shall not have any rights as a shareholder with respect to shares of Common Stock covered by an Award until the date the Participant becomes the holder of record with respect to such shares. No adjustment will be made for dividends or other rights for which the record date is prior to such date, except as provided in Section 17.

20.                               Adjustment of and Changes in Common Stock. Except as otherwise provided under Section 13 or as separately addressed pursuant to Section 17, in the event of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or transaction or exchange of Shares or other corporate exchange, equity restructuring (as defined under Financial Accounting Standards Board (FASB) Accounting Standards Codification 718), or any distribution to shareholders other than regular cash dividends or any transaction similar to the foregoing the Committee shall cause there to be made a substitution or adjustment, as it determines to be equitable in order to prevent a dilution or enlargement of rights relative to other shareholders of Common Stock, to (i) the number and kind of shares of Common Stock or other securities issued or reserved for issuance pursuant to the Plan and to outstanding Awards (including but not limited to the number and kind of shares of Common Stock or other securities to which such Awards are subject, and the exercise or strike price of such Awards) to the extent such other Awards would not otherwise automatically adjust in the equity restructuring, (ii) the maximum number of Shares for which Awards may be granted during a specified period to any Participant, and/or (iii) any other affected terms of such Awards; provided, in each case, that no such adjustment shall be authorized under this Section 20 to the extent that such adjustment would cause an Award to be subject to adverse tax consequences under Section 409A of the Code. In either case, any such substitution or adjustment shall be conclusive and binding for all purposes of the Plan. Unless otherwise determined by the Committee, the number of shares of Common Stock subject to an Award shall always be a whole number. In no event shall an outstanding stock option or stock appreciation right be amended for the sole purpose of decreasing the exercise price or strike price thereof, except in accordance with Section 21 of the Plan.

21.                               Amendment; Repricing. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that (i) no amendment shall be made without shareholder approval if such approval is necessary in order for the Plan to continue to comply with the rules of the New York Stock Exchange or if such approval is necessary in order for the Company to avoid being denied a tax deduction under Section 162(m) of the Code, and (ii) no amendment, suspension or termination may materially adversely affect any outstanding Award without the consent of the Participant to whom such Award was made; provided, however, that the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Awards to meet the requirements of the Code or other applicable laws (including, without limitation, to avoid adverse tax or accounting consequences to the Company or to Participants). Except for adjustments pursuant to Section 20, in no event may any stock option or stock appreciation right granted under the Plan be amended to decrease the exercise price or strike price thereof, as the case may be, or be cancelled (i) in exchange for a cash payment exceeding the excess (if any) of the Fair Market Value of shares covered by such stock option or stock appreciation right over the corresponding exercise price or strike price for such Award or (ii) in conjunction with the grant of any new stock option or stock appreciation right or other Award with a lower exercise price or strike price, as the case may be, or otherwise be subject to any

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action that would be treated under the rules of the New York Stock Exchange as a “repricing” of such stock option or stock appreciation right, unless such amendment, cancellation or action is approved by the Company’s shareholders in accordance with applicable law and rules of the New York Stock Exchange.

22.                               Government and Other Regulations. The obligation of the Company to settle Awards in Common Stock shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell and shall be prohibited from offering to sell or selling any shares of Common Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act of 1933 with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act of 1933 any of the shares of Common Stock to be offered or sold under the Plan. If the shares of Common Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act of 1933, the Company may restrict the transfer of such shares and may legend the Common Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.

23.                               Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company or any subsidiary or affiliate of the Company except as otherwise specifically provided in such other plan.

24.                               Governing Law. The Plan shall be construed and its provisions enforced and administered in accordance with the laws of the State of Minnesota applicable to contracts made and performed wholly within such state by residents thereof.

25.                               Effective Date. This Plan was approved by the Board on February 5, 2014, subject to approval by the Company’s shareholders, and will become effective upon the date of such shareholder approval. Subject to earlier termination pursuant to Section 21, the Plan shall terminate on February 5, 2024. No Award may be granted under the Plan after February 5, 2024, but Awards theretofore granted may extend beyond that date.

26.                               Foreign Eligible Persons. Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Participants employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Eligible Persons on assignments outside their home country.

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27.                               Compliance with Code Section 409A.

27.1                        Separation from Service. If any amount shall be payable with respect to any Award hereunder as a result of a Participant’s termination of employment or other service and such amount is subject to the provisions of Code Section 409A, then notwithstanding any other provision of this Plan, a termination of employment or other service will be deemed to have occurred only at such time as the Participant has experienced a “separation from service” as such term is defined for purposes of Code Section 409A.

27.2                        Timing of Payment to a Specified Employee. If any amount shall be payable with respect to any Award hereunder as a result of a Participant’s “separation from service” at such time as the Participant is a “specified employee” and such amount is subject to the provisions of Code Section 409A, then notwithstanding any other provision of this Plan, no payment shall be made, except as permitted under Code Section 409A, prior to the first day of the seventh (7th) calendar month beginning after the Participant’s separation from service (or the date of his or her earlier death). The Company may adopt a specified employee policy that will apply to identify the specified employees for all deferred compensation plans subject to Code Section 409A; otherwise, specified employees will be identified using the default standards contained in the regulations under Code Section 409A.

27.3                        General Compliance with Code Section 409A. Notwithstanding other provisions of the Plan or any Award agreements thereunder, no Award shall be granted, deferred, accelerated, extended, paid out or modified under this Plan in a manner that would result in the imposition of an additional tax under Code Section 409A upon a Participant. In the event that it is reasonably determined by the Committee that, as a result of Code Section 409A, payments in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award agreement, as the case may be, without causing the Participant holding such Award to be subject to taxation under Code Section 409A, such payments or other benefits shall be deferred, if deferral will make such payment or other benefits compliant under Code Section 409A, or otherwise such payment or other benefits shall be restructured, to the minimum extent necessary, in a manner, reasonably determined by the Committee, that does not cause such an accelerated or additional tax or result in an additional cost to the Company (without any reduction in such payments or benefits ultimately paid or provided to the Participant). The Company shall use commercially reasonable efforts to implement the provisions of this Section 27 in good faith; provided that neither the Company, the Board, the Committee nor any of the Company’s employees, directors or representatives shall have any liability to Participants with respect to this Section 27.

28.                               Awards Subject to the Plan. In the event of a conflict between any term or provision contained in the Plan and a term contained in any Award agreement, the applicable terms and provisions of the Plan will govern and prevail.

29.                               Fractional Shares. Notwithstanding other provisions of the Plan or any Award agreements thereunder, the Company shall not be obligated to issue or deliver fractional Shares

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pursuant to the Plan or any Award and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be cancelled, terminated or otherwise eliminated with, or without, consideration.

30.                               Severability. If any provision of the Plan or any Award is, or becomes or is deemed to be invalid, illegal, unenforceable in any jurisdiction or as to any Participant or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Participant or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

31.                               Forfeiture/Clawback. Any Awards granted under the Plan may be subject to reduction, cancellation, forfeiture or recoupment to the extent required by applicable law or listed company rules or to the extent otherwise provided in an Award agreement at the time of grant.

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Exhibit B

TRAVELERS

RESTRICTED STOCK UNIT AWARD NOTIFICATION AND AGREEMENT

(This award must be accepted within 90 days after the Grant Date shown below or it will be forfeited. Refer below to Section 16.)

Participant: Avrohom J. Kess	Grant Date:	12/30/2016

Number of Award Shares: TBD	Vesting	12/30/2017, 12/30/2018,
	Dates:	12/30/2019

1.                                      Grant of Restricted Stock Units. This restricted stock unit award (“Award”) is granted pursuant to The Travelers Companies, Inc. Amended and Restated 2014 Stock Incentive Plan, as it may be amended from time to time (the “Plan”), by The Travelers Companies, Inc. (the “Company”) to you (the “Participant”) as an employee of the Company or an affiliate of the Company (together, the “Travelers Group”). The Company hereby grants to the Participant as of the Grant Date an award (“Award”) consisting of a right to receive the number of shares set forth above (“Award Shares”) of the Company’s common stock, no par value (“Common Stock”), upon the Vesting Dates or such earlier date as set forth herein, pursuant to the Plan, as it may be amended from time to time, and subject to the terms, conditions, and restrictions set forth herein, including, without limitation, the conditions set forth in Section 5.

2.                                      Terms and Conditions. The terms, conditions, and restrictions applicable to the Award are specified in the Plan and this grant notification and agreement, including Exhibits A and B, as amended (the “Award Agreement”). The terms, conditions and restrictions in the Plan include, but are not limited to, provisions relating to amendment, vesting, cancellation, and settlement, all of which are hereby incorporated by reference into this Award Agreement to the extent not otherwise set forth herein.

By accepting the Award, the Participant acknowledges receipt of the prospectus dated February 2, 2016 and any applicable prospectus supplement thereto (together, the “Prospectus”) and that he or she has read and understands the Prospectus.

The Participant understands that the Award and all other incentive awards are entirely discretionary and that no right to receive an award exists absent a prior written agreement with the Company to the contrary. The Participant also understands that the value that may be realized, if any, from the Award is contingent, and depends on the future market price of the Common Stock, among other factors. The Participant further confirms his or her understanding that the Award is intended to promote employee retention and stock ownership and to align participants’ interests with those of shareholders. Additionally, the Participant understands that the Award is subject to vesting conditions and will be cancelled if the vesting conditions are not satisfied. Thus, the Participant understands that (a) any monetary value assigned to the Award in any communication regarding the Award is contingent, hypothetical, or for illustrative purposes only, and does not express or imply any promise or intent by the Company to deliver, directly or indirectly, any certain or determinable cash value to the Participant; (b) receipt of the Award or any incentive award in the past is neither an indication nor a guarantee that an incentive award of any type or amount will be made in the future, and that absent a written agreement to the contrary, the Company is free to change its practices and policies regarding incentive awards at any time; and (c) vesting may be subject to confirmation and final determination by the Company’s Board of Directors or its Compensation Committee (the “Committee”) that the vesting conditions have been satisfied.

The Participant shall have no rights as a stockholder of the Company with respect to any shares covered by the Award unless and until the Award is vested and settled in shares of Common Stock; provided, however, that if the Company pays cash dividends on its shares while the Award is outstanding, the Participant shall be entitled to receive corresponding dividend equivalent cash payments based on the number of shares underlying the Award at the time when such regular cash dividends are paid.

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3.                                      Vesting. The Award shall vest in full on the Vesting Dates set forth above provided the Participant remains continuously employed within the Travelers Group through such Vesting Dates. If the Participant has a termination of, or leave from active employment prior to the Vesting Dates, the Participant’s rights are determined under the Award Rules of Exhibit A.

4.                                      Settlement of Award. The Company shall deliver to the Participant a number of shares of Common Stock equal to the number of vested Award Shares on the Vesting Dates (or the date provided pursuant to Exhibit A, if applicable) or as soon as administratively practicable thereafter. The number of shares of Common Stock delivered to the Participant shall be reduced by a number of shares of Common Stock having a Fair Market Value on the date of delivery equal to the tax withholding obligation (including any applicable employment taxes due in connection with the vesting of the Award on or prior to the settlement date), unless the Plan administrator is notified in advance of the Award settlement (or the Award vesting, if applicable) and the Participant elects another method for tax withholding.

5.                                      Grant Conditioned on Principles of Employment Agreement. By entering into this Award Agreement, the Participant shall be deemed to have confirmed his or her agreement to be bound by the Company’s Principles of Employment Agreement in effect on the date immediately preceding the Grant Date (the “POE Agreement”), as published on the Company’s intranet site or previously distributed in hard copy to the Participant. Furthermore, by accepting the Award, the Participant agrees that the POE Agreement shall supersede and replace the form of Principles of Employment Agreement contained or referenced in any prior equity award made by the Company to the Participant, and, accordingly, such prior equity award shall become subject to the terms and conditions of the POE Agreement.

6.                                      Acceptance of Exhibits A and B. The Participant agrees to be bound by the terms of the Award Rules set forth in Exhibits A and B (“Award Rules”).

7.                                      Acceptance of and Agreement to Non-Solicitation and Confidentiality Conditions. In consideration for the award of Restricted Stock Units under this Award Agreement, the Participant agrees that the Award is conditioned upon Participant’s compliance with the following non-solicitation and confidentiality conditions (the “Non-Solicitation Conditions” and the “Confidentiality Conditions”, respectively):

(a)                                 The Company and the Participant understand, intend and agree that the Non-Solicitation Conditions of this Section 7 are intended to protect the Travelers Group and other participants in the Plan against the Participant soliciting its employees and/or its business during the twelve (12) month period (the “Restricted Period”) following the date of the Participant’s termination of employment with the Travelers Group (whether voluntary or involuntary) as reflected on the Travelers Group’s books and records (the “Termination Date”), while recognizing that after the Termination Date the Participant is still permitted to compete with the Travelers Group subject to the restrictions set forth below. Nothing in this Section 7 is intended to limit any of the Travelers Group’s rights or claims as to any future employer of the Participant.

(b)                                 Non-Solicitation of Employees. The Participant acknowledges that the Travelers Group sustains its operations and the goodwill of its clients, customers, policyholders, producers, agents and brokers (its “Customers”) through its employees. The Travelers Group has made significant investment in its employees and their ability to establish and maintain relationships with each other and with the Travelers Group’s Customers in order to further its operations and cultivate goodwill. The Participant acknowledges that the loss of the Travelers Group’s employees could adversely affect its operations and jeopardize the goodwill that has been established through these employees, and that the Travelers Group therefore has a legitimate interest in preventing the solicitation of its employees. During the Restricted Period, the Participant will not, directly or indirectly, seek to recruit or solicit, attempt to influence or assist, participate in, or promote the solicitation of, or otherwise attempt to adversely affect the employment of any person who was or is employed by the Travelers Group at any time during the last three months of the Participant’s employment or during the Restricted Period. Without limiting the foregoing restriction, the Participant shall not, on behalf of himself or herself or any other person, hire, employ or engage any such person and shall not engage in the aforesaid conduct through a third party for the purpose of colluding to avoid the restrictions in this Section 7. Without limiting the generality of the restrictions under this Section, by way of example, the restrictions under this Section shall

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prohibit the Participant from (i) interviewing a Travelers Group employee, (ii) communicating in any manner with a Travelers Group employee in connection with a current or future employment opportunity outside of the Travelers Group, (iii) identifying Travelers Group employees to potentially be solicited or hired, (iv) providing information or feedback regarding Travelers Group employees seeking employment with the Participant’s subsequent employer and/or (v) otherwise assisting or participating in the solicitation or hiring of a Travelers Group employee. However, the Non-Solicitation Conditions do not preclude the Participant from directing a third party (including but not limited to employees of his/her subsequent employer or a search firm) to broadly solicit, recruit, and hire individuals, some of whom may be employees of the Travelers Group, provided that the Participant does not direct such third party specifically to target employees of the Travelers Group generally or specific individual employees of the Travelers Group.

(c)                                  Non-Solicitation of Business. The Participant acknowledges that by virtue of his or her employment with the Travelers Group, he or she may have developed relationships with and/or had access to Confidential Information (as defined below) about the Travelers Group’s Customers and is, therefore, capable of significantly and adversely impacting existing relationships that the Travelers Group has with them. The Participant further acknowledges that the Travelers Group has invested in its and the Participant’s relationship with its Customers and the goodwill that has been developed with them and therefore has a legitimate interest in protecting these relationships against solicitation and/or interference by the Participant for a reasonable period of time after the Participant’s employment with the Travelers Group ends. If, after the Termination Date, the Participant accepts a position as an employee, consultant or contractor with a “Competitor” (as defined below), then, during the Restricted Period, the Participant will not, directly or indirectly, solicit, interfere with or attempt to influence any Customer of the Travelers Group to discontinue business with the Travelers Group and/or move existing or future business of the Travelers Group elsewhere. This restriction applies with respect to any business of any current or prospective client, customer or policyholder of the Travelers Group (i) on which the Participant, or anyone reporting directly to him or her, worked or was actively engaged in soliciting or servicing or (ii) about which the Participant gained access to Confidential Information (as defined below) during the Participant’s employment with the Travelers Group. In addition to the foregoing restriction, the Participant agrees not to be personally involved in the negotiation, competition for, solicitation or execution of any individual book roll over(s) or other book of business transfer arrangements involving the transfer of business away from the Travelers Group, at any time during the twenty-four month period following the Termination Date (the “Enhanced Restricted Period”). The Participant may, at any time after the Termination Date, broadly direct a third party (including but not limited to employees of his/her subsequent employer) to negotiate, compete for, solicit and execute such book roll over(s) or other book of business transfer arrangements, provided that (i) the Participant is not personally involved in such activities and (ii) the Participant does not direct such third party specifically to target business of the Travelers Group. As used herein, “Competitor” shall include any business enterprise or organization, including, without limitation, agents, brokers and producers, that engages in, owns or controls a significant interest in any entity that engages in the sale of products and/or performance of services of the type sold or performed by the Travelers Group and/or provides advice relating to such products and services.

(d)                                 Subject to the non-competition obligations in the Award Rules that apply to Participants meeting the “Retirement Rule,” at any time after the Termination Date, the Participant may otherwise compete with the Travelers Group, including but not limited to competing on an account by account or deal by deal basis, to the extent that he or she does not violate the provisions of subsection (c) above or any other contractual, statutory or common law obligations to the Travelers Group.

(e)                                  Notwithstanding anything herein to the contrary, if the Participant breaches any of the Non-Solicitation Conditions of this Section 7, then the Restricted Period (or the Enhanced Restricted Period, if applicable) will be extended until the date that is 12 months (or 24 months, in the case of a breach under Section 7(c) with respect to the restrictions applicable during the Enhanced Restricted Period) after the date of the Participant’s last breach of such Non-Solicitation Conditions.

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(f)                                   The Participant agrees not to, either during or after his or her employment, use, publish, make available, or otherwise disclose, except for benefit of the Travelers Group in the course of such employment, any technical or confidential information (“Confidential Information”) developed by, for, or at the expense of the Travelers Group, or assigned or entrusted to the Travelers Group, unless such information is generally known outside of the Travelers Group. Confidential Information includes, but is not limited to, non-public information such as: internal information about the Travelers Group’s business, such as financial, sales, marketing, claim, technical and business information, including profit and loss statements, business/marketing strategy and “Trade Secrets” (as defined below); client, customer, policyholder, insured person, claimant, vendor, consultant and agent information, including personal information such as social security numbers and medical information; legal advice obtained; product and system information; and any compilation of this information or employee information obtained as part of the Participant’s responsibilities at the Travelers Group. Nothing herein should be construed as prohibiting the Participant from sharing information concerning the Participant’s own wages (or the wages of another employee, if voluntarily disclosed by that employee) or other terms and conditions of employment, or for purposes of otherwise pursuing the Participant’s legal rights. Nothing herein is intended to prohibit or restrict the Participant from (i) filing a complaint with, making disclosures to, communicating with or participating in an investigation or proceeding conducted by any governmental agency (including the United States Equal Employment Opportunity Commission and the Securities and Exchange Commission), (ii) pursuing the Participant’s legal rights related to Participant’s employment with the Company or (iii) engaging in activities protected by applicable laws or regulations. Notwithstanding the foregoing, the Travelers Group does not authorize the waiver of, or disclosure of information covered by, the attorney-client privilege or attorney work product doctrine or any other privilege or protection belonging to the Travelers Group. As used herein, “Trade Secrets” shall include information relating to the Travelers Group and its affiliates that is protectable as a trade secret under applicable law, including, without limitation, and without regard to form: technical or non-technical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, business and strategic plans, product plans, source code, software, unpublished patent applications, customer proposals or pricing information or a list of actual or potential customers or suppliers which is not commonly known by or available to the public and which information derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use. In addition, the Participant will keep at all times subject to the Travelers Group’s control and will deliver to or leave with the Travelers Group all written and other materials in any form or medium (including, but not limited to, print, tape, digital, computerized and electronic data, parts, tools, or equipment) containing such technical or Confidential Information upon termination of the Participant’s employment. The Participant also agrees to cooperate to remedy any unauthorized use of such information and not to violate any Travelers Group policy regarding same. The Participant agrees that all records, reports, notes, compilations, or other recorded matter, and copies or reproductions thereof, relating to the Travelers Group’s operations, activities, Confidential Information, or business, made or received by the Participant during the Participant’s employment with any member(s) of the Travelers Group are, and shall be, the property of the Travelers Group exclusively, and the Participant will keep the same at all times subject to the Travelers Group’s control and will deliver or leave with the Travelers Group the same at the termination of the Participant’s employment.

(g)                                  If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 7 is invalid or unenforceable, the parties agree that (i) the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or geographic area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, (ii) the parties shall request that the court exercise that power, and (iii) this Award Agreement shall be enforceable as so modified after the expiration of the time within which the judgment or decision may be appealed.

(h)                                 During the Restricted Period or any extension thereof, the Participant shall notify any subsequent employer of his or her obligations under this Award Agreement prior to commencing employment.

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During the Restricted Period or any extension thereof, the Participant will provide the Company and his or her prior manager at the Travelers Group fourteen (14) days’ advance written notice prior to becoming associated with and/or employed by any person or entity or engaging in any business of any type or form, with such notice including the identity of the prospective employer or business, the specific division (if applicable) for which the Participant will be performing services and the title or position to be assumed by the Participant. The Participant must provide a copy of such notice to the Company’s Employee Services Unit by email, facsimile or regular mail as follows:

Email:         4-ESU@travelers.com

Fax:                      1.866.871.4378 (U.S. and Canada)

001.866.871.4378 (Europe)

Mail:                 The Travelers Companies, Inc.

Employee Services Unit

385 Washington Street

Mail Code: 9275-SB02L

St. Paul, MN USA 55102

(i)                                     As consideration for and by accepting the Award, the Participant agrees that the Non-Solicitation Conditions and Confidentiality Conditions of this Section 7 shall supersede any non-solicitation and confidentiality covenants contained or incorporated in any prior equity award made by the Company to the Participant under the Plan, The Travelers Companies, Inc. Amended and Restated 2004 Stock Incentive Plan, the Travelers Property Casualty Corp. 2002 Stock Incentive Plan, or The St. Paul Companies, Inc. Amended and Restated 1994 Stock Incentive Plan (“Prior Equity Awards”); accordingly, such Prior Equity Awards shall become subject to the terms and conditions of the Non-Solicitation Conditions and Confidentiality Conditions of this Section 7. However, these Non-Solicitation Conditions and Confidentiality Conditions shall be in addition to, and shall not supersede, any non-solicitation, non-competition, confidentiality, intellectual property or other restrictive covenants contained or incorporated in (i) any Non-Competition Agreement between any member(s) of the Travelers Group and the Participant arising out of the Participant’s service as a Management Committee member or otherwise, (ii) any employment agreement or other agreement between any member(s) of the Travelers Group and the Participant (other than such Prior Equity Awards), or (iii) any other Travelers Group plan or policy that covers the Participant (other than such Prior Equity Awards).

8.                                      Forfeiture of Restricted Stock Unit Award.

(a)                                 Participant’s Agreement. The Participant expressly acknowledges that the terms of Section 7 and this Section 8 are material to this Agreement and reasonable and necessary to protect the legitimate interests of the Travelers Group, including without limitation, the Travelers Group’s Confidential Information, trade secrets, customer and supplier relationships, goodwill and loyalty, and that any violation of these Non-Solicitation Conditions or Confidentiality Conditions by the Participant would cause substantial and irreparable harm to the Travelers Group and other Participants in the Plan. The Participant further acknowledges and agrees that:

(i)                                     The receipt of the Award constitutes good, valuable and independent consideration for the Participant’s acceptance of and compliance with the provisions of the Award Agreement, including the forfeiture and repayment provision of subsection 8(b) below and the Non-Solicitation Conditions and Confidentiality Conditions of Section 7 above, and the amendment of prior equity award provisions of subsection 7(i), 8(f) and Section 18, below.

(ii)                                  The Participant’s rights with respect to the Award are conditioned on his or her compliance with the POE Agreement at all times after acceptance of the POE Agreement in accordance with Sections 5 and 16 hereunder.

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(iii)                               The scope, duration and activity restrictions and limitations described in this Agreement are reasonable and necessary to protect the legitimate business interests of the Travelers Group. The Participant acknowledges that all restrictions and limitations relating to the Restricted Period will apply regardless of the reason the Participant’s employment ends. The Participant further agrees that any alleged claims the Participant may have against the Travelers Group do not excuse the Participant’s obligations under this Award Agreement.

(b)                                 Forfeiture and Repayment Provisions. The Participant agrees that, prior to the Termination Date and during the Restricted Period (or the Enhanced Restricted Period, as applicable), if the Participant breaches the Non-Solicitation Conditions, the Confidentiality Conditions and/or the POE Agreement, in addition to all rights and remedies available to the Travelers Group at law and in equity (including without limitation those set forth in the Award Rules for involuntary termination), the Participant will immediately forfeit any portion of the Award made under this Award Agreement that has not otherwise been previously forfeited under the Award Rules in Exhibit A and that has not yet been paid, settled or vested. The Company may also require repayment from the Participant of any and all compensatory value that the Participant received for the last twelve (12) months of his or her employment and through the end of the Restricted Period (or the Enhanced Restricted Period, as applicable) from this Award or any Prior Equity Awards (including without limitation the gross amount of any Common Stock distribution or cash payment made to the Participant upon the vesting, distribution, or settlement of any such awards, and/or any consideration in excess of such gross amounts received by the Participant upon the sale or transfer of the Common Stock acquired through vesting, distribution, or settlement of any such awards). The Participant will promptly pay the full amount due upon demand by the Company, in the form of cash or shares of Common Stock at current Fair Market Value.

(c)                                  No Limitation on the Travelers Group’s Rights or Remedies. The Participant acknowledges and agrees that the forfeiture and repayment remedies under subsection 8(b) are non-exclusive remedies and shall not limit or modify the Travelers Group’s other rights and remedies to obtain other monetary, equitable or injunctive relief as a result of breach of, or in order to enforce, the terms and conditions of this Agreement or with respect to any other covenants or agreements between the Travelers Group and the Participant or the Participant’s obligations under applicable law.

(d)                                 Award Rules. The Award Rules provide a right to payment, subject to certain conditions, following the Participant’s Termination Date if the Participant meets the Retirement Rule which, among other conditions, may require that the Participant not engage in any activities that compete with the business operations of the Travelers Group through the Vesting Dates (such non-compete condition may extend beyond the Restricted Period). The remedies for a violation of such non-compete conditions are specified in the Award Rules and are in addition to any remedies of the Travelers Group under this Section 8.

(e)                                  Severability. If any court determines that any of the terms and conditions of Section 7 or this Section 8 are invalid or unenforceable, the remainder of the terms and conditions shall not thereby be affected and shall be given full effect, without regard to the invalid portions. If any court determines that any of the terms and conditions are unenforceable because of the duration of such terms and conditions or the area covered thereby, such court shall have the power to reduce the duration or area of such terms and conditions and, in their reduced form, the terms and conditions shall then be enforceable and shall be enforced.

(f)                                   Awards Subject to Recoupment. Except to the extent prohibited by law, this Award and any outstanding Prior Equity Award may be forfeited, and the compensatory value received under such awards (including without limitation the gross amount of any Common Stock distribution or cash payment made to the Participant upon the vesting, distribution, or settlement of such awards, or consideration in excess of such gross amounts received by the Participant upon the sale or transfer of the Common Stock acquired through vesting, distribution, or settlement of the awards) may be subject to recoupment by the Company, in accordance with the Company’s executive compensation recoupment policy and other policies in effect from time to time with respect to forfeiture and recoupment of bonus payments, retention awards, cash or stock-based

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incentive compensation or awards, or similar forms of compensation, and the terms of any such policy, while it is in effect, are incorporated herein by reference. As consideration for and by accepting the Award Agreement, the Participant agrees that all the remedy and recoupment provisions of this Section 8 shall apply to any Prior Equity Award made by the Company to the Participant, shall be in addition to and shall not supersede any other remedies contained or referenced in any such Prior Equity Award, and, accordingly, such Prior Equity Award shall become subject to both those other remedies and the terms and conditions of this Section 8.

(g)                                  Survival of Provisions. The agreements, covenants, obligations, and provisions contained in Section 7 and this Section 8 shall survive the Participant’s Termination Date and the expiration of this Award Agreement, and shall be fully enforceable thereafter.

9.                                      Consent to Electronic Delivery. In lieu of receiving documents in paper format, the Participant agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company desires or may be required to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other agreements, forms and communications) in connection with this and any other prior or future incentive award or program made or offered by the Company or its predecessors or successors. Electronic delivery of a document to the Participant may be via a Company e-mail system or by reference to a location on a Company intranet site to which the Participant has access.

10.                               Administration. The Company’s Compensation Committee or its designee administers the Plan and this Award Agreement and has the authority to interpret any ambiguous or inconsistent terms in its sole discretion. The Participant’s rights under this Award Agreement are expressly subject to the terms and conditions of the Plan and to any guidelines the Compensation Committee or its designee adopts from time to time. The interpretation and construction by the Compensation Committee or its designee of the Plan and this Award Agreement, and such rules and regulations as the Compensation Committee or its designee may adopt for purposes of administering the Plan and this Award Agreement, will be final and binding upon the Participant.

11.                               Entire Agreement/Amendment/Survival/Assignment. The terms, conditions and restrictions set forth in the Plan and this Award Agreement constitute the entire understanding between the parties hereto regarding the Award and supersede all previous written, oral, or implied understandings between the parties hereto about the subject matter hereof. This Award Agreement may be amended by a subsequent writing (including e-mail or electronic form) agreed to between the Company and the Participant. Section headings herein are for convenience only and have no effect on the interpretation of this Award Agreement. The provisions of the Award Agreement that are intended to survive the Termination Date of a Participant, specifically including Sections 7 and 8 hereof, shall survive such date. The Company may assign this Award Agreement and its rights and obligations hereunder to any current or future member of the Travelers Group.

12.                               No Right to Employment. The Participant agrees that nothing in this Award Agreement constitutes a contract of employment with the Travelers Group for a fixed duration of time. The employment relationship is “at will,” which affords the Participant or the Travelers Group the right to terminate the relationship at any time for any reason or no reason not otherwise prohibited by applicable law. The Travelers Group retains the right to decrease the Participant’s compensation and/or benefits, transfer or demote the Participant or otherwise change the terms or conditions of the Participant’s employment with the Travelers Group. The Award granted hereunder will not form part of the Participant’s regular employment compensation and will not be considered in calculating any statutory benefits or severance pay due to the Participant.

13.                               No Limitation on the Company’s Rights. The Participant agrees that nothing in this Award Agreement shall in any way affect the Company’s right or power to make adjustments, reclassifications or changes in its capital or business structure or to merge, consolidate, reincorporate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

14.                               Transfer Restrictions. The Participant may not sell, assign, transfer, pledge, encumber or otherwise alienate, hypothecate or dispose of the Award or his or her right hereunder to receive any Award Shares, except as otherwise provided in the Prospectus.

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15.                               Conflict. In the event of a conflict between the Plan and the Award Agreement the Plan terms shall govern.

16.                               Acceptance and Agreement by the Participant; Forfeiture upon Failure to Accept. By accepting this Award, the Participant agrees to be bound by the terms, conditions, and restrictions set forth in the Plan, this Award Agreement, and the Travelers Group’s policies, as in effect from time to time, relating to the Plan. The Participant’s rights under the Award will lapse ninety (90) days from the Grant Date, and the Award will be forfeited on such date if the Participant does not accept the Award Agreement by such date. For the avoidance of doubt, the Participant’s failure to accept the Award Agreement shall not affect his or her continuing obligations under any other agreement between any member(s) of the Travelers Group and the Participant.

17.                               Waiver; Cumulative Rights. The Company’s failure or delay to require performance by the Participant of any provision of this Award Agreement will not affect its right to require performance of such provision unless and until the Company has waived such performance in writing. Each right under this Award Agreement is cumulative and may be exercised in part or in whole from time to time.

18.                               Governing Law and Forum for Disputes. The Award Agreement shall be legally binding and shall be executed and construed and its provisions enforced and administered in accordance with the laws of the State of Minnesota. The jurisdiction and venue for any disputes arising under, or any action brought to enforce (or otherwise relating to), this Agreement will be exclusively in the courts in the State of Minnesota, City and County of St. Paul, including the Federal Courts located therein (should Federal jurisdiction exist). The parties consent to and submit to the personal jurisdiction and venue of courts of Minnesota and irrevocably waive any claim or argument that the courts in Minnesota are an inconvenient forum. The Participant agrees to accept service of any court filings and process by delivery to his or her most current home address on record with the Travelers Group via first class mail or other nationally recognized overnight delivery provider, or by any third party regularly engaged in the service of process. As consideration for and by accepting the Award, the Participant agrees that the Governing Law and Forum for Disputes provision of this Section 18 shall supersede any governing law, forum or similar provisions contained or referenced in any prior equity award made by the Company to the Participant, and, accordingly, such prior equity award shall become subject to the terms and conditions of the Governing Law and Forum for Disputes provisions of this Section 18.

19.                               Personal Data. The Participant understands that the Company and other members of the Travelers Group hold certain personal information about the Participant, which may include, without limitation, information such as his or her name, home address, telephone number, gender, date of birth, salary, nationality, job title, social insurance number or other such tax identity number and details of all Awards or other entitlement to shares of common stock awarded, cancelled, exercised, vested, unvested or outstanding in his or her favor (“Personal Data”).

The Participant understands that in order for the Company to process the Participant’s Award and maintain a record of Award Shares under the Plan, the Company shall collect, use, transfer and disclose Personal Data within the Travelers Group electronically or otherwise, as necessary for the implementation and administration of the Plan including, in the case of a social insurance number, for income reporting purposes as required by law. The Participant further understands that the Company may transfer Personal Data, electronically or otherwise, to third parties, including but not limited to such third parties as outside tax, accounting, technical and legal consultants when such third parties are assisting the Company or other members of the Travelers Group in the implementation and administration of the Plan. The Participant understands that such recipients may be located within the jurisdiction of residence of the Participant, or within the United States or elsewhere and are subject to the legal requirements in those jurisdictions applicable to those organizations, for example, lawful requirements to disclose personal information such as the Personal Data to government authorities in those countries. The Participant understands that the employees of the Travelers Group and third parties performing work related to the implementation and administration of the Plan shall have access to the Personal Data as is necessary to fulfill their duties related to the implementation and administration of the Plan. By accepting the Award, the Participant consents, to the fullest extent permitted by law, to the collection, use, transfer and disclosure, electronically or otherwise, of his or her Personal Data by or to such entities for such purposes and the Participant accepts that this may involve the transfer of Personal Data to a country which may not

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have the same level of data protection law as the country in which this Award Agreement is executed. The Participant confirms that if the Participant has provided or, in the future, will provide Personal Data concerning third parties including beneficiaries, the Participant has the consent of such third party to provide their Personal Data to the Travelers Group for the same purposes.

The Participant understands that he or she may, at any time, request to review the Personal Data and require any necessary amendments to it by contacting the Company in writing. Additionally, the Participant may always elect to forgo participation in the Plan or any other award program.

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EXHIBIT A

AWARD RULES

TO TRAVELERS’ RESTRICTED STOCK UNIT AWARD NOTIFICATION AND AGREEMENT

When you leave the Travelers Group

References to “you” or “your” are to the Participant. “Termination Date” is defined in Section 7(a) of the Award Agreement and means the date of the termination of your employment with the Travelers Group (whether voluntary or involuntary) as reflected on the books and records of the Travelers Group.

If you terminate your employment or if there is a break in your employment, your Award may be cancelled before the Vesting Date and the vesting and settlement of your Award may be affected.

The provisions in the chart below apply to Awards granted under the Plan. Depending upon your employment jurisdiction upon the Grant Date, special rules may apply for vesting, payment, exercise and settlement of your Award in cases of termination of employment if you satisfy certain age and years of service requirements (“Retirement Rule”), as set forth in “Retirement Rule” below. Participants based in countries outside the United States on the Grant Date or in California immediately prior to the Termination Date should refer to Exhibit B for special rules that apply. For the avoidance of doubt, the applicable vesting terms for your Award pursuant to Exhibits A and B shall be based on your employment jurisdiction on the Grant Date.

If You:	Here’s What Happens to Your Award:

Terminate employment or your employment is terminated by the Travelers Group for any reason other than due to death or disability (but you do not meet the Retirement Rule)	Vesting stops and all outstanding unvested restricted stock unit Awards are cancelled effective on the Termination Date.

Become disabled (as defined under the Travelers Group’s applicable long-term disability plan or policy covering disabilities in your employment jurisdiction)	The restricted stock unit Award Shares will continue to vest without regard to your employment status and the shares will be issued and distributed to you upon the Vesting Date for the Award.

Take an approved personal leave of absence approved by the Travelers Group under its Personal Leave Policy, if applicable

The vesting of outstanding restricted stock unit Awards will continue during the first three months of an approved personal leave of absence. Once the approved leave of absence exceeds three months, vesting is suspended until you return to work with the Travelers Group and remain actively employed for 30 calendar days, after which time vesting will be restored retroactively. If you terminate employment during the leave for any reason, the termination of employment provisions will apply. If leave exceeds one year, all restricted stock unit Awards will be cancelled.

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Are on an approved family leave, medical leave, dependent care leave, military leave, or other statutory leave of absence or notice leave (including, without limitation, “garden leave”, but not including any period corresponding to pay in lieu of notice, severance pay or other monies on account of the cessation of your employment)

Outstanding unvested restricted stock unit Awards will continue to vest while you are on such leave.

Die while you are employed or following employment while your Award is outstanding	Outstanding unvested restricted stock unit Awards will vest immediately and the shares will be issued and distributed to your estate as soon as practical thereafter.

Retirement Rule

If, as of your Termination Date, you are at least (i) age 65, (ii) age 62 with one or more full years of service, or (iii) age 55 with 10 or more full years of service, then you meet the “Retirement Rule.”

The Retirement Rule will not apply to your Award or any Prior Equity Award if you were involuntarily terminated for gross misconduct or for cause (as determined by the Company in its sole discretion) or you voluntarily terminated your employment where grounds for involuntary termination for gross misconduct or for cause existed (as determined by the Company in its sole discretion at the time of or following your termination of employment). If you retire and do not meet the Retirement Rule, you will be considered to have resigned.

If You:

Meet the Retirement Rule (subject to Exhibit B, if applicable)

Your restricted stock unit Award Shares will be multiplied by a fraction, the numerator of which is the number of days from the Grant Date to the Termination Date, and the denominator of which is the number of days in the original vesting period for the restricted stock unit Award. At your retirement, any Award Shares in excess of that amount determined under the immediately preceding sentence will be forfeited and cancelled.

The restricted stock unit Award Shares that you retain will continue to vest and the shares will be issued and distributed to you upon the Vesting Date for the Award, provided that, during the period prior to the Vesting Date, you do not engage in any activities that compete with the business operations of the Travelers Group (as determined by the Company in its sole discretion), including, but not limited to, working for another insurance company engaged in the property casualty insurance business as either an employee or independent contractor. You are not subject to this non-compete provision if you are terminated involuntarily or if you are employed in any state where state law prohibits such non-compete provisions, but you remain subject to Sections 7 and 8 of the Award Agreement, and the POE Agreement.

When called for under the above rules, you will be required to certify to the Company that you have not engaged in any activities that compete with the business operations of the Travelers Group since your Termination Date. You may be required to provide the Company with other evidence of your compliance with the Retirement Rule as the Company may require. In the event that you are determined to have engaged in competitive activities while receiving the benefit of continued vesting pursuant to the Retirement Rule (other than following an involuntary termination), any outstanding portion of the Award will be immediately forfeited and any portion of the Award previously paid to you will be subject to recoupment by the Company in accordance with Section 8(f) of the Award Agreement.

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EXHIBIT B

Special Rules Applicable to Participants Based in Certain Jurisdictions

Terms and Conditions

This Exhibit B includes additional and/or alternative terms and conditions that govern the Award granted to the Participant under The Travelers Companies, Inc. Amended and Restated 2014 Stock Incentive Plan (the “Plan”) if the Participant is employed in one of the jurisdictions listed below on the Grant Date or on the Termination Date if the Participant is employed in California immediately prior to such Termination Date. Capitalized terms used but not defined in this Exhibit B are defined in the Plan and/or Award Agreement and have the meanings set forth therein. To the extent that this Exhibit B is applicable to the Participant (based on the Participant’s place of employment on the Grant Date or on the Termination Date if the Participant is employed in California immediately prior to such Termination Date), the provisions set forth in this Exhibit B will apply to the Participant and will supersede the corresponding provisions set forth in the Award Agreement with respect to the Participant.

Notifications

This Exhibit B also includes information regarding exchange controls and certain other issues of which the Participant should be aware with respect to the Participant’s participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective jurisdictions as of January 2016. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Participant should not rely on the information noted in this Exhibit B as the only source of information relating to the consequences of the Participant’s participation in the Plan because the information may be out of date by the time the Participant’s Award hereunder is settled.

In addition, the information contained herein is general in nature and may not apply to the Participant’s particular situation, and the Company is not in a position to assure the Participant of a particular result. Accordingly, the Participant is advised to seek appropriate professional advice as to how the relevant laws in the Participant’s jurisdiction may apply to the Participant’s situation.

Finally, the Participant understands that if he or she is a citizen or resident of a jurisdiction other than the one in which the Participant is currently working, transfers employment after the Grant Date, or is considered a resident of another jurisdiction for local law purposes, the information contained herein may not apply to the Participant, and the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply.

* * *

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Brazil

•                  References in the Award Agreement and Exhibit A thereto to the POE Agreement (and related obligations thereunder) will not apply to the Participant.

•                  The non-solicitation restrictions in Section 7(c) of the Award Agreement shall not apply with respect to any prospective clients of the Company who are not current clients of the Company while the Participant maintains an employment relationship with the Company.

•                  Section 12 of the Award Agreement shall be revised to read as follows:

•                  12. No Right to Employment. The Participant agrees that nothing in this Award Agreement constitutes a contract of employment with the Travelers Group. Nothing contained herein shall be deemed to give the Participant the right to be retained in the service of the Travelers Group or to interfere with the right of the Travelers Group to terminate the employment of the Participant at any time.

•                  Section 18 of the Award Agreement shall be revised to provide that the venue for any disputes related to the Award Agreement shall be in a court of law based in Brazil, at the city where the participant renders his/her services.

•                  The provisions in Exhibit A related to the Retirement Rule shall be inapplicable to the Participant. Accordingly, upon the Participant’s termination of employment for any reason other than due to death or Disability (regardless of whether the Participant meets the Retirement Rule), vesting of the Award will cease and all outstanding unvested restricted stock units will be cancelled effective on the Termination Date.

•                  The provisions in Exhibit A related to disability shall be inapplicable to the Participant for so long as the Participant remains employed by the Travelers Group. Accordingly, a disabled Participant who remains employed by the Travelers Group shall be treated as a continuing employee in all respects for purposes of vesting and other rights with respect to the Award.

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California

•                 If the Participant is employed in the State of California immediately prior to the Termination Date, then Sections 7(b) and 7(c) of the Award Agreement shall be restated to read as follows:

7(b)                          Non-Solicitation of Employees. The Participant acknowledges that the Travelers Group sustains its operations and the goodwill of its clients, customers, policyholders, producers, agents and brokers (its “Customers”) through its employees. The Travelers Group has made significant investment in its employees and their ability to establish and maintain relationships with each other and with the Travelers Group’s Customers in order to further its operations and cultivate goodwill. The Participant acknowledges that the loss of the Travelers Group’s employees could adversely affect its operations and jeopardize the goodwill that has been established through these employees, and that the Travelers Group therefore has a legitimate interest in preventing the solicitation of its employees. Accordingly, the Participant hereby agrees that during the Restricted Period, the Participant will not, directly or indirectly, seek to recruit or solicit, attempt to influence or assist, participate in, or promote the solicitation of the employment of any person who was or is employed by the Travelers Group at any time during the last three months of the Participant’s employment or during the Restricted Period. The Participant shall not engage in the aforesaid conduct through a third party for the purpose of colluding to avoid the restrictions in this Section 7(b). Without limiting the generality of the restrictions under this Section 7(b), by way of example, the restrictions under this Section shall prohibit the Participant from (i) initiating communications with a Travelers Group employee in connection with a current or future employment opportunity outside of the Travelers Group, (ii) identifying Travelers Group employees to potentially be solicited, and/or (iii) otherwise assisting or participating in the solicitation of a Travelers Group employee.

Notwithstanding the foregoing, the Non-Solicitation Conditions do not preclude the Participant from directing a third party (including but not limited to employees of his/her subsequent employer or a search firm) to broadly solicit, recruit, and hire individuals, some of whom may be employees of the Travelers Group, provided, that the Participant does not direct such third party specifically to solicit employees of the Travelers Group generally or specific individual employees of the Travelers Group.

7(c)                           Non-Solicitation of Business. The Participant acknowledges that by virtue of his or her employment with the Travelers Group, he or she may have had access to Trade Secrets and/or Confidential Information (as defined in Section 7(f)) about the Travelers Group’s Customers and is, therefore, capable of significantly and adversely impacting existing relationships that the Travelers Group has with them. The Participant further acknowledges that the Travelers Group has invested in its and the Participant’s relationship with its Customers and the goodwill that has been developed with them and therefore has a legitimate interest in protecting these relationships against Participant’s use of Trade Secrets and/or Confidential Information to solicit Customers and/or otherwise interfere with these customer relationships. If, after the Termination Date, the Participant accepts a position as an employee, consultant or contractor with a “Competitor” (as defined below), then the Participant will not utilize Trade Secrets and/or Confidential Information to directly or indirectly, solicit, interfere with or attempt to influence any Customer of the Travelers Group to discontinue business with the Travelers Group and/or move existing or future business of the Travelers Group elsewhere. This restriction applies with respect to any business of any current or prospective client, customer or policyholder of the Travelers Group on which the Participant gained access to Trade Secrets and/or Confidential Information during the Participant’s employment with the Travelers Group. In addition to the foregoing restriction, the Participant agrees not to utilize Trade Secrets and/or Confidential Information in the negotiation, competition for, solicitation or execution of any individual book roll over(s) or other book of business transfer arrangements involving the transfer of business away from the Travelers Group. As used herein, “Competitor” shall include any business enterprise or organization, including, without limitation, agents, brokers and producers, that engages in, owns or controls a significant interest in any entity that engages in the sale of products and/or performance of services of the type sold or performed by the Travelers Group and/or provides advice relating to such products and services.

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Canada

•                  References in the Award Agreement and Exhibit A thereto to the POE Agreement (and related obligations thereunder) will not apply to the Participant.

•                  Section 12 of the Award Agreement shall be revised to read as follows:

12.       No Right to Employment. The Participant agrees that nothing in this Award Agreement constitutes a contract of employment with the Travelers Group. Nothing contained herein shall be deemed to give the Participant the right to be retained in the service of the Travelers Group or to interfere with the right of the Travelers Group to terminate the employment of the Participant at any time.

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India

•                  References in the Award Agreement and Exhibit A thereto to the POE Agreement (and related obligations thereunder) will not apply to the Participant.

•                  To the extent that the Company elects to enforce the forfeiture and repayment provisions under Section 8(b) of the Award Agreement by re-acquiring shares of Common Stock held by the Participant, the Company will pay nominal consideration, as determined at the discretion of the Company, for such shares and/or obtain approval from the Reserve Bank of India, to the extent required under applicable law.

•                  Section 18 of the Award Agreement shall be revised to read as follows:

18                                  Governing Law and Forum for Disputes. The Award Agreement shall be legally binding and shall be executed and construed and its provisions enforced and administered in accordance with the laws of the State of Minnesota. Any dispute, claim or controversy arising under, out of, or in connection with or in relation to this Award Agreement or the Plan, or any breach, termination or validity thereof, shall be finally determined and adjudicated through arbitration by a sole arbitrator located in Mumbai, India. The arbitration proceedings shall be conducted in accordance with the SIAC Rules in effect at the time of arbitration, and judgment upon the award may be entered in any court having jurisdiction thereof or having jurisdiction over the parties or their assets. It is mutually agreed that the written decision of the arbitrator shall be valid, binding, final and non-appealable. To the extent permitted by law, the arbitrator’s fees and expenses will be borne equally by each party. In the event that an action is brought to enforce the provisions of this Award Agreement or the Plan pursuant to this Section 18, each party shall pay its own attorneys’ fees and expenses regardless of whether there is a prevailing party in the opinion of the arbitrator deciding such action or the court in which any such arbitration award is entered. Without prejudice to the rights of the Company under this Section, if the Participant breaches, or proposes to breach the provisions of this Award Agreement or Plan, the Company and the Travelers Group shall be entitled, in addition to all other remedies such party may have, to a temporary, preliminary or permanent injunction or other appropriate equitable relief to restrain any such breach without showing or proving any actual damage to the non-breaching party from any court having competent jurisdiction over either party.

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Republic of Ireland

•                  References in the Award Agreement and Exhibit A thereto to the POE Agreement (and related obligations thereunder) will not apply to the Participant.

•                  Section 12 of the Award Agreement shall be revised to read as follows:

12.                               No Right to Employment. The Participant agrees that nothing in this Award Agreement constitutes a contract of employment with the Travelers Group for a definite period of time. The Travelers Group retains the right to decrease the Participant’s compensation and/or benefits, transfer or demote the Participant or otherwise change the terms or conditions of the Participant’s employment with the Travelers Group, subject to applicable Irish law and the terms of the Participant’s employment contract.

•                  Section 18 of the Award Agreement shall be revised to provide that the venue for any disputes related to the Award Agreement shall be in a court of law based in the Republic of Ireland. In all other respects, the regular provisions set forth in Section 18 of the Award Agreement (including with respect to Minnesota governing law) shall apply.

•                  Further to the provisions as set out in Section 19 of the Award Agreement, the Travelers Group agrees that it will comply with the provisions of the Data Protection Act 1988 together with the Data Protection (Amendment) Act 2003 (collectively, the “Irish DPA Act”). The Participant consents to the Company, the Travelers Group and any other third parties as described in Section 19 processing and transferring their personal data (as defined in the Irish DPA Act), outside of the European Economic Area even where the country or territory in question does not maintain adequate data protection standards.

•                  The provisions in Exhibit A related to the Retirement Rule shall be inapplicable to the Participant. Accordingly, upon the Participant’s termination of employment for any reason other than due to death or Disability (regardless of whether the Participant meets the Retirement Rule), vesting of the Award will cease and all outstanding unvested restricted stock units will be cancelled effective on the Termination Date.

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United Kingdom

•                  References in the Award Agreement and Exhibit A thereto to the POE Agreement (and related obligations) will not apply to the Participant.

•                  The Restricted Period, as defined in Section 7(a) of the Award Agreement, will include any period during which the Participant is placed on “garden leave.”

•                  The restrictions under Section 7(b) of the Award Agreement related to non-solicitation of employees shall only apply with respect to employees with whom the Participant had material dealings during the 12 months preceding the date of the Participant’s termination of employment with the Travelers Group, and such restrictions shall not apply with respect to any secretarial or administrative assistant employees of the Travelers Group.

•                  The “Enhanced Restricted Period” defined under Section 7(c) of the Award Agreement shall be limited to 12 months following the Termination Date (i.e., the same duration as the normal Restricted Period). Additionally, under Section 7(c) of the Award Agreement:

(i)                                     the restrictions relating to recruiting or solicitation of, interference with, attempting to influence or otherwise affecting any client, customer, policyholder or agent of the Travelers Group shall be limited to such clients, customers, policyholders or agents with which the Participant had material dealings within the 12 months preceding the Termination Date; and

(ii)                                  the references to “business” (aside from references to “book of business”) shall be limited to business activities with which the Participant was materially involved during the 12 months preceding the Termination Date.

•                  Section 12 of the Award Agreement shall be replaced with the following:

12.            No Right to Employment. The Participant agrees that nothing in this Award Agreement constitutes a contract of employment or guarantees employment with any member of the Travelers Group for a fixed duration of time. Each member of the Travelers Group retains the right to decrease the Participant’s compensation and/or benefits, transfer or demote the Participant or otherwise change the terms or conditions of the Participant’s employment with the Travelers Group, subject to applicable law and the terms of the Participant’s employment contract. Upon termination of the Participant’s employment (for whatever reason) the Participant will have no rights as a result of this Award Agreement or any alleged breach of this Award Agreement or otherwise to any compensation under or in respect of any shares, share options, restricted stock units, long-term incentive plans or any other profit sharing scheme in which the Participant may participate or have received grants or allocations on or before the date on which the Participant’s employment terminates. Any rights which the Participant may have under such schemes will be exclusively governed by the rules of such schemes from time to time.

•                  Section 18 of the Award Agreement shall be revised to provide that the venue for any disputes related to the Award Agreement shall be the Courts of England and Wales. In all other respects, the regular provisions set forth in Section 18 of the Award Agreement (including with respect to Minnesota governing law) shall apply.

•                  Further to the provisions as set out in Section 19 of the Award Agreement, the Travelers Group agrees that it will comply with the provisions of the Data Protection Act 1998 (the “Act”). The Participant consents to the Company, the Travelers Group and any other third parties as described in Section 19 processing and transferring their personal data (as defined in the Act), outside of the European Economic Area even where the country or territory in question does not maintain adequate data protection standards.

•                  The provisions in Exhibit A related to the Retirement Rule shall be inapplicable to the Participant. Accordingly, upon the Participant’s termination of employment for any reason other than due to

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death or Disability (regardless of whether the Participant meets the Retirement Rule), vesting of the Award will cease and all outstanding unvested restricted stock units will be cancelled effective on the Termination Date.

•                  The provisions in Exhibit A related to disability shall be inapplicable to the Participant for so long as the Participant remains employed by the Travelers Group. Accordingly, a disabled Participant who remains employed by the Travelers Group shall be treated as a continuing employee in all respects for purposes of vesting and other rights with respect to the Award.

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ADDENDUM TO AWARD AGREEMENT

Special Rules Applicable to Avrohom J. Kess

The special rules set forth in this Addendum will modify, and form part of, the Award Agreement for Avrohom J. Kess (the “Participant”) for his Restricted Stock Unit Award granted December 30, 2016. Reference is made in this Addendum to the offer letter between the Company and the Participant dated December [1], 2016, governing certain terms and conditions of the Participant’s employment with the Company (the “Offer Letter”).

The special rules set forth in the Addendum set forth special time vesting rules that apply with respect to the Award and special rules that will apply in the event of the Participant’s termination by the Company without Cause (as defined in the Offer Letter), or termination by the Participant for Good Reason (as defined in the Offer Letter) prior to the normal scheduled settlement of the Award.

1.                                      Special 3-Year Ratable Time Vesting. The Participant’s rights with respect to the Award shall generally be subject to a 3 year ratable time vesting requirement such that the Participant shall become time-vested in one-third of the Award on each of December 30, 2017, December 30, 2018 and December 30, 2019 (the “Final Vesting Date”).

2.                                      Treatment upon Termination Without Cause or for Good Reason. In the event of the Participant’s termination of employment prior to the Final Vesting Date due to a termination by the Company without Cause, or a termination by the Participant for Good Reason, the restricted stock unit Award Shares that are not yet vested at the time of such termination shall vest and be delivered on or as soon as administratively practicable thereafter.

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Exhibit C

TRAVELERS

STOCK OPTION GRANT NOTIFICATION AND AGREEMENT

(This award must be accepted within 90 days after the Grant Date shown below or it will be forfeited. Refer below to Section 16.)

Participant:	Avrohom J. Kess	Grant Date:	12/30/2016

Number of Shares:	TBD	Grant Price:	$ TBD

Expiration Date:	12/30/2026	Vesting	12/30/2017, 12/30/2018,
		Dates:	12/30/2019

1.                                      Grant of Option. This option is granted pursuant to The Travelers Companies, Inc. Amended and Restated 2014 Stock Incentive Plan, as it may be amended from time to time (the “Plan”), by The Travelers Companies, Inc. (the “Company”) to you (the “Participant”) as an employee of the Company or an affiliate of the Company (together, the “Travelers Group”). The Company hereby grants to the Participant as of the Grant Date a non-qualified stock option (the “Option”) to purchase the number of shares set forth above of the Company’s common stock, no par value (“Common Stock”), at an option price per share (the “Grant Price”) set forth above, pursuant to the Plan, as it may be amended from time to time, and subject to the terms, conditions, and restrictions set forth herein, including, without limitation, the conditions set forth in Section 5.

2.                                      Terms and Conditions. The terms, conditions, and restrictions applicable to the Option are specified in the Plan and this grant notification and agreement, including Exhibits A and B (the “Award Agreement”). The terms, conditions and restrictions in the Plan include, but are not limited to, provisions relating to amendment, vesting, cancellation, and exercise, all of which are hereby incorporated by reference into this Award Agreement to the extent not otherwise set forth herein.

By accepting the Option, the Participant acknowledges receipt of the prospectus dated February 2, 2016 and any applicable prospectus supplements thereto (together, the “Prospectus”) and that he or she has read and understands the Prospectus.

The Participant understands that the Option and all other incentive awards are entirely discretionary and that no right to receive an award exists absent a prior written agreement with the Company to the contrary. The Participant also understands that the value that may be realized, if any, from the Option is contingent, and depends on the future market price of the Common Stock, among other factors. The Participant further confirms his or her understanding that the Option is intended to promote employee retention and stock ownership and to align participants’ interests with those of shareholders. Additionally, the Participant understands that the Option is subject to vesting conditions and will be cancelled if the vesting or other conditions are not satisfied. Thus, the Participant understands that (a) any monetary value assigned to the Option in any communication regarding the Option is contingent, hypothetical, or for illustrative purposes only, and does not express or imply any promise or intent by the Company to deliver, directly or indirectly, any certain or determinable cash value to the Participant; (b) receipt of the Option or any incentive award in the past is neither an indication nor a guarantee that an incentive award of any type or amount will be made in the future, and that absent a written agreement to the contrary, the Company is free to change its practices and policies regarding incentive awards at any time; and (c) vesting may be subject to confirmation and final determination by the Company’s Board of Directors or its Compensation Committee (the “Committee”) that the vesting conditions have been satisfied.

The Participant shall have no rights as a stockholder of the Company with respect to any shares covered by the Option unless and until the Option vests, is properly exercised and shares of Common Stock are issued.

3.                                      Vesting. The Option shall vest in full and become exercisable on the Vesting Dates set forth above, provided the Participant remains continuously employed within the Travelers Group. The Option shall in all events expire on the tenth (10th) anniversary of the Grant Date set forth above. If the

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Participant has a termination of, or leave from active employment prior to exercise or expiration of the Option, the Participant’s rights are determined under the Option Rules of Exhibit A.

4.                                      Exercise of Option. The Option may be exercised in whole or in part by the Participant after the applicable Vesting Date (or the date provided pursuant to Exhibit A) upon notice to the Company together with provision for payment of the Grant Price and applicable withholding taxes. Such notice shall be given in the manner prescribed by the Company and shall specify the date and method of exercise and the number of shares being exercised. The Participant acknowledges that the laws of the country in which the Participant is working at the time of grant or exercise of the Option (including any rules or regulations governing securities, foreign exchange, tax, or labor matters) or Company accounting or other policies dictated by such country’s political or regulatory climate, may restrict or prohibit any one or more of the stock option exercise methods described in the Prospectus, that such restrictions may apply differently if the Participant is a resident or expatriate employee, and that such restrictions are subject to change at any time. The Committee may suspend the right to exercise the Option during any period for which (a) there is no registration statement under the Securities Act of 1933, as amended, in effect with respect to the shares of Common Stock issuable upon exercise of the Option, or (b) the Committee determines, in its sole discretion, that such suspension would be necessary or advisable in order to comply with the requirements of (i) any applicable federal securities law or rule or regulation thereunder; (ii) any rule of the New York Stock Exchange or other self-regulatory organization; or (iii) any other federal or state law or regulation (an “Option Exercise Suspension”). To the extent the vested and exercisable portion of the Option remains unexercised as of the close of business on the date the Option expires (the Expiration Date or such earlier date that is the last date on which the Option may be exercised under the Option Rules of Exhibit A if the Participant’s employment with the Travelers Group has ended), that portion of the Option will be exercised without any action by the Participant in accordance with Section 7.5 of the Plan if the Fair Market Value of a share of Common Stock on that date is at least $0.01 greater than the Grant Price, the exercise will result in Participant receiving at least one incremental share, and no Option Exercise Suspension is then in effect.

5.                                      Grant Conditioned on Principles of Employment Agreement.

By entering into this Award Agreement, the Participant shall be deemed to have confirmed his or her agreement to be bound by the Company’s Principles of Employment Agreement in effect on the date immediately preceding the Grant Date (the “POE Agreement”), as published on the Company’s intranet site or previously distributed in hard copy to the Participant. Furthermore, by accepting the Option, the Participant agrees that the POE Agreement shall supersede and replace the form of Principles of Employment Agreement contained or referenced in any Prior Equity Award (as defined below) made by the Company to the Participant, and, accordingly, such Prior Equity Award shall become subject to the terms and conditions of the POE Agreement.

6.                                      Acceptance of Exhibits A and B. The Participant agrees to be bound by the terms of the Option Rules set forth in Exhibits A and B (“Option Rules”).

7.                                      Acceptance of and Agreement to Non-Solicitation and Confidentiality Conditions. In consideration for the award of Options under this Award Agreement, the Participant agrees that the Option is conditioned upon Participant’s compliance with the following non-solicitation and confidentiality conditions (the “Non-Solicitation Conditions” and the “Confidentiality Conditions,” respectively):

(a)                                 The Company and the Participant understand, intend and agree that the Non-Solicitation Conditions of this Section 7 are intended to protect the Travelers Group and other participants in the Plan against the Participant soliciting its employees and/or its business during the twelve (12) month period (the “Restricted Period”) following the date of the Participant’s termination of employment with the Travelers Group (whether voluntary or involuntary) as reflected on the Travelers Group’s books and records (the “Termination Date”), while recognizing that after the Termination Date the Participant is still permitted to compete with the Travelers Group subject to the restrictions set forth below. Nothing in this Section 7 is intended to limit any of the Travelers Group’s rights or claims as to any future employer of the Participant.

(b)                                 Non-Solicitation of Employees. The Participant acknowledges that the Travelers Group sustains its operations and the goodwill of its clients, customers, policyholders, producers, agents and

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brokers (its “Customers”) through its employees. The Travelers Group has made significant investment in its employees and their ability to establish and maintain relationships with each other and with the Travelers Group’s Customers in order to further its operations and cultivate goodwill. The Participant acknowledges that the loss of the Travelers Group’s employees could adversely affect its operations and jeopardize the goodwill that has been established through these employees, and that the Travelers Group therefore has a legitimate interest in preventing the solicitation of its employees. During the Restricted Period, the Participant will not, directly or indirectly, seek to recruit or solicit, attempt to influence or assist, participate in, or promote the solicitation of, or otherwise attempt to adversely affect the employment of any person who was or is employed by the Travelers Group at any time during the last three months of the Participant’s employment or during the Restricted Period. Without limiting the foregoing restriction, the Participant shall not, on behalf of himself or herself or any other person, hire, employ or engage any such person and shall not engage in the aforesaid conduct through a third party for the purpose of colluding to avoid the restrictions in this Section 7. Without limiting the generality of the restrictions under this Section, by way of example, the restrictions under this Section shall prohibit the Participant from (i) interviewing a Travelers Group employee, (ii) communicating in any manner with a Travelers Group employee in connection with a current or future employment opportunity outside of the Travelers Group, (iii) identifying Travelers Group employees to potentially be solicited or hired, (iv) providing information or feedback regarding Travelers Group employees seeking employment with the Participant’s subsequent employer and/or (v) otherwise assisting or participating in the solicitation or hiring of a Travelers Group employee. However, the Non-Solicitation Conditions do not preclude the Participant from directing a third party (including but not limited to employees of his/her subsequent employer or a search firm) to broadly solicit, recruit, and hire individuals, some of whom may be employees of the Travelers Group, provided that the Participant does not direct such third party specifically to target employees of the Travelers Group generally or specific individual employees of the Travelers Group.

(c)                                  Non-Solicitation of Business. The Participant acknowledges that by virtue of his or her employment with the Travelers Group, he or she may have developed relationships with and/or had access to Confidential Information (as defined below) about the Travelers Group’s Customers and is, therefore, capable of significantly and adversely impacting existing relationships that the Travelers Group has with them. The Participant further acknowledges that the Travelers Group has invested in its and the Participant’s relationship with its Customers and the goodwill that has been developed with them and therefore has a legitimate interest in protecting these relationships against solicitation and/or interference by the Participant for a reasonable period of time after the Participant’s employment with the Travelers Group ends. If, after the Termination Date, the Participant accepts a position as an employee, consultant or contractor with a “Competitor” (as defined below), then, during the Restricted Period, the Participant will not, directly or indirectly, solicit, interfere with or attempt to influence any Customer of the Travelers Group to discontinue business with the Travelers Group and/or move existing or future business of the Travelers Group elsewhere. This restriction applies with respect to any business of any current or prospective client, customer or policyholder of the Travelers Group (i) on which the Participant, or anyone reporting directly to him or her, worked or was actively engaged in soliciting or servicing or (ii) about which the Participant gained access to Confidential Information (as defined below) during the Participant’s employment with the Travelers Group. In addition to the foregoing restriction, the Participant agrees not to be personally involved in the negotiation, competition for, solicitation or execution of any individual book roll over(s) or other book of business transfer arrangements involving the transfer of business away from the Travelers Group, at any time during the twenty-four month period following the Termination Date (the “Enhanced Restricted Period”). The Participant may, at any time after the Termination Date, broadly direct a third party (including but not limited to employees of his/her subsequent employer) to negotiate, compete for, solicit and execute such book roll over(s) or other book of business transfer arrangements, provided that (i) the Participant is not personally involved in such activities and (ii) the Participant does not direct such third party specifically to target business of the Travelers Group. As used herein, “Competitor” shall include any business enterprise or organization, including, without limitation, agents, brokers and producers, that engages in, owns or controls a significant interest in any entity that engages in the sale of products and/or performance of services of the type sold or performed by the Travelers Group and/or provides advice relating to such products and services.

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(d)                                 Subject to the non-competition obligations in the Option Rules that apply to Participants meeting the “Retirement Rule,” at any time after the Termination Date, the Participant may otherwise compete with the Travelers Group, including but not limited to competing on an account by account or deal by deal basis, to the extent that he or she does not violate the provisions of subsection (c) above or any other contractual, statutory or common law obligations to the Travelers Group.

(e)                                  Notwithstanding anything herein to the contrary, if the Participant breaches any of the Non-Solicitation Conditions of this Section 7, then the Restricted Period (or the Enhanced Restricted Period, if applicable) will be extended until the date that is 12 months (or 24 months , in the case of a breach under Section 7(c) with respect to the restrictions applicable during the Enhanced Restricted Period) after the date of the Participant’s last breach of such Non-Solicitation Conditions.

(f)                                   The Participant agrees not to, either during or after his or her employment, use, publish, make available, or otherwise disclose, except for benefit of the Travelers Group in the course of such employment, any technical or confidential information (“Confidential Information”) developed by, for, or at the expense of the Travelers Group, or assigned or entrusted to the Travelers Group, unless such information is generally known outside of the Travelers Group. Confidential Information includes, but is not limited to, non-public information such as: internal information about the Travelers Group’s business, such as financial, sales, marketing, claim, technical and business information, including profit and loss statements, business/marketing strategy and “Trade Secrets” (as defined below); client, customer, policyholder, insured person, claimant, vendor, consultant and agent information, including personal information such as social security numbers and medical information; legal advice obtained; product and system information; and any compilation of this information or employee information obtained as part of the Participant’s responsibilities at the Travelers Group. Nothing herein should be construed as prohibiting the Participant from sharing information concerning the Participant’s own wages (or the wages of another employee, if voluntarily disclosed by that employee) or other terms and conditions of employment, or for purposes of otherwise pursuing the Participant’s legal rights. Nothing herein is intended to prohibit or restrict the Participant from (i) filing a complaint with, making disclosures to, communicating with or participating in an investigation or proceeding conducted by any governmental agency (including the United States Equal Employment Opportunity Commission and the Securities and Exchange Commission), (ii) pursuing the Participant’s legal rights related to Participant’s employment with the Company or (iii) engaging in activities protected by applicable laws or regulations. Notwithstanding the foregoing, the Travelers Group does not authorize the waiver of, or disclosure of information covered by, the attorney-client privilege or attorney work product doctrine or any other privilege or protection belonging to the Travelers Group. As used herein, “Trade Secrets” shall include information relating to the Travelers Group and its affiliates that is protectable as a trade secret under applicable law, including, without limitation, and without regard to form: technical or non-technical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, business and strategic plans, product plans, source code, software, unpublished patent applications, customer proposals or pricing information or a list of actual or potential customers or suppliers which is not commonly known by or available to the public and which information derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use. In addition, the Participant will keep at all times subject to the Travelers Group’s control and will deliver to or leave with the Travelers Group all written and other materials in any form or medium (including, but not limited to, print, tape, digital, computerized and electronic data, parts, tools, or equipment) containing such technical or Confidential Information upon termination of the Participant’s employment. The Participant also agrees to cooperate to remedy any unauthorized use of such information and not to violate any Travelers Group policy regarding same. The Participant agrees that all records, reports, notes, compilations, or other recorded matter, and copies or reproductions thereof, relating to the Travelers Group’s operations, activities, Confidential Information, or business, made or received by the Participant during the Participant’s employment with any member(s) of the Travelers Group are, and shall be, the property of the Travelers Group exclusively, and the Participant will

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keep the same at all times subject to the Travelers Group’s control and will deliver or leave with the Travelers Group the same at the termination of the Participant’s employment.

(g)                                  If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 7 is invalid or unenforceable, the parties agree that (i) the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or geographic area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, (ii) the parties shall request that the court exercise that power, and (iii) this Award Agreement shall be enforceable as so modified after the expiration of the time within which the judgment or decision may be appealed.

(h)                                 During the Restricted Period or any extension thereof, the Participant shall notify any subsequent employer of his or her obligations under this Award Agreement prior to commencing employment. During the Restricted Period or any extension thereof, the Participant will provide the Company and his or her prior manager at the Travelers Group fourteen (14) days’ advance written notice prior to becoming associated with and/or employed by any person or entity or engaging in any business of any type or form, with such notice including the identity of the prospective employer or business, the specific division (if applicable) for which the Participant will be performing services and the title or position to be assumed by the Participant. The Participant must provide a copy of such notice to the Company’s Employee Services Unit by email, facsimile or regular mail as follows:

Email:            4-ESU@travelers.com

Fax:                       1.866.871.4378 (U.S. and Canada)

001.866.871.4378 (Europe)

Mail:                   The Travelers Companies, Inc.

Employee Services Unit

385 Washington Street

Mail Code: 9275-SB02L

St. Paul, MN USA 55102

(i)                                     As consideration for and by accepting the Option, the Participant agrees that the Non-Solicitation Conditions and Confidentiality Conditions of this Section 7 shall supersede any non-solicitation and confidentiality covenants contained or incorporated in any prior equity award made by the Company to the Participant under the Plan, The Travelers Companies, Inc. Amended and Restated 2004 Stock Incentive Plan, the Travelers Property Casualty Corp. 2002 Stock Incentive Plan, or The St. Paul Companies, Inc. Amended and Restated 1994 Stock Incentive Plan (“Prior Equity Awards”); accordingly, such Prior Equity Awards shall become subject to the terms and conditions of the Non-Solicitation Conditions and Confidentiality Conditions of this Section 7. However, these Non-Solicitation Conditions and Confidentiality Conditions shall be in addition to, and shall not supersede, any non-solicitation, non-competition, confidentiality, intellectual property or other restrictive covenants contained or incorporated in (i) any Non-Competition Agreement between any member(s) of the Travelers Group and the Participant arising out of the Participant’s service as a Management Committee member or otherwise, (ii) any employment agreement or other agreement between any member(s) of the Travelers Group and the Participant (other than such Prior Equity Awards), or (iii) any other Travelers Group plan or policy that covers the Participant (other than such Prior Equity Awards).

8.                                      Forfeiture of Option Awards.

(a)                                 Participant’s Agreement. The Participant expressly acknowledges that the terms of Section 7 and this Section 8 are material to this Agreement and reasonable and necessary to protect the legitimate interests of the Travelers Group, including without limitation, the Travelers Group’s Confidential Information, trade secrets, customer and supplier relationships, goodwill and loyalty, and that any violation of these Non-Solicitation Conditions or Confidentiality Conditions by the

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Participant would cause substantial and irreparable harm to the Travelers Group and other Participants in the Plan. The Participant further acknowledges and agrees that:

(i)            The receipt of the Option constitutes good, valuable and independent consideration for the Participant’s acceptance of and compliance with the provisions of the Award Agreement, including the forfeiture and repayment provision of subsection 8(b) below and the Non-Solicitation Conditions and Confidentiality Conditions of Section 7 above, and the amendment of Prior Equity Award provisions of subsection 7(i), 8(f) and Section 18, below.

(ii)           The Participant’s rights with respect to the Option are conditioned on his or her compliance with the POE Agreement at all times after acceptance of the POE Agreement in accordance with Sections 5 and 16 hereunder.

(iii)          The scope, duration and activity restrictions and limitations described in this Agreement are reasonable and necessary to protect the legitimate business interests of the Travelers Group. The Participant acknowledges that all restrictions and limitations relating to the Restricted Period will apply regardless of the reason the Participant’s employment ends. The Participant further agrees that any alleged claims the Participant may have against the Travelers Group do not excuse the Participant’s obligations under this Award Agreement.

(b)           Forfeiture and Repayment Provisions. The Participant agrees that, prior to the Termination Date and during the Restricted Period (or the Enhanced Restricted Period, as applicable), if the Participant breaches the Non-Solicitation Conditions, the Confidentiality Conditions and/or the POE Agreement, in addition to all rights and remedies available to the Travelers Group at law and in equity (including without limitation those set forth in the Option Rules for involuntary termination), the Participant will immediately forfeit any portion of the Option under this Award Agreement that has not otherwise been previously forfeited under the Award Rules in Exhibit A and that has not yet been paid, exercised, settled or vested. The Company may also require repayment from the Participant of any and all compensatory value that the Participant received for the last twelve (12) months of his or her employment and through the end of the Restricted Period (or the Enhanced Restricted Period, as applicable) from this Option or any Prior Equity Awards (including without limitation the gross amount of any Common Stock distribution or cash payment made to the Participant upon the vesting, distribution, exercise, or settlement of any such awards and/or any consideration in excess of such gross amounts received by the Participant upon the sale or transfer of the Common Stock acquired through vesting, distribution, exercise, or settlement of any such awards). The Participant will promptly pay the full amount due upon demand by the Company, in the form of cash or shares of Common Stock at current Fair Market Value.

(c)           No Limitation on the Travelers Group’s Rights or Remedies. The Participant acknowledges and agrees that the forfeiture and repayment remedies under subsection 8(b) are non-exclusive remedies and shall not limit or modify the Travelers Group’s other rights and remedies to obtain other monetary, equitable or injunctive relief as a result of breach of, or in order to enforce, the terms and conditions of this Agreement or with respect to any other covenants or agreements between the Travelers Group and the Participant or the Participant’s obligations under applicable law.

(d)           Option Rules. The Option Rules provide a right to payment, subject to certain conditions, following the Participant’s Termination Date if the Participant meets the Retirement Rule which, among other conditions, may require that the Participant not engage in any activities that compete with the business operations of the Travelers Group through the settlement or exercise date of the Option (such non-compete condition may extend beyond the Restricted Period). The remedies for a violation of such non-compete conditions are specified in the Option Rules and are in addition to any remedies of the Travelers Group under this Section 8.

(e)           Severability. If any court determines that any of the terms and conditions of Section 7 or this Section 8 are invalid or unenforceable, the remainder of the terms and conditions shall not

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thereby be affected and shall be given full effect, without regard to the invalid portions. If any court determines that any of the terms and conditions are unenforceable because of the duration of such terms and conditions or the area covered thereby, such court shall have the power to reduce the duration or area of such terms and conditions and, in their reduced form, the terms and conditions shall then be enforceable and shall be enforced.

(f)            Awards Subject to Recoupment. Except to the extent prohibited by law, this Option and any outstanding Prior Equity Award may be forfeited, and the compensatory value received under such awards (including without limitation the gross amount of any Common Stock distribution or cash payment made to the Participant upon the vesting, distribution, exercise or settlement of such awards, or consideration in excess of such gross amounts received by the Participant upon the sale or transfer of the Common Stock acquired through vesting, distribution, exercise or settlement of such awards) may be subject to recoupment by the Company, in accordance with the Company’s executive compensation recoupment policy and other policies in effect from time to time with respect to forfeiture and recoupment of bonus payments, retention awards, cash or stock-based incentive compensation or awards, or similar forms of compensation, and the terms of any such policy, while it is in effect, are incorporated herein by reference. As consideration for and by accepting the Award Agreement, the Participant agrees that all the remedy and recoupment provisions of this Section 8 shall apply to any Prior Equity Award made by the Company to the Participant, shall be in addition to and shall not supersede any other remedies contained or referenced in any such Prior Equity Award, and, accordingly, such Prior Equity Award shall become subject to both those other remedies and the terms and conditions of this Section 8.

(g)           Survival of Provisions. The agreements, covenants, obligations, and provisions contained in Section 7 and this Section 8 shall survive the Participant’s Termination Date and the expiration of this Award Agreement, and shall be fully enforceable thereafter.

9.             Consent to Electronic Delivery. In lieu of receiving documents in paper format, the Participant agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company desires or may be required to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other agreements, forms and communications) in connection with this and any other prior or future incentive award or program made or offered by the Company or its predecessors or successors. Electronic delivery of a document to the Participant may be via a Company e-mail system or by reference to a location on a Company intranet site to which the Participant has access.

10.          Administration. The Company’s Compensation Committee or its designee administers the Plan and this Award Agreement and has the authority to interpret any ambiguous or inconsistent terms in its sole discretion. The Participant’s rights under this Award Agreement are expressly subject to the terms and conditions of the Plan and to any guidelines the Compensation Committee or its designee adopts from time to time. The interpretation and construction by the Compensation Committee or its designee of the Plan and this Award Agreement, and such rules and regulations as the Compensation Committee or its designee may adopt for purposes of administering the Plan and this Award Agreement, will be final and binding upon the Participant.

11.          Entire Agreement/Amendment/Survival/Assignment. The terms, conditions and restrictions set forth in the Plan and this Award Agreement constitute the entire understanding between the parties hereto regarding the Option and supersede all previous written, oral, or implied understandings between the parties hereto about the subject matter hereof. This Award Agreement may be amended by a subsequent writing (including e-mail or electronic form) agreed to between the Company and the Participant. Section headings herein are for convenience only and have no effect on the interpretation of this Award Agreement. The provisions of the Award Agreement that are intended to survive the Termination Date of a Participant, specifically including Sections 7 and 8 hereof, shall survive such date. The Company may assign this Award Agreement and its rights and obligations hereunder to any current or future member of the Travelers Group.

12.          No Right to Employment. The Participant agrees that nothing in this Award Agreement constitutes a contract of employment with the Travelers Group for a fixed duration of time. The

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employment relationship is “at will,” which affords the Participant or the Travelers Group the right to terminate the relationship at any time for any reason or no reason not otherwise prohibited by applicable law. The Travelers Group retains the right to decrease the Participant’s compensation and/or benefits, transfer or demote the Participant or otherwise change the terms or conditions of the Participant’s employment with the Travelers Group. The Option granted hereunder will not form part of the Participant’s regular employment compensation and will not be considered in calculating any statutory benefits or severance pay due to the Participant.

13.          No Limitation on the Company’s Rights. The Participant agrees that nothing in this Award Agreement shall in any way affect the Company’s right or power to make adjustments, reclassifications or changes in its capital or business structure or to merge, consolidate, reincorporate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

14.          Transfer Restrictions. The Participant may not sell, assign, transfer, pledge, encumber or otherwise alienate, hypothecate or dispose of the Option or his or her right under the Option to receive shares of Common Stock, except as otherwise provided in the Prospectus.

15.          Conflict. In the event of a conflict between the Plan and the Award Agreement the Plan terms shall govern.

16.          Acceptance and Agreement by the Participant; Forfeiture upon Failure to Accept. By accepting this Option, the Participant agrees to be bound by the terms, conditions, and restrictions set forth in the Plan, this Award Agreement, and the Travelers Group’s policies, as in effect from time to time, relating to the Plan. The Participant’s rights under the Option will lapse ninety (90) days from the Grant Date, and the Option will be forfeited on such date if the Participant does not accept the Award Agreement by such date. For the avoidance of doubt, the Participant’s failure to accept the Award Agreement shall not affect his or her continuing obligations under any other agreement between any member(s) of the Travelers Group and the Participant.

17.          Waiver; Cumulative Rights. The Company’s failure or delay to require performance by the Participant of any provision of this Award Agreement will not affect its right to require performance of such provision unless and until the Company has waived such performance in writing. Each right under this Award Agreement is cumulative and may be exercised in part or in whole from time to time.

18.          Governing Law and Forum for Disputes. The Award Agreement shall be legally binding and shall be executed and construed and its provisions enforced and administered in accordance with the laws of the State of Minnesota. The jurisdiction and venue for any disputes arising under, or any action brought to enforce (or otherwise relating to), this Agreement will be exclusively in the courts in the State of Minnesota, City and County of St. Paul, including the Federal Courts located therein (should Federal jurisdiction exist). The parties consent to and submit to the personal jurisdiction and venue of courts of Minnesota and irrevocably waive any claim or argument that the courts in Minnesota are an inconvenient forum. The Participant agrees to accept service of any court filings and process by delivery to his or her most current home address on record with the Travelers Group via first class mail or other nationally recognized overnight delivery provider, or by any third party regularly engaged in the service of process. As consideration for and by accepting the Option, the Participant agrees that the Governing Law and Forum for Disputes provision of this Section 18 shall supersede any governing law, forum or similar provisions contained or referenced in any Prior Equity Award made by the Company to the Participant, and, accordingly, such Prior Equity Award shall become subject to the terms and conditions of the Governing Law and Forum for Disputes provisions of this Section 18.

19.          Personal Data. The Participant understands that the Company and other members of the Travelers Group hold certain personal information about the Participant, which may include, without limitation, information such as his or her name, home address, telephone number, gender, date of birth, salary, nationality, job title, social insurance number or other such tax identity number and details of all awards or other entitlement to shares of common stock awarded, cancelled, exercised, vested, unvested or outstanding in his or her favor (“Personal Data”).

The Participant understands that in order for the Company to process the Participant’s Option and maintain a record of Options under the Plan, the Company shall collect, use, transfer and disclose

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Personal Data within the Travelers Group electronically or otherwise, as necessary for the implementation and administration of the Plan including, in the case of a social insurance number, for income reporting purposes as required by law. The Participant further understands that the Company may transfer Personal Data, electronically or otherwise, to third parties, including but not limited to such third parties as outside tax, accounting, technical and legal consultants when such third parties are assisting the Company or other members of the Travelers Group in the implementation and administration of the Plan. The Participant understands that such recipients may be located within the jurisdiction of residence of the Participant, or within the United States or elsewhere and are subject to the legal requirements in those jurisdictions applicable to those organizations, for example, lawful requirements to disclose personal information such as the Personal Data to government authorities in those countries. The Participant understands that the employees of the Travelers Group and third parties performing work related to the implementation and administration of the Plan shall have access to the Personal Data as is necessary to fulfill their duties related to the implementation and administration of the Plan. By accepting the Option, the Participant consents, to the fullest extent permitted by law, to the collection, use, transfer and disclosure, electronically or otherwise, of his or her Personal Data by or to such entities for such purposes and the Participant accepts that this may involve the transfer of Personal Data to a country which may not have the same level of data protection law as the country in which this Award Agreement is executed. The Participant confirms that if the Participant has provided or, in the future, will provide Personal Data concerning third parties including beneficiaries, the Participant has the consent of such third party to provide their Personal Data to the Travelers Group for the same purposes.

The Participant understands that he or she may, at any time, request to review the Personal Data and require any necessary amendments to it by contacting the Company in writing. Additionally, the Participant may always elect to forgo participation in the Plan or any other award program.

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EXHIBIT A

OPTION RULES

TO TRAVELERS’ STOCK OPTION GRANT NOTIFICATION AND AGREEMENT

When you leave the Travelers Group

References to “you” or “your” are to the Participant. “Termination Date” is defined in Section 7(a) of the Award Agreement and means the date of the termination of your employment with the Travelers Group (whether voluntary or involuntary) as reflected on the books and records of the Travelers Group.

If you terminate your employment or if there is a break in your employment, your Option may be cancelled before the end of the vesting period and the vesting and exercisability of your Option may be affected.

The provisions in the chart below apply to Options granted under the Plan. Depending upon your employment jurisdiction upon the Grant Date, special rules may apply for vesting, payment, exercise and exercisability of your Option in cases of termination of employment if you satisfy certain age and years of service requirements (“Retirement Rule”), as set forth in “Retirement Rule” below. Participants based in countries outside the United States on the Grant Date or in California immediately prior to the Termination Date should refer to Exhibit B for special rules that apply. For the avoidance of doubt, the applicable vesting terms for your Option pursuant to Exhibits A and B shall be based on your employment jurisdiction on the Grant Date.

If any Option exercisability period set forth in the chart below or under “Retirement Rule” below would otherwise expire during an Option Exercise Suspension, the Option shall remain exercisable for a period of 30 days after the Option Exercise Suspension (as defined in Section 4 of the Award Agreement) is lifted by the Company (but no later than the original option expiration date, which is the tenth (10th) anniversary of the Grant Date).

If You:	Here’s What Happens to Your Options:

Terminate employment or your employment is terminated by the Travelers Group for any reason other than due to death or disability (but you do not meet the Retirement Rule)

Vesting stops and unvested options are cancelled effective on the Termination Date. You may exercise your vested options for up to 90 days after the Termination Date but no later than the original option expiration date; provided, however, that if your employment is terminated for cause or gross misconduct (as determined by the Company in its sole discretion) or you voluntarily terminated your employment where grounds for involuntary termination for gross misconduct or for cause existed (as determined by the Company in its sole discretion at the time of or following your termination of employment) you may not exercise vested options at any time after the Termination Date.

Become disabled (as defined under the Travelers Group’s applicable long-term disability plan or policy covering disabilities in your employment jurisdiction)

Options continue to vest on schedule through an approved disability leave. Upon the earlier of the (i) Termination Date or (ii) the first anniversary of the commencement of your approved disability leave, your unvested options will vest, and you may exercise your options for up to one year from such date, but no later than the original option expiration date.

Take an approved personal leave of absence approved by the Travelers Group under its Personal Leave Policy, if applicable	For the first three months of an approved personal leave, vesting continues. If the approved leave exceeds three months, vesting is suspended until

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you return to work with the Travelers Group and remain actively employed for 30 calendar days, after which time vesting will be restored retroactively. Vested options may be exercised during approved leave, but no later than the original option expiration date. If you terminate employment for any reason during the first year of an approved leave, the termination of employment provisions will apply. If the leave exceeds one year, all options will be cancelled immediately.

Are on an approved family leave, medical leave, dependent care leave, military leave, or other statutory leave of absence or notice leave (including, without limitation, “garden leave” but not including any period corresponding to pay in lieu of notice, severance pay or other monies on account of the cessation of your employment)

Options will continue to vest on schedule, and you may exercise vested options during the leave but no later than the original option expiration date.

Die while employed or following employment while your option is still outstanding	Options fully vest upon death. Your estate may exercise options for up to one year from the date of death but no later than the original option expiration date.

Retirement Rule

If, as of your Termination Date, you are at least (i) age 65, (ii) age 62 with one or more full years of service, or (iii) age 55 with 10 or more full years of service, then you meet the “Retirement Rule.”

The Retirement Rule will not apply to your Option or any Prior Equity Award if you were involuntarily terminated for gross misconduct or for cause (as determined by the Company in its sole discretion) or you voluntarily terminated your employment where grounds for involuntary termination for gross misconduct or for cause existed (as determined by the Company in its sole discretion at the time of or following your termination of employment). If you retire and do not meet the Retirement Rule, you will be considered to have resigned.

If You:

Meet the Retirement Rule (subject to Exhibit B if applicable)

Unvested options fully vest on the Termination Date. Vested options may be exercised for up to three years from the Termination Date, but no later than the original option expiration date, provided that you do not engage in any activities that compete with the business operations of the Travelers Group (as determined by the Company in its sole discretion), including, but not limited to, working for another insurance company engaged in the property casualty insurance business as either an employee or independent contractor. You are not subject to this non-compete provision if you are terminated involuntarily or if you are employed in any state where state law prohibits such non-compete provisions, but you remain subject to Sections 7 and 8 of the Award Agreement, and the POE Agreement.

When you exercise any options subject to the Retirement Rule, your exercise will represent and constitute your certification to the Company that you have not engaged in any activities that compete with the business operations of the Travelers Group since your Termination Date. You may be required to provide the Company with other evidence of your compliance with the Retirement Rule as the Company may require. In the event that you are

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determined to have engaged in competitive activities while receiving the benefit of continued vesting pursuant to the Retirement Rule (other than following an involuntary termination), any outstanding portion of the Option will be immediately forfeited and any portion of the Option previously paid to you will be subject to recoupment by the Company in accordance with Section 8(f) of the Award Agreement.

EXHIBIT B

Special Rules Applicable to Participants Based in Certain Jurisdictions

Terms and Conditions

This Exhibit B includes additional and/or alternative terms and conditions that govern the Option granted to the Participant under The Travelers Companies, Inc. Amended and Restated 2014 Stock Incentive Plan (the “Plan”) if the Participant is employed in one of the jurisdictions listed below on the Grant Date or on the Termination Date if the Participant is employed in California immediately prior to such Termination Date. Capitalized terms used but not defined in this Exhibit B are defined in the Plan and/or Award Agreement and have the meanings set forth therein. To the extent that this Exhibit B is applicable to the Participant (based on the Participant’s place of employment on the Grant Date or on the Termination Date if the Participant is employed in California immediately prior to such Termination Date), the provisions set forth in this Exhibit B will apply to the Participant and will supersede the corresponding provisions set forth in the Award Agreement with respect to the Participant.

Notifications

This Exhibit B also includes information regarding exchange controls and certain other issues of which the Participant should be aware with respect to the Participant’s participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective jurisdictions as of January 2016. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Participant should not rely on the information noted in this Exhibit B as the only source of information relating to the consequences of the Participant’s participation in the Plan because the information may be out of date by the time the Participant’s Option hereunder is exercised.

In addition, the information contained herein is general in nature and may not apply to the Participant’s particular situation, and the Company is not in a position to assure the Participant of a particular result. Accordingly, the Participant is advised to seek appropriate professional advice as to how the relevant laws in the Participant’s jurisdiction may apply to the Participant’s situation.

Finally, the Participant understands that if he or she is a citizen or resident of a jurisdiction other than the one in which the Participant is currently working, transfers employment after the Grant Date, or is considered a resident of another jurisdiction for local law purposes, the information contained herein may not apply to the Participant, and the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply.

* * *

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Brazil

•      References in the Award Agreement and Exhibit A thereto to the POE Agreement (and related obligations thereunder) will not apply to the Participant.

•      The automatic Option exercise provision set forth in the last sentence of Section 4 of the Award Agreement and in Section 7.5 of the Plan will not apply to the Participant.

•      The non-solicitation restrictions in Section 7(c) of the Award Agreement shall not apply with respect to any prospective clients of the Company who are not current clients of the Company while the Participant maintains an employment relationship with the Company.

•      Section 12 of the Award Agreement shall be revised to read as follows:

•      12. No Right to Employment. The Participant agrees that nothing in this Award Agreement constitutes a contract of employment with the Travelers Group. Nothing contained herein shall be deemed to give the Participant the right to be retained in the service of the Travelers Group or to interfere with the right of the Travelers Group to terminate the employment of the Participant at any time.

•      Section 18 of the Award Agreement shall be revised to provide that the venue for any disputes related to the Award Agreement shall be in a court of law based in Brazil, at the city where the participant renders his/her services.

•      The provisions in Exhibit A related to the Retirement Rule shall be inapplicable to the Participant. Accordingly, upon the Participant’s termination of employment for any reason other than due to death or Disability (regardless of whether the Participant meets the Retirement Rule), vesting of the Option will cease and all outstanding unvested Options will be cancelled effective on the Termination Date.

•      The provisions in Exhibit A related to disability shall be inapplicable to the Participant for so long as the Participant remains employed by the Travelers Group. Accordingly, a disabled Participant who remains employed by the Travelers Group shall be treated as a continuing employee in all respects for purposes of vesting and other rights with respect to the Option.

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California

•      If the Participant is employed in the State of California immediately prior to the Termination Date, then Sections 7(b) and 7(c) of the Award Agreement shall be restated to read as follows:

7(b)         Non-Solicitation of Employees. The Participant acknowledges that the Travelers Group sustains its operations and the goodwill of its clients, customers, policyholders, producers, agents and brokers (its “Customers”) through its employees. The Travelers Group has made significant investment in its employees and their ability to establish and maintain relationships with each other and with the Travelers Group’s Customers in order to further its operations and cultivate goodwill. The Participant acknowledges that the loss of the Travelers Group’s employees could adversely affect its operations and jeopardize the goodwill that has been established through these employees, and that the Travelers Group therefore has a legitimate interest in preventing the solicitation of its employees. Accordingly, the Participant hereby agrees that during the Restricted Period, the Participant will not, directly or indirectly, seek to recruit or solicit, attempt to influence or assist, participate in, or promote the solicitation of the employment of any person who was or is employed by the Travelers Group at any time during the last three months of the Participant’s employment or during the Restricted Period. The Participant shall not engage in the aforesaid conduct through a third party for the purpose of colluding to avoid the restrictions in this Section 7(b). Without limiting the generality of the restrictions under this Section 7(b), by way of example, the restrictions under this Section shall prohibit the Participant from (i) initiating communications with a Travelers Group employee in connection with a current or future employment opportunity outside of the Travelers Group, (ii) identifying Travelers Group employees to potentially be solicited, and/or (iii) otherwise assisting or participating in the solicitation of a Travelers Group employee.

Notwithstanding the foregoing, the Non-Solicitation Conditions do not preclude the Participant from directing a third party (including but not limited to employees of his/her subsequent employer or a search firm) to broadly solicit, recruit, and hire individuals, some of whom may be employees of the Travelers Group, provided, that the Participant does not direct such third party specifically to solicit employees of the Travelers Group generally or specific individual employees of the Travelers Group.

7(c)         Non-Solicitation of Business. The Participant acknowledges that by virtue of his or her employment with the Travelers Group, he or she may have had access to Trade Secrets and/or Confidential Information (as defined in Section 7(f)) about the Travelers Group’s Customers and is, therefore, capable of significantly and adversely impacting existing relationships that the Travelers Group has with them. The Participant further acknowledges that the Travelers Group has invested in its and the Participant’s relationship with its Customers and the goodwill that has been developed with them and therefore has a legitimate interest in protecting these relationships against Participant’s use of Trade Secrets and/or Confidential Information to solicit Customers and/or otherwise interfere with these customer relationships. If, after the Termination Date, the Participant accepts a position as an employee, consultant or contractor with a “Competitor” (as defined below), then the Participant will not utilize Trade Secrets and/or Confidential Information to directly or indirectly, solicit, interfere with or attempt to influence any Customer of the Travelers Group to discontinue business with the Travelers Group and/or move existing or future business of the Travelers Group elsewhere. This restriction applies with respect to any business of any current or prospective client, customer or policyholder of the Travelers Group on which the Participant gained access to Trade Secrets and/or Confidential Information during the Participant’s employment with the Travelers Group. In addition to the foregoing restriction, the Participant agrees not to utilize Trade Secrets and/or Confidential Information in the negotiation, competition for, solicitation or execution of any individual book roll over(s) or other book of business transfer arrangements involving the transfer of business away from the Travelers Group. As used herein, “Competitor” shall include any business enterprise or organization, including, without limitation, agents, brokers and producers, that engages in, owns or controls a significant interest in any entity that engages in the sale of products and/or performance of services of the type sold or performed by the Travelers Group and/or provides advice relating to such products and services.

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Canada

•      References in the Award Agreement and Exhibit A thereto to the POE Agreement (and related obligations thereunder) will not apply to the Participant.

•      Section 12 of the Award Agreement shall be revised to read as follows:

12.          No Right to Employment. The Participant agrees that nothing in this Award Agreement constitutes a contract of employment with the Travelers Group. Nothing contained herein shall be deemed to give the Participant the right to be retained in the service of the Travelers Group or to interfere with the right of the Travelers Group to terminate the employment of the Participant at any time.

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India

•                  References in the Award Agreement and Exhibit A thereto to the POE Agreement (and related obligations thereunder) will not apply to the Participant.

•                  To the extent that the Company elects to enforce the forfeiture and repayment provisions under Section 8(b) of the Award Agreement by re-acquiring shares of Common Stock held by the Participant, the Company will pay nominal consideration, as determined at the discretion of the Company, for such shares and/or obtain approval from the Reserve Bank of India, to the extent required under applicable law.

•                  Section 18 of the Award Agreement shall be revised to read as follows:

18           Governing Law and Forum for Disputes. The Award Agreement shall be legally binding and shall be executed and construed and its provisions enforced and administered in accordance with the laws of the State of Minnesota. Any dispute, claim or controversy arising under, out of, or in connection with or in relation to this Award Agreement or the Plan, or any breach, termination or validity thereof, shall be finally determined and adjudicated through arbitration by a sole arbitrator located in Mumbai, India. The arbitration proceedings shall be conducted in accordance with the SIAC Rules in effect at the time of arbitration, and judgment upon the award may be entered in any court having jurisdiction thereof or having jurisdiction over the parties or their assets. It is mutually agreed that the written decision of the arbitrator shall be valid, binding, final and non-appealable. To the extent permitted by law, the arbitrator’s fees and expenses will be borne equally by each party. In the event that an action is brought to enforce the provisions of this Award Agreement or the Plan pursuant to this Section 18, each party shall pay its own attorneys’ fees and expenses regardless of whether there is a prevailing party in the opinion of the arbitrator deciding such action or the court in which any such arbitration award is entered. Without prejudice to the rights of the Company under this Section, if the Participant breaches, or proposes to breach the provisions of this Award Agreement or Plan, the Company and the Travelers Group shall be entitled, in addition to all other remedies such party may have, to a temporary, preliminary or permanent injunction or other appropriate equitable relief to restrain any such breach without showing or proving any actual damage to the non-breaching party from any court having competent jurisdiction over either party.

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Republic of Ireland

•                  References in the Award Agreement and Exhibit A thereto to the POE Agreement (and related obligations thereunder) will not apply to the Participant.

•                  Section 12 of the Award Agreement shall be revised to read as follows:

12.          No Right to Employment. The Participant agrees that nothing in this Award Agreement constitutes a contract of employment with the Travelers Group for a definite period of time. The Travelers Group retains the right to decrease the Participant’s compensation and/or benefits, transfer or demote the Participant or otherwise change the terms or conditions of the Participant’s employment with the Travelers Group, subject to applicable Irish law and the terms of the Participant’s employment contract.

•                  Section 18 of the Award Agreement shall be revised to provide that the venue for any disputes related to the Award Agreement shall be in a court of law based in the Republic of Ireland. In all other respects, the regular provisions set forth in Section 18 of the Award Agreement (including with respect to Minnesota governing law) shall apply.

•                  Further to the provisions as set out in Section 19 of the Award Agreement, the Travelers Group agrees that it will comply with the provisions of the Data Protection Act 1988 together with the Data Protection (Amendment) Act 2003 (collectively, the “Irish DPA Act”). The Participant consents to the Company, the Travelers Group and any other third parties as described in Section 19 processing and transferring their personal data (as defined in the Irish DPA Act), outside of the European Economic Area even where the country or territory in question does not maintain adequate data protection standards.

•                  The provisions in Exhibit A related to the Retirement Rule shall be inapplicable to the Participant. Accordingly, upon the Participant’s termination of employment for any reason other than due to death or Disability (regardless of whether the Participant meets the Retirement Rule), vesting of the Option will cease and all unvested portions of the Option will be cancelled effective on the Termination Date and you will be permitted to exercise your vested options for up to 90 days after the Termination Date but no later than the original Option expiration date.

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United Kingdom

•                  References in the Award Agreement and Exhibit A thereto to the POE Agreement (and related obligations) will not apply to the Participant.

•                  The Restricted Period, as defined in Section 7(a) of the Award Agreement, will include any period during which the Participant is placed on “garden leave.”

•                  The restrictions under Section 7(b) of the Award Agreement related to non-solicitation of employees shall only apply with respect to employees with whom the Participant had material dealings during the 12 months preceding the date of the Participant’s termination of employment with the Travelers Group, and such restrictions shall not apply with respect to any secretarial or administrative assistant employees of the Travelers Group.

•                  The “Enhanced Restricted Period” defined under Section 7(c) of the Award Agreement shall be limited to 12 months following the Termination Date (i.e., the same duration as the normal Restricted Period). Additionally, under Section 7(c) of the Award Agreement:

(i)            the restrictions relating to recruiting or solicitation of, interference with, attempting to influence or otherwise affecting any client, customer, policyholder or agent of the Travelers Group shall be limited to such clients, customers, policyholders or agents with which the Participant had material dealings within the 12 months preceding the Termination Date; and

(ii)           the references to “business” (aside from references to “book of business”) shall be limited to business activities with which the Participant was materially involved during the 12 months preceding the Termination Date.

•                 Section 12 of the Award Agreement shall be replaced with the following:

12.          No Right to Employment. The Participant agrees that nothing in this Award Agreement constitutes a contract of employment or guarantees employment with any member of the Travelers Group for a fixed duration of time. Each member of the Travelers Group retains the right to decrease the Participant’s compensation and/or benefits, transfer or demote the Participant or otherwise change the terms or conditions of the Participant’s employment with the Travelers Group, subject to applicable law and the terms of the Participant’s employment contract. Upon termination of the Participant’s employment (for whatever reason) the Participant will have no rights as a result of this Award Agreement or any alleged breach of this Award Agreement or otherwise to any compensation under or in respect of any shares, share options, restricted stock units, long-term incentive plans or any other profit sharing scheme in which the Participant may participate or have received grants or allocations on or before the date on which the Participant’s employment terminates. Any rights which the Participant may have under such schemes will be exclusively governed by the rules of such schemes from time to time.

•                  Section 18 of the Award Agreement shall be revised to provide that the venue for any disputes related to the Award Agreement shall be the Courts of England and Wales. In all other respects, the regular provisions set forth in Section 18 of the Award Agreement (including with respect to Minnesota governing law) shall apply.

•                  Further to the provisions as set out in Section 19 of the Award Agreement, the Travelers Group agrees that it will comply with the provisions of the Data Protection Act 1998 (the “Act”). The Participant consents to the Company, the Travelers Group and any other third parties as described in Section 19 processing and transferring their personal data (as defined in the Act), outside of the European Economic Area even where the country or territory in question does not maintain adequate data protection standards.

•                  In the event a Participant becomes disabled the language under “Here’s What Happens to Your Options” in Exhibit A shall be replaced with the following:

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Options continue to vest on schedule through an approved disability leave. If you are disabled for 12 continuous months, your unvested Options will vest immediately, and you may exercise Options for up to one year from your Termination Date, but no later than the original Option expiry date. You are considered “disabled” if you are disabled for employment purposes and will be presumed disabled if you qualify for a long-term disability benefit.

•                  The provisions in Exhibit A related to the Retirement Rule shall be inapplicable to the Participant. Accordingly, upon the Participant’s termination of employment for any reason other than due to death or Disability (regardless of whether the Participant meets the Retirement Rule), vesting of the Option will cease and all unvested portions of the Options will be cancelled effective on the Termination Date and you will be permitted to exercise your vested options for up to 90 days after the Termination Date but no later than the original Option expiration date.

•                  The provisions in Exhibit A related to disability shall be inapplicable to the Participant for so long as the Participant remains employed by the Travelers Group. Accordingly, a disabled Participant who remains employed by the Travelers Group shall be treated as a continuing employee in all respects for purposes of vesting and other rights with respect to the Option.

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ADDENDUM TO AWARD AGREEMENT

Special Rules Applicable to Avrohom J. Kess

The special rules set forth in this Addendum will modify, and form part of, the Award Agreement for Avrohom J. Kess (the “Participant”) for his Option Award granted December 30, 2016. Reference is made in this Addendum to the offer letter between the Company and the Participant dated December [1], 2016, governing certain terms and conditions of the Participant’s employment with the Company (the “Offer Letter”).

The special rules set forth in the Addendum set forth special vesting rules that apply with respect to the Award and special rules that will apply in the event of the Participant’s termination by the Company without Cause (as defined in the Offer Letter), or termination by the Participant for Good Reason (as defined in the Offer Letter) prior to the normal scheduled vesting of the Award.

1.             Special 3-Year Ratable Time Vesting. The Participant’s rights with respect to the Award shall generally be subject to a 3 year ratable time vesting requirement such that the Participant shall become time-vested in one-third of the Award on each of December 30, 2017, December 30, 2018 and December 30, 2019 (the “Final Vesting Date”).

2.             Treatment upon Termination Without Cause or for Good Reason. In the event of the Participant’s termination of employment prior to the Final Vesting Date due to a termination by the Company without Cause, or a termination by the Participant for Good Reason, the Option will vest in full immediately and remain exercisable for a period of one year from the date of such termination or resignation.

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Exhibit D

THE TRAVELERS DEFERRED COMPENSATION PLAN

(As Amended and Restated Effective January 1, 2009)

WORKING COPY

(Through First Amendment)

NOTE: This document is a “working copy” that compiles the most recent restatement of the plan and various amendments that have been adopted since that restatement through the amendment referenced above into a single document for the convenience of the reader. This working copy has not been officially adopted by the company, and is not the legal “plan document.” It also does not attempt to track such things as the effective dates of particular amendments, or to show the history of amendments that have been changed or superseded by later amendments. To determine the exact plan provisions that were in effect on a particular date, it is necessary to consult the actual plan document and amendments.

THE TRAVELERS DEFERRED COMPENSATION PLAN

(As Amended and Restated Effective January 1, 2009)

Section 1

Introduction

1.1          The Plan and Its Effective Date. The Travelers Deferred Compensation Plan (“Plan”) (as amended and restated in this document) is effective January 1, 2009. Prior to January 1, 2009, the terms of the Plan were set forth in the document titled “St. Paul Travelers Deferred Compensation Plan (Effective as of December 1, 2004)” (renamed “The Travelers Deferred Compensation Plan” by resolution dated February 27, 2007), the first amendment thereto, and other documents that reflect good faith compliance with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (“Code”).

1.2          Purpose. The purpose of The Travelers Deferred Compensation Plan (the “Plan”) is to provide a means whereby The Travelers Companies, Inc. (the “Company”) offers tax-deferred savings opportunities to a select group of key management employees of the Company and its affiliates who have rendered and continue to render valuable services to the Company and its affiliates. For purposes of the Plan, an “affiliate” is any business entity that is required to be aggregated and treated as one employer with the Company under Section 414(b) or 414(c) of the Code.

The Plan is intended to satisfy the requirements of Section 409A of the Internal Revenue Code (the “Code”), as amended, and should be interpreted and applied in a manner consistent with such requirements, including the regulations and other guidance issued under Section 409A of the Code. The Plan is established to operate with respect to amounts deferred after December 31, 2004. The Plan will not apply to amounts deferred under prior plans maintained by the Company, its predecessors or subsidiaries, including, but not limited to, nonqualified deferred compensation plans maintained by The St. Paul Companies, Inc. and its subsidiaries, or by Travelers Property Casualty Corp. and its subsidiaries.

The Plan is intended to be a top-hat plan described in Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Security Act of 1974, as amended (“ERISA”).

1.3          Administration. The Company is the administrator of the Plan with the authority to control and manage the operation and administration of the Plan and to make all decisions and determinations incident thereto. Action on behalf of the Company as Plan Administrator will be taken by the following:

(a)                                 The Administrative Committee. The committee chartered by the Company to execute the Company’s duties and responsibilities as administrator of the Company’s qualified and non-qualified deferred compensation plans (the “Administrative Committee”) is responsible for determining Eligible Employees (as defined in Section 2.1) under the Plan, and is responsible for all matters

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relating to the overall and day-to-day administration of the Plan, and the selection and monitoring of non-investment service providers (including the selection of recordkeeper) with respect to the Plan.

(b)                                 The Benefits Investment Committee. The committee chartered by the Company to manage and invest the assets of the Company’s qualified and non-qualified deferred compensation plans (the “Benefits Investment Committee”) is responsible for all investment matters relating to the Plan, including the selection of the funds available for hypothetical investments by Participants and Beneficiaries, the actual investment of assets that may be (but are not required to be) set aside to hedge liabilities resulting from the Plan, and actual investment of any rabbi trust assets if such a trust is established and funded, including the selection and monitoring of investment providers (including the trustee of any rabbi trust).

(c)                                  Delegates. The Plan Administrator shall have the authority to delegate, from time to time, responsibilities under the Plan to such person or persons as it deems advisable, and may revoke such delegation of responsibility. Any action by the person exercising such delegated responsibility shall have the same force and effect as if such action was taken by the Plan Administrator.

(d)                                 Exercise of Authority. The Company, the Plan Administrator (including the Administrative Committee and the Benefits Investment Committee), and any person who has authority with respect to the management, administration or investment of the Plan may exercise such authority in his/its full discretion. This discretionary authority includes, but is not limited to, the authority to make any and all factual determinations and interpret all terms and provisions of this document (or any other document established for use in the administration of the Plan) relevant to the issue under consideration. The exercise of authority will be binding upon all persons; and it is intended that the exercise of authority be given deference in all courts of law to the greatest extent allowed under law, and that it not be overturned or set aside by any court of law unless found to be arbitrary and capricious.

Section 2

Participation and Deferral Elections

2.1          Eligibility and Participation. Subject to the conditions and limitations of the Plan, eligibility for participation in the Plan shall be limited to employees of the Company and its affiliates who are designated as eligible to participate in the Plan for a calendar year (“Plan Year”) by the Plan Administrator (“Eligible Employee”). Any Eligible Employee who makes a Deferral Election as described in Section 2.2 below shall become a participant in the Plan (“Participant”) and shall remain a Participant until the entire balance of all of his Deferred Compensation Accounts (defined in Section 3.1 below) is distributed to him.

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2.2          Rules for Deferral Elections. An Eligible Employee for a Plan Year may make an election (“Deferral Election”) to defer receipt of either or both of the following: (i) 1% - 50% of his annual base salary (“Salary”) for such Plan Year and (ii) 1% - 100% of his annual incentive award (“Incentive Award”) otherwise payable in cash with respect to such Plan Year, in accordance with the rules set forth below.

(a)                                 An individual shall be eligible to make a Deferral Election only if he is an Eligible Employee on the date such election is made.

(b)                                 The minimum amount of an Incentive Award that may be deferred for any Plan Year is $1,000. If the percentage specified for deferral in an Eligible Employee’s Deferral Election would result in the deferral of less than $1,000, the amount or percentage specified will not be deferred hereunder but will be paid to the Eligible Employee at the time that the Incentive Award is otherwise payable.

(c)                                  All Deferral Elections must be made on such form as the Plan Administrator may prescribe. All Deferral Elections must be received by the Plan Administrator no later than December 31 of the calendar year immediately preceding the Plan Year in which the services relating to the Salary or Incentive Award are to be performed by the Eligible Employee. Deferral Elections are irrevocable after the December 31 by which such elections are required, subject to Section 2.2(1) below. In the case of a newly hired Eligible Employee who is not a participant in any other “account balance plan” (as that term is defined in Treas. Reg. § 1.409A- 1(c)(2)(i)(A)) that is maintained by the Company or an affiliate and that is subject to Section 409A of the Code, any Deferral Election must be made within 30 days of the Eligible Employee’s date of employment, and shall apply only to Salary and Incentive Awards attributable to services performed after the close of such 30-day enrollment period.

Deferral Elections are not “evergreen” — that is, a Deferral Election made for a given Plan Year will not automatically be carried over and apply to the next Plan Year. The Plan Administrator may establish procedures for Deferral Elections to be filed electronically or telephonically.

(d)                                 Any Deferral Election to defer Salary for a given Plan Year will apply only with respect to payroll periods ending within the Plan Year — that is, in the case of the final payroll period starting within a Plan Year, if such payroll period ends in the following Plan Year, the Deferral Election in effect for the following Plan Year will apply to amounts payable for such payroll period.

(e)                                  Amounts will be deferred to the last day of the month specified in subsection (f) below (the “Distribution Event Date”) and, except in the case of death as provided in Section 4.2, and in the case of Designated Distribution Date distributions, payment will be made or will commence on the first day of the seventh (7th) month after the Distribution Event Date (the “Six Month Distribution Date”).

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(f)                                   The Distribution Event Date shall be the last day of the month that includes the earlier of:

(1)                                 a Participant’s Separation from Service (as defined in subsection (g) below), including a Participant’s Retirement (as defined in subsection (h) below) or,

(2)                                 if so elected, a month and year specified by the Eligible Employee in his Deferral Election (the “Designated Distribution Date”).

(g)                                  For purposes of this Plan, a “Separation from Service” means that the Company and the Participant anticipate that the Participant will perform no future services (as an employee or a contractor) for the Company and its affiliates or that the level of services (as an employee or contractor) the Participant will perform for the Company and its affiliates will permanently decrease to twenty percent (20%) or less of the average level of services over the immediately preceding thirty-six (36) month period (or the full period of services if the Participant has been providing services to the Company or an affiliate for less than thirty-six (36) months). In the event of a bona fide leave of absence, a Separation from Service will be deemed to have occurred on the date that is six (6) months (or in the case of a disability leave, the date immediately following the last day of the maximum disability leave period (taking into account short- and long-term disability leave periods) to which the Participant is entitled under the Company’s policies in effect at the time the disability leave begins (the “maximum disability leave period”), provided, however, that the maximum disability leave period may not exceed twenty-nine (29) months) following the start of such leave, provided that, if the Participant has a statutory or contractual right to return to active employment that extends beyond the end of such six (6) month period or the maximum disability leave period, the Separation from Service will be deemed to have occurred upon the expiration of such statutory or contractual right, and if the individual has a Termination of Employment during such six (6) month period or the maximum disability leave period, the Separation from Service will be deemed to have occurred on such Termination of Employment. A “disability” leave for this purpose means an absence due to a medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, where such impairment causes the Participant to be unable to perform the duties of his/her position of employment or any substantially similar position.

For purposes of determining whether a Participant has had a Separation from Service, an “affiliate” means any business entity that is required to be aggregated and treated as one employer with the Company under Section 414(b) or (c) of the Code; provided that a standard of “at least 80 percent” will be used to identify an affiliate under Section 414(b) or (b) of the Code notwithstanding the default standard of “at least 50 percent” found in Treas. Reg. § 1.409A-1(h)(3).

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(h)                                 For purposes of this Plan, “Retirement” means a Participant’s Separation from Service that occurs on or after the date on which the Participant:

(1)                                 is at least age 55 and has at least 10 years of vesting service as determined under the Company’s qualified pension plan in effect at the time of termination of employment (irrespective of whether the Participant will be distributed a benefit from the pension plan);

(2)                                 is at least age 62 and has at least one year of vesting service as determined under the Company’s qualified pension plan in effect at the time of termination of employment (irrespective of whether the Participant will be distributed a benefit from the pension plan); or

(3)                                 is at least age 65.

(i)                                     For purposes of this Plan, “Termination of Employment” means that the common-law employer-employee relationship has ended between the Participant and the Company and its affiliates, as determined under the employment policies and practices of the Company (including by reason of a voluntary or involuntary termination, retirement, death, expiration of and failure to return from a recognized leave of absence, or otherwise). A Termination of Employment does not occur merely as a result of transfer of employment from one affiliate to another affiliate, or from the Company to an affiliate or from an affiliate to the Company.

(j)                                    At the time of the Participant’s Deferral Election, the Participant must elect the form of payment of the Participant’s Deferred Compensation Account (as defined in Section 3.1) in the case of distributions made on account of the Participant’s Retirement and, if elected, at a Designated Distribution Date. Retirement distributions and Designated Distribution Date distributions may be paid in a single lump sum or in annual installments over a period of up to ten years in accordance with Section 4.1. All other distributions under the Plan will be paid in a lump sum.

(k)                                 At the time of the Participant’s Deferral Election, the Participant shall specify on such form as may be prescribed by the Plan Administrator, the manner in which income, gains, losses and expenses are credited or charged to a Participant’s Deferred Compensation Accounts in accordance with Section 3.

(l)                                     Notwithstanding the foregoing, if a Participant receives a distribution on account of hardship prior to age fifty-nine and one-half (59½) under any qualified plan that is described in Section 401(k) of the Code and which is maintained by the Company or an affiliate (a “401(k) Plan”), then such Participant’s Deferral Election will automatically stop. Any subsequent Deferral Election will be effective only as to Salary or Incentive Awards payable after a date that is six (6) months following the date of the 401(k) Plan distribution on account of hardship.

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(m)                             The amount deferred shall be determined by applying the elected percentage to the gross amount of Salary or Incentive Award. The amount deferred will be determined prior to reduction of Salary or Incentive Award for any contribution or other amount otherwise drawn from Salary or Incentive Awards. However, the FICA taxes due on amounts deferred, plus pyramided income tax on such FICA amounts, will reduce the net amount deferred to provide for such FICA and income tax withholding.

(n)                                 For purposes of applying a Deferral Election under this Plan, “Salary” does not include long-term disability payments received from any source by the Participant. Further, for purposes of applying a Deferral Election under this Plan, in the case of a Participant who transfers during the Plan Year to employment with a foreign affiliate of the Company or to work in a foreign assignment for the Company or a U.S. affiliate of the Company, (i) “Salary” does not include amounts paid to the Participant for services rendered for such foreign affiliate after such transfer or during such foreign assignment, and (ii) “Incentive Compensation” does not include that portion of the Incentive Compensation (as otherwise determined) attributable to services rendered for such foreign affiliate after such transfer or during such foreign assignment (for this purpose, Incentive Compensation shall be deemed to be earned ratably over the Plan Year or that portion of the Plan Year during which he/she is employed with the Company or affiliate of the Company).

(o)                                 A Deferral Election must be made in such manner and in accordance with such rules as may be prescribed for this purpose by the Company (including by means of a voice response or other electronic system under circumstances authorized by the Company). A Deferral Election will be effective only if it is received in properly completed form by the Company as part of the Participant’s enrollment for the Plan Year, and may not thereafter be modified.

Section 3

Deferred Compensation Accounts

3.1          Deferred Compensation Accounts. A bookkeeping account shall be established in the Participant’s name for each Plan Year for which a Participant defers Salary or an Incentive Award pursuant to a Deferral Election (“Deferred Compensation Account”). Amounts deferred pursuant to a Deferral Election shall be credited to the Deferred Compensation Account as of the date on which, in the absence of a Deferral Election, the Participant would otherwise have received the deferred amounts. Deferred Compensation Accounts are for bookkeeping purposes only and the maintenance of Deferred Compensation Accounts will not require any segregation of assets of the Company or any affiliate. Neither the Company nor any affiliate will have any obligation whatsoever to set aside funds for the Plan or for the benefit of any Participant or Beneficiary, and no Participant or Beneficiary will have any right to amounts that may be set aside other than the rights of an unsecured creditor of the Company or an affiliate that employs (or employed) the Participant.

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3.2          Investment Income. A Participant’s Deferred Compensation Account will be credited with investment income and gains and charged with investment losses and distributions as if the Participant’s Deferred Compensation Account was actually invested in accordance with the Participant’s investment elections under Section 3.3 among the funds made available for Participant-directed investment (“Investment Funds”) in accordance with Section 3.4.

3.3          Investment Elections. A Participant must make an investment election at the time of his Deferral Election. The investment election shall allocate the amounts deferred among the Investment Funds made available for Participant-directed investment in accordance with Section 3.4. A Participant’s investment election shall remain in effect with respect to each subsequent deferral until the Participant files a change in investment election with the Plan Administrator. A Participant may change his investment election either with respect to new deferrals credited after the change in investment election (in increments of 1%) or with respect to the investment allocation of all of the Participant’s existing Deferred Compensation Accounts (in increments of 1%), as the Participant may elect under this Plan.

A change in investment election must be filed with the Plan Administrator on a form prescribed by the Plan Administrator; provided that the Plan Administrator may establish procedures for investment elections to be filed electronically or telephonically. A change in investment election will become effective as soon as practicable following the Plan Administrator’s receipt of the change in investment election.

If a Participant fails to elect an Investment Fund, his Deferred Compensation Accounts will be deemed to be invested in a stable value fund or such other fixed income investment option as may be selected for this purpose by the Company.

3.4          Investment Funds. The Company shall designate two or more Investment Funds for Participant investment elections under the Plan. Except for the Company Stock Fund (as described below), each Investment Fund shall be a mutual fund, collective investment trust or other common or collective investment vehicle. The Company, in its sole discretion, may also designate shares of common stock of the Company (“Company Stock”) as an Investment Fund (the “Company Stock Fund”) under the Plan. If the Company designates a Company Stock Fund as an Investment Fund under the Plan, deferred amounts deemed invested in the Company Stock Fund shall be credited with investment income, gains and losses as if such amounts were contributed under the Travelers 401(k) Savings Plan (“401(k) Plan”) and invested in The Travelers Companies, Inc. Common Stock Fund under the 401(k) Plan (or any successor plan thereto).

The Company, in its sole discretion, may prospectively designate additional Investment Funds, replace Investment Funds or eliminate Investment Funds from time to time; provided that there must be at least two Investment Funds available under the Plan at all times, one “stock” fund (not including the Company Stock Fund) and one “bond” fund.

If the Company eliminates or replaces an Investment Fund (an “Eliminated Fund”), each Participant must file a change in investment election to redirect the investment of amounts which were deemed to be invested in the Eliminated Fund. This change in investment

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election must be filed as of a date specified by the Plan Administrator that is prior to the first day on which the Eliminated Fund ceases to be an Investment Fund (the “Elimination Date”). If a Participant does not file a change in investment election by the specified date, the amounts that were deemed to be invested in the Eliminated Fund immediately prior to the Elimination Date will be deemed to be invested in such Investment Fund (or among such Investment Funds) as the Plan Administrator, in his sole discretion, shall designate until such time as the Participant files a valid change in investment election.

3.5          Vesting. A Participant shall be fully vested at all times in the balance of his Deferred Compensation Accounts.

Section 4

Payment of Benefits

4.1          Time and Method of Payment.

(a)                                 Time of Payment. A distribution will be made, or distributions will commence, on the Six Month Distribution Date or the Designated Distribution Date. In the case of installments, the first annual installment will be made as of the date specified in the immediately preceding sentence, and subsequent annual installments will be made on each anniversary date of the first installment payment date. No acceleration or further deferral of amounts deferred pursuant to a Deferral Election is permitted under the Plan. However, any payment may be delayed if necessary for administrative reasons, at the sole discretion of the Company, to a later date within the calendar year, or, if later, to a date not later than the fifteenth (15th) day of the third calendar month following the scheduled payment date.

(b)                                 Method of Payment. In the event of a Distribution Event Date that results from the Participant’s Separation from Service other than a Retirement, payment of all of a Participant’s Deferred Compensation Accounts shall be in the form of a single lump sum. In the event of a Distribution Event Date that results from a Retirement, or in the event of a Designated Distribution Date that falls prior to Separation from Service, payment of a Participant’s applicable Deferred Compensation Accounts shall be made in the form of a single lump sum or shall commence in the form of installments as elected by the Participant in his Deferral Election.

If a Participant’s Deferred Compensation Account is payable in a single lump sum, the payment will be in an amount equal to the value of the Participant’s Deferred Compensation Account determined, in accordance with procedures established by the Plan Administrator, as of the close of the last day on which the major stock exchanges were open on or immediately prior to the Six Month Distribution Date or Designated Distribution Date.

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If a Participant’s Deferred Compensation Account is payable in the form of installment payments, then the Participant’s Deferred Compensation Account shall be paid in annual installments over the period elected by the Participant. Each installment payment shall equal (i) the balance of the Participant’s Deferred Compensation Account, determined in accordance with procedures established by the Plan Administrator, as of the close of the last day on which the major stock exchanges were open on or immediately prior to the Six Month Distribution Date or Designated Distribution Date (in the case of the first installment payment) and as of the applicable anniversary of the Six Month Distribution Date or Designated Distribution Date (in the case of subsequent installments), divided by (ii) the number of remaining installment payments. The right to each installment payment is to be treated as a right to a separate payment for purposes of Section 409A of the Code.

(c)                                  Mandatory Cash-Outs. If the balance of any Deferred Compensation Account(s) as of a Designated Distribution Date is less than ten thousand dollars ($10,000) as of such date, then notwithstanding that the Participant may have elected to receive such Account(s) in installment payments, such Account(s) will be distributed in a single lump-sum payment. If the balance of the sum of the Participant’s Deferred Compensation Accounts is less than ten thousand dollars ($10,000) as of the Six Month Distribution Date, then, notwithstanding that the Participant may otherwise be eligible to receive installment payments, all of the Participant’s Deferred Compensation Accounts will be distributed in a single lump-sum payment.

(d)                                 Discretionary Cash-Outs. If the balance (or remaining balance) of a Participant’s Deferred Compensation Accounts, together with his interest under all other “account balance plans” (as such term is defined in Treas. Reg. § 1.409A-1(c)(2)(i)(A)) maintained by the Company or an affiliate pursuant to which deferrals of compensation are made at the election of the Participant, does not exceed the applicable dollar amount then in effect under Section 402(g)(1)(B) of the Code as of the Six Month Distribution Date or as of any date thereafter while the Participant is receiving installment payments, then the Company may, in its sole discretion, direct that the Participant be paid the balance (or the remaining balance) of his Deferred Compensation Accounts under this Plan, plus that his entire interest under all other “account balance plans” be distributed to the Participant in a single-sum distribution in full settlement of all obligations under the Plan and other “account balance plans” maintained by the Company and its affiliates.

4.2          Payment Upon Death of a Participant. Notwithstanding the provisions of Section 2.2(e) and (j), a Participant’s Deferred Compensation Account shall be paid to the Participant’s Beneficiary (designated in accordance with Section 4.3) as soon as administratively practicable after the Company determines that a survivor benefit is payable under the Plan — that is, the date the Company is provided with the documentation necessary to establish the fact of death of the Participant and the identity and entitlement of the Beneficiary. The Participant’s Deferred Compensation Account shall be paid in a lump sum, based upon the value of the Participant’s

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Deferred Compensation Account as of the close of the last day on which the major stock exchanges were open on or immediately prior to the date of payment; provided however, that if an installment payout to the Participant has already commenced at the time of the Participant’s death with respect to a given Deferred Compensation Account, the installment payout will continue in accordance with the originally elected schedule.

4.3          Beneficiary.

(a)                                 General Rule. Each Participant shall have the right, at any time, to designate any person or persons as a beneficiary or beneficiaries (“Beneficiary” or “Beneficiaries”) to whom payments under this Plan shall be made in the event of the Participant’s death prior to complete distribution to the Participant of the benefits due under the Plan. Each Beneficiary designation shall become effective only when filed in writing with the Plan Administrator on a form prescribed or accepted by the Plan Administrator.

(b)                                 Designation Changes; Effective Dates. Any Participant shall have the right to designate a new Beneficiary at any time by filing with the Plan Administrator a request for such change (subject to (a) above), but any such change shall become effective only upon receipt of such request by the Plan Administrator. Upon receipt by the Plan Administrator of such request, the change shall relate back to and take effect as of the date the Participant signs such request whether or not the Participant is living at the time the Plan Administrator receives such request. The Plan Administrator may rely on the latest Beneficiary designation on file (or if no effective designation is on file, may direct that payment be made pursuant to Section 4.3(c)) and will not be liable to any person making claim for such payment under a subsequently filed designation or for any other reason.

(c)                                  Default Beneficiary. If there is no designated Beneficiary living at the death of the Participant, then such payment shall be made to the Participant’s estate.

(d)                                 Contingent Beneficiary. If the primary Beneficiary dies prior to complete distribution of the Participant’s Deferred Compensation Account, the remaining balance of such Deferred Compensation Account will be paid to the contingent Beneficiary designated by the Participant in the form of a lump sum payable as soon as administratively practicable after the primary Beneficiary’s death is established. If there is no surviving contingent Beneficiary, the lump sum will be paid to the estate of the primary Beneficiary.

4.4          Cash Payment. All payments under the Plan shall be made in cash.

4.5          Withholding of Taxes. A Participant must make appropriate arrangements with the Company for satisfaction of any federal, state or local income tax withholding requirements and Social Security or other employee tax requirements applicable to the payment of benefits under the Plan. If no other arrangements are made, the Company may provide, at its discretion,

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for such withholding and tax payments as may be required including, without limitations, by the reduction of other amounts payable to the Participant.

4.6          Limitations for Section 16b Insiders. A “Section 16b Insider” shall include any Participant who has been deemed to be subject to Section 16 of the Securities and Exchange Act of 1934 (the “Exchange Act”) by the Company. Notwithstanding any provision of the Plan, the Company may impose such limitations and restrictions on the Section 16b Insiders’ Deferral Elections under Section 2.2 and investment elections under Section 3.3 as it deems necessary or appropriate so that transactions by Section 16b Insiders do not present a risk of possible liability under Section 16b of the Exchange Act. The Company may delay any payment otherwise payable under Section 4.1 to any Section 16b Insider if the Company reasonably anticipates that such payment would violate federal securities laws. Any payment delayed under this provision must be paid at the earliest date thereafter on which the Company reasonably anticipates that the making of such payment would no longer cause such a violation.

Section 5

Claims Procedure

5.1          Correction of Errors and Duty to Review Information.

(a)                                 Correction of Errors. Errors may occur in the operation and administration of the Plan. The Company reserves the right to cause such equitable adjustments to be made to correct for such errors as it considers appropriate (including adjustments to Participant or Beneficiary accounts), which will be final and binding on Participants and Beneficiaries.

(b)                                 Duty to Review Information. Each Participant and Beneficiary has the duty to promptly review any information that is provided or made available to the Participant or Beneficiary and that relates in any way to the operation and administration of the Plan or his elections under the Plan (for example, to review payroll stubs to make sure a deferral election is being implemented appropriately, to review benefit statements to make sure investments elections are being implemented appropriately, to review summary plan descriptions and prospectuses, etc.) and to notify the Company of any error made in the operation or administration of the Plan that affects the Participant or Beneficiary within thirty (30) days of the date such information is provided or made available to the Participant or Beneficiary (for example, the date the information is sent by mail or the date the information is provided or made available electronically).

(c)                                  If the Company is notified of an alleged error within the thirty (30) day time period, the Company will investigate and either correct the error or notify the Participant or Beneficiary that it believes that no error occurred. If the Participant or Beneficiary is not satisfied with the correction (or the decision that no correction is necessary), he will have sixty (60) days from the date of notification of the correction (or notification of the decision that no correction is necessary), to file a formal claim under the claims procedures under Section 5.2.

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5.2          Claims Procedure.

(a)                                 Claims. If a Participant or Beneficiary does not feel as if he has received full payment of the benefit due to such person under the Plan, or if a Participant or Beneficiary feels that an error has been made with respect to his/her Account and has filed a claim pursuant to Section 5.1, the Participant or Beneficiary may file a written claim with the Company setting forth (i) the determination being appealed pursuant to Section 5.1(c), or (ii) the nature of the benefit claimed, the amount thereof, and the basis for claiming entitlement to such benefit. If the Participant or any Beneficiary previously filed a claim under Section 5.1 with respect to an alleged error and an appeal was filed under this Section 5.2 pursuant to Section 5.1(c), then neither the Participant nor any Beneficiary may file a formal claim under this Section 5.2 seeking a second review of the same error (including the impact of that error on benefits claimed to be due under the Plan). The Administrator will determine the validity of the claim and communicate a decision to the claimant promptly and, in any event, not later than ninety (90) days after the date of the claim. The claim may be deemed by the claimant to have been denied for purposes of further review described below in the event a decision is not furnished to the claimant within such ninety (90) day period. If additional information is necessary to make a determination on a claim, the claimant will be advised of the need for such additional information within forty-five (45) days after the date of the claim. The claimant will have up to one hundred and eighty (180) days to supplement the claim information, and the claimant will be advised of the decision on the claim within forty-five (45) days after the earlier of the date the supplemental information is supplied or the end of the one hundred and eighty (180) day period.

A claim for benefits which is denied will be denied by written notice. The written notice will set forth the specific reason or reasons for the denial, including a specific reference to any provisions of the Plan (including any internal rules, guidelines, protocols, criteria, etc.) on which the denial is based, a description of any additional material or information that is necessary to process the claim, and an explanation of the procedure for further reviewing the denial of the claim.

(b)                                 Appeals. Within sixty (60) days after the receipt of a denial on a claim, a claimant or his authorized representative may file a written request for review of such denial. Such review will be undertaken by the Administrator and will be a full and fair review. The claimant will have the right to review all pertinent documents. The Administrator will issue a decision not later than sixty (60) days after receipt of a request for review from a claimant unless special circumstances, such as the need to hold a hearing, require a longer period of time, in which case a decision will be rendered as soon as possible but not later than one hundred and twenty (120) days after receipt of the claimant’s request for review. The Administrator’s decision will be in writing and will include specific reasons for the decision and include specific reference to any provisions of the Plan on which

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the decision is based. Following the claims procedures through to completion is a condition of filing an arbitration action described under Section 5.2(c).

(c)                                  Arbitration. If a Participant or Beneficiary follows the claims procedure but his/her final appeal is denied in whole or in part, he/she will have one (1) year to file an arbitration action with respect to that claim, and failure to meet the one-year deadline will extinguish his/her right to file an arbitration action with respect to that claim.

Any claim, dispute or other matter in question of any kind relating to this Plan which is not resolved by the claims procedures will be settled by arbitration in accordance with the Travelers Employment Arbitration Policy. Notice of demand for arbitration will be made in writing to the opposing party and to the American Arbitration Association within one (1) year after the claim, dispute or other matter in question has been finally decided under the claims procedures set forth in this Section 5.2(a) and (b). In no event will a demand for arbitration be made after the date when the applicable statute of limitations would bar the institution of a legal or equitable proceeding based on such claim, dispute or other matter in question. The decision of the arbitrator(s) will be final and may be enforced in any court of competent jurisdiction.

The arbitrator(s) may award reasonable fees and expenses to the prevailing party in any dispute hereunder and will award reasonable fees and expenses in the event that the arbitrator(s) find that the losing party acted in bad faith or with intent to harass, hinder or delay the prevailing party in the exercise of its rights in connection with the matter under dispute.

(d)                                 Duty to Act Promptly. The Participant will be solely responsible for taking prompt actions in the event of disputed payments as necessary to avoid any adverse tax consequences under Section 409A of the Code, even if action is required to be taken in a more timely manner than is required under the claims procedure of Section 5.2.

Section 6

Payment of Benefits and Funding

6.1          Payment of Benefits. Benefits payable under the Plan will be the responsibility of, and paid by, the Company; provided that, the Company, in its sole discretion, may transfer its obligations with respect to one or more Participants to an affiliate. Such transfer may occur at any time, including in connection with a corporate transaction described in Sec. 6.3. If the Company transfers its obligations with respect to a Participant to an affiliate other than in connection with a corporate transaction, the Company will retain secondary liability for the payment of such benefit under the Plan.

6.2          Funding. The Company, including its subsidiaries and affiliates, shall not be required to fund, or otherwise segregate assets to be used for payment of benefits under the Plan.

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While the Company may make investments in amounts equal or unequal to Participants’ investment elections hereunder, the Company, its subsidiaries and affiliates shall not be under any obligation to make such investments and any such investment shall remain an asset of the Company, its subsidiaries and affiliates, subject to the claims of their general creditors. Notwithstanding the foregoing, the Company, its subsidiaries or affiliates, may maintain one or more “rabbi” trusts (“Trust”) to hold assets to be used for payment of benefits under the Plan or any other non-qualified deferred compensation plan maintained by the Company or an affiliate. The assets of the Trust with respect to benefits payable under the Plan shall remain subject to the claims of general creditors.

The assets of any rabbi trust hereby established will not be held or transferred outside of the United States, and the trust will not have any other feature that would result in a transfer of property being deemed to have occurred under Section 409A of the Code (for example, there will be no funding obligation or restrictions on assets in connection with a change in financial health of the Company or any affiliate). Further, neither the Company nor any affiliate will transfer or contribute any funds during any “restricted period,” as such term is defined in Section 409A(b)(3)(B) of the Code, to any rabbi trust established hereunder. If any funds are transferred or contributed during a restricted period and the Company certifies in writing that such transfer or contribution was disallowed under this provision, the funds will be deemed to have been transferred or contributed under a mistake of fact and will be returned to the Company, along with any earnings allocable to such funds, regardless of whether the Trust’s terms establish it as revocable or irrevocable.

Any payments by a Trust of benefits provided to a Participant under the Plan shall be considered payment by the Company and shall discharge the Company, its subsidiaries and affiliates from any further liability under the Plan to the extent of such payments.

6.3          Corporate Transactions. In the event of a sale of the stock to an unrelated buyer, or a disposition by means of a forward or reverse merger involving an unrelated buyer, where an employer ceases as a result of the transaction to be an affiliate, for any individual who remains employed with the employer after it ceases to be an affiliate, the transaction will not be deemed to constitute a Separation from Service and benefits thereafter will be paid in accordance with the terms of the Plan or the successor plan established by the buyer or an affiliate in a manner consistent with Code § 409A.

In the event of a sale of substantial assets (such as a location or division, or substantially all assets of a trade or business) of the Company or an affiliate to an unrelated buyer, the Company and the buyer may agree to transfer the contractual obligation and liability for benefits with respect to any individual who becomes an employee of the buyer or an affiliate of the buyer upon the closing or in connection with such transaction. In such case, the transaction will not be deemed to constitute a Separation from Service and benefits thereafter will be paid in accordance with the terms of the Plan or a successor plan established by the buyer or an affiliate in a manner consistent with Code § 409A.

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Section 7

Miscellaneous

7.1                               Benefit Statements. The Plan Administrator shall cause benefit statements to be issued (either in paper or electronic format) at least annually advising Participants and Beneficiaries of the balance and/or investment of their Deferred Compensation Accounts.

7.2                               Employment Rights. Nothing contained in this Plan nor any action taken hereunder shall be construed as a contract of employment or as giving any Employee any right to be retained in the employ of the Company or its affiliates.

7.3                               Interests Not Transferable.

(a)                                 In General. Neither the rights of, nor benefits payable to, a Participant or Beneficiary under the Plan may be alienated, assigned, transferred, pledged or hypothecated by any person, at any time, or to any person whatsoever. Such interest and benefits will be exempt from the claims of creditors or other claimants of the Participant or Beneficiary and from all orders, decrees, levies, garnishments or executions to the fullest extent allowed by law, except as provided below.

(b)                                 Domestic Relations Orders. The Plan will comply with any court order purporting to divide the benefit payable under this Plan pursuant to a state’s domestic relations laws to the extent permitted under Section 409A of the Code. However, such court order shall be deemed to only apply to such amounts that actually become payable to a Participant under the terms of this Plan (and shall not create a separate interest in favor of the alternate payee).

7.4                               Forfeitures and Unclaimed Amounts. Unclaimed amounts shall consist of the amounts of the Deferred Compensation Account of a Participant that cannot be distributed because of the Plan Administrator’s inability, after a reasonable search, to locate a Participant or his Beneficiary, as applicable, within a period of two (2) years after the date upon which the payment of benefits become due. Unclaimed amounts shall be forfeited at the end of such two-year period. These forfeitures will reduce the obligations of the Company under the Plan. After an unclaimed amount has been forfeited, the Participant or Beneficiary, as applicable, shall have no further right to his Deferred Compensation Account.

7.5                               Controlling Law. The law of Minnesota, except its law with respect to choice of law, shall be controlling in all matters relating to the Plan to the extent not preempted by ERISA. Any legal dispute with respect to a right or entitlement under the Plan that is not covered by the claims and arbitration process required by the Plan, must be submitted to the United States District Court for the District of Minnesota.

7.6                               Gender and Number. Words in the masculine gender shall include the feminine, and the plural shall include the singular and the singular shall include the plural.

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7.7                               Action by the Company. Except as otherwise specifically provided herein, any action required of or permitted by the Company under the Plan shall be by action of the chief executive officer or by action of such person(s) authorized by the chief executive officer.

7.8                               Obligations to Company. If a Participant becomes entitled to a distribution of benefits under the Plan, and if at such time the Participant has outstanding any debt, obligation, or other liability representing an amount owing to the Company or its affiliates, then the Company may offset such amount owed to it against the amount of benefits otherwise distributable. Such determination shall be made by the Plan Administrator.

7.9                               Uniformed Services Employment and Reemployment Rights Act. Deferral elections and changes to the time and form of payment shall be allowed in a manner consistent with the Uniformed Services Employment and Reemployment Rights Act (USERRA), to the extent also allowed under Section 409A of the Code.

Section 8

Amendment and Termination

8.1                               Amendment. The Company may amend the Plan at any time and for any reason by action of the Compensation Committee of the Board of Directors of the Company. The Compensation Committee generally will determine the effective date of any amendment to the Plan. However, if Section 409A of the Code requires a delayed effective date (for example, if an amendment changes a deferral rule in a way that implementation of the amendment may be required to be delayed for twelve (12) months), then the amendment will be effective as of the later of the date determined by the Compensation Committee in connection with the amendment, or the earliest effective date allowed under Section 409A of the Code.

8.2                               Termination.

(a)                                 In General. The Company may terminate the Plan at any time and for any reason by action of the Compensation Committee. The Compensation Committee generally will determine the effective date of a termination of the Plan. However, a termination of the Plan will not be effective to cause a deferral election in place under the Plan for a Plan Year to be modified or discontinued prior to the end of such Plan Year, unless the Plan is terminated and liquidated.

(b)                                 Effect on Balances and Vesting. The Company may not amend or terminate the Plan in a manner that has the effect of reducing the balance or vested percentage of any Participant’s or Beneficiary’s Deferred Compensation Accounts, unless the Company makes a good faith determination that either the amendment is required by law or the failure to adopt the amendment would have adverse tax consequences to the Participants and/or Beneficiaries affected by such amendment.

(c)                                  Liquidation Terminations. The Company may terminate the Plan and provide for the acceleration and liquidation of all benefits remaining due under the Plan

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pursuant to Treas. Reg. § 1.409A-3(j)(4)(ix). In the event of such termination and liquidation, all Deferral Elections and credits under the Plan will be discontinued as of the termination date established by the Company, and all benefits remaining due will be paid in a lump sum at a time specified by the Company as part of the action terminating the Plan and consistent with Treas. Reg. § 1.409A-3(j)(4)(ix).

(d)                                 Other Terminations. The Company may terminate the Plan other than pursuant to Treas. Reg. § 1.409A-3(j)(4)(ix). In the event of such a termination, all Deferral Elections and credits will be discontinued as of the end of the Plan Year, but all benefits remaining payable under the Plan will be paid at the same time and in the same form as if the termination had not occurred — that is, the termination will not result in any acceleration of any distribution under the Plan.

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Exhibit E

THE TRAVELERS SEVERANCE PLAN

(As Amended and Restated effective January 1, 2015)

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THE TRAVELERS SEVERANCE PLAN

(As amended and restated effective January 1, 2015)

I. PURPOSE AND APPLICATION

I.1          Purpose: The purpose of the Plan is to provide severance payments to certain employees of the Company and of those Affiliates that have adopted this Plan in the event such employees’ employment is terminated in specified circumstances.

I.2          Application: The Plan as set forth herein applies to Employees who are provided a Written Notice of Termination on or after January 1, 2015. This Plan document supersedes and replaces any severance plan, program or policy maintained by an Employer prior to January 1, 2015.

II. DEFINITIONS

The following words and phrases, when used herein, unless their context clearly indicates otherwise, shall have the following respective meanings.

II.1                            “Administrator” means the Company, acting through the person, persons or committee delegated administrative authority pursuant to Article V.

II.2                            “Affiliate” means an entity on whose board of directors or other governing body the Company (directly or indirectly through one or more subsidiaries) has representation by virtue of its ownership of capital stock or other interest. However, under no circumstances does the term “Affiliate” include any venture capital company in which the Company or an Affiliate may, from time to time, have invested.

II.3                            “Code” means the Internal Revenue Code of 1986 as amended.

II.4                            “Company” means The Travelers Companies, Inc. or any successor corporation by merger, consolidation or purchase or otherwise that elects to adopt the Plan.

II.5                            “Conduct Harmful or Prejudicial to the Company” means any act or omission by an Employee, whether or not occurring during the course of employment, that the Administrator, in its sole discretion, determines to be detrimental to the interests of the Company or an Affiliate, including, but not limited to, any violation of (i) the Company’s Code of Business Conduct and Ethics, (ii) any Employer policy relating to illegal drugs, discrimination, sexual or other discriminatory harassment, alcohol, misconduct, gambling, possession or use of firearms or other weapons, theft, destruction or misuse of company property, misrepresentations, falsifying records, conflicts of interest, use of insider information, use or disclosure of confidential information, intellectual property and inventions assignment, bribes, threats or harm to cowork-ers or business associates, or (iii) any provision of a written agreement between Employee and the Company or an Affiliate.

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II.6                            “Confidential Separation Agreement” means an agreement stating the terms of an Employee’s separation from employment that is executed by an Employee within the time limits established by the Employer, in form and substance satisfactory to the Employer, and which includes a general release and waiver of claims. The Confidential Separation Agreement shall include a non-solicitation clause, pursuant to which the Employee agrees, for a period of time to be specified in the Confidential Separation Agreement, not to solicit certain people or groups of people to discontinue their business and/or their employment relationship with the Company or any Affiliate, and may also include other terms determined by the Employer such as post-employment obligations of non-disparagement, confidentiality and/or cooperation. A Confidential Separation Agreement may also be referred to as a “Waiver and Release.”

II.7                            “Employee” means any person who, as of the date of Termination of Employment, is employed by an Employer as a non-temporary, Regular Status Full-Time Employee or Regular Status Part-Time Employee under classifications established and applied in the ordinary course of business by the Employer. The term “Employee” shall not include any individual (i) who performs services for the Company or an Affiliate through, or is paid by, a third party (including but not limited to a third-party temporary agency or an employee leasing or staffing agency), or (ii) who is classified by the Employer as an independent contractor or consultant, a temporary employee or as having any status other than a Regular Status Full-Time Employee or Regular Status Part-Time Employee (regardless of whether such individual is subsequently determined to be a common-law employee or an employee for any other purpose).

II.8                            “Employer” means the Company and each Affiliate that, with the approval of the Executive Vice President - Human Resources of the Company, has adopted the Plan. In the event an Employer ceases to be an Affiliate for any reason (including, but not limited to, the sale or disposition of the stock of the Employer by the Company or an Affiliate), the Employer shall immediately cease to be an Employer.

II.9                            “Offer of Continued Employment” means a job offer to an Employee by the Company or an Affiliate prior to the Employee’s Termination of Employment (or, in the case of a sale or transfer of all or any portion of the business operation of the Company or an Affiliate, an offer by the purchaser or transferee or any affiliate of such purchaser or transferee, or, in the case of the outsourcing of a job function to a third-party service provider, an offer by the third-party service provider or an affiliate of such provider) for a position (i) with base compensation equal to or greater than the Employee’s then current base compensation; and (ii) which allows the Employee to work at his/her then current work site or within thirty (30) miles of his/her current work site (or, in the case of virtual office employees, within thirty (30) miles from the office to which the Employee is assigned) or at a location that is closer to the Employee’s current residence than is the Employee’s current work site. In the case of a sale or transfer of all or any portion of the business operation of the Company or an Affiliate (by means of a stock or asset disposition, merger, or similar transaction), the sale or transfer agreement may explicitly or implicitly modify the definition of “Offer of Continued Employment” for purposes of this Plan.

II.10                     “Reduction in Force” or “RIF” means a Termination of Employment initiated by an Employer solely due to a reduction in force or the elimination of an Employee’s position, as determined by the Administrator, in its sole discretion.

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II.11                     “Regular Status, Full-Time Employee” means a non-temporary Employee who is classified by an Employer as Regular Status, Full-Time and who works a regular schedule of hours which is at least the customary number of hours per week assigned by his/her office.

II.12                     “Regular Status, Part-Time Employee” means a non-temporary Employee who is classified by an Employer as Regular Status, Part-Time and who works a regular schedule of hours which is less than the customary number of hours per week assigned by his/her office.

II.13                     “Severance Payments” or “Severance Benefits” means the benefits provided to an Employee who, in accordance with Article III, is eligible for such benefits in the amount and form set forth in the applicable Severance Benefit Schedule.

II.14                     “Severance Benefit Schedule” or “Schedule” means the schedules attached hereto and incorporated herein, as amended from time to time, which set forth the amount, form of, and additional conditions for entitlement to Severance Benefits payable under this Plan.

II.15                     “Termination of Employment” means, for purposes of determining an Employee’s entitlement to Severance Payments under this Plan, a complete severance of an Employee’s employment relationship with the Company and all Affiliates (as reflected on the books and records of the Company). Accordingly, a transfer of an Employee’s employment between the Company and an Affiliate, or among Affiliates, will not constitute a Termination of Employment. In the event of an authorized leave of absence (including a disability leave), a Termination of Employment will be deemed to have occurred during or at the end of such leave in accordance with the employment policies of the Employer in effect and as amended from time to time.

An Employee who, in conjunction with a sale or transfer of all or any portion of the business operation of the Company or an Affiliate (by means of a stock or asset disposition, merger, or similar transaction), transfers employment to the purchaser or transferee or to any affiliate of such purchaser or transferee, or is given an Offer of Continued Employment by the purchaser or transferee or any affiliate of such purchaser or transferee, shall not be treated as having incurred a Termination of Employment for purposes of this Plan. In addition, an Employee shall not be treated as having incurred a Termination of Employment merely because such Employee’s Employer ceases to be an Employer and/or an Affiliate under this Plan.

An Employee who, in connection with the outsourcing of a job function to a third-party service provider, transfers employment to the third-party service provider or an affiliate of such provider, or is given an Offer of Continued Employment by the third-party service provider or an affiliate of such provider, shall not be treated as having incurred a Termination of Employment for purposes of this Plan.

Notwithstanding the foregoing, an Employee will not experience a Termination of Employment unless the termination of the employment relationship also qualifies as a “separation from service” under Code § 409A.

II.16                     “Voluntary Termination” means a Termination of Employment initiated by the Employee. An Employee will be treated as having a Voluntary Termination if: (i) the Employee

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resigns from employment for any reason, even if the Employee’s resignation occurs after the Employee receives a Written Notice of Termination (unless the Employer has authorized such early resignation and agreed in writing with the Employee to a new date of Termination of Employment due to a RIF), or (ii) the Employee declines an Offer of Continued Employment, whether that Offer of Continued Employment was made before or after Written Notice of Termination was provided to the Employee.

II.17                     “Waiver and Release” has the same meaning as “Confidential Separation Agreement” (see Section II.6).

II.18                     “Written Notice of Termination” means a formal, written communication from an Employer to the Employee informing the Employee that his/her employment will be terminated on a date certain in the future.

II.19                     “Years of Service” means an Employee’s full years of service based on the applicable service date as reflected for the Employee in the Company’s human resource system. The service date reflects (i) the first day of the current period of continuous service of the Employee or (ii) the adjusted service date for an Employee who has had a break in service and is eligible for service restoration based on the terms of the Travelers Pension Plan or any prior applicable pension plan.

Notwithstanding the foregoing, if an Employee received severance benefits from the Company or an Affiliate for a previous period of employment, that Employee will be eligible for Severance Benefits with respect to Years of Service commencing with the Employee’s most recent date of employment with the Company or an Affiliate (while it is an affiliate) and not based on the adjusted service date. For purposes of the preceding sentence, benefits paid under the Travelers Pension Plan (or a predecessor pension plan) with respect to any previous period of employment will not be considered severance benefits with respect to such previous period of employment.

III. ELIGIBILITY FOR SEVERANCE PAYMENTS

III.1                       Reduction in Force: If, in the discretion of the Administrator, an Employee experiences a Termination of Employment due to a Reduction in Force and is otherwise eligible to receive, and is not excluded from receiving, Severance Benefits under this Plan, and if the Employee executes a Confidential Separation Agreement, including a general release and waiver of claims, the Employee will be eligible for the Severance Payments specified in the applicable Severance Benefit Schedule, to the extent and in accordance with the applicable Severance Benefit Schedule and this Plan.

III.2                       Conduct Harmful or Prejudicial to the Company: An Employee who has a Termination of Employment and who has engaged in Conduct Harmful or Prejudicial to the Company, as determined within the sole discretion of the Administrator, shall not be entitled to any Severance Benefits hereunder. If the Administrator determines that an Employee has engaged in Conduct Harmful and Prejudicial to the Company after Severance Benefits have commenced to be paid to such Employee, the Employer may immediately cease payment of any remaining Severance

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Benefits and demand repayment of any Severance Benefits already paid to the Employee. The Employee must promptly repay such Severance Benefits and, if not promptly repaid, the Employer may deduct the value of Severance Benefits already paid from any other form of compensation or payments payable to such Employee, to the extent permitted by applicable law.

III.3                       Voluntary Termination: An Employee who experiences a Voluntary Termination shall not be eligible to receive any Severance Benefits hereunder.

III.4                       Employment or Other Agreements: An Employee whose employment is terminated under circumstances that entitle that Employee to receive payments upon separation of employment pursuant to a written employment or other separation agreement shall not be eligible to receive any Severance Benefits hereunder, unless such written agreement is authorized by the Administrator and expressly states that the Employee is eligible for Severance Benefits under this Plan in addition to such other benefits that may be provided by the written agreement. Any agreement between the Company or an Affiliate and an Employee that provides for payment to the Employee solely in support of a post-employment non-competition restriction shall not be an agreement “to receive payments upon separation of employment” for purposes of this Section III.4.

III.5                       Termination for Unsatisfactory Performance. An Employee who is terminated for unsatisfactory performance, as determined within the sole discretion of the Administrator, shall not be eligible to receive any Severance Benefits hereunder, even if the Employer chooses not to replace such Employee or fill the Employee’s position.

III.6                       Death: An Employee who dies after receiving Written Notice of Termination but before executing a Confidential Separation Agreement shall not be eligible to receive any Severance Benefits hereunder.

III.7                       Disability and Other Leaves of Absence: An Employee who is on a personal leave of absence at the time of, or commencing after, the date the Employer provides a Written Notice of Termination will not be treated as having had a Termination of Employment due to a RIF. An Employee who is on an approved disability leave of absence will be treated as having had a Termination of Employment due to a RIF only if either (a) a Written Notice of Termination is provided to the Employee prior to the start of the Employee’s disability leave and the Employee remains on the approved disability leave (pursuant to the Employer’s leave or other policies) at the date of Termination of Employment specified in the Written Notice of Termination; or (b) the Employee is on approved disability leave (pursuant to the Employer’s leave or other policies) when the Employer provides a Written Notice of Termination and each of the following conditions are met: (i) prior to his/her Termination of Employment (as determined pursuant to the Employer’s leave or other policies), the Employee provides the Employer with written notice of his/her intent to return to work for the Company or an Affiliate, along with a physician’s certification that the Employee is able to return to work, and (ii) the Employee does not receive an Offer of Continued Employment by the Company or an Affiliate within sixty (60) days after the date the Employer receives written notice of the Employee’s intent to return to work.

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III.8                       Other Terminations: An Employee shall not be eligible to receive any Severance Benefits if the severance of his/her employment relationship with the Company and its Affiliates is not considered a Termination of Employment due to a RIF for purposes of this Plan; further, an Employee whose Termination of Employment is not described in Section III.1 shall not be eligible to receive Severance Benefits even if the Termination of Employment is not excluded under Sections III.2, III.3, III.4, III.5, III.6 or III.7.

III.9                       Employer Option to Accelerate Termination of Employment and Reduce or Eliminate Benefits: If, after receiving a Written Notice of Termination from an Employer but before the date of Termination of Employment, an Employee engages in Conduct Harmful or Prejudicial to the Company, voluntarily resigns, becomes employed with an employer that is not the Company or an Affiliate, dies, is insubordinate, performs in an unsatisfactory manner, or otherwise becomes ineligible to receive benefits under this Plan, the Employer has the option to accelerate the Employee’s Termination of Employment date, effective on an earlier date than stated in the Written Notice of Termination, and (i) treat the new, earlier Termination of Employment as a termination for reasons other than a RIF, such that the Employee is no longer eligible for Severance Benefits; or (ii) reduce the Employee’s Severance Benefits such that they are determined by reference to the earlier Termination of Employment date, even if the Employee has already executed his/her Confidential Separation Agreement.

IV. PAYMENT AND CLAIMS PROCEDURES

IV.1                        Withholding: The Employer shall withhold from the Severance Benefits paid hereunder all federal and state income and FICA taxes and any other amounts it reasonably believes to be required or authorized to be withheld.

IV.2                        Death of Employee After Becoming Eligible: If an Employee dies after receiving Written Notice of Termination and after executing a Confidential Separation Agreement, but before receiving full payment of Severance Benefits, the Employer shall pay the remaining amounts due to the Employee’s estate, unless the Employee designates a different payee on a form and in such manner as is prescribed by the Administrator. Any payee will be required to execute a Confidential Separation Agreement similar to that required of the Employee, as if the Employee had not died, in order to receive payment of any remaining Severance Benefits not otherwise required to be paid by law.

IV.3                        Effect on Other Benefits: The period for which Severance Benefits may be computed and the payments provided under this Plan shall not constitute employment, compensation or salary for purposes of determining participation in or the benefits under this or any other benefit plan of the Company or an Affiliate, unless otherwise expressly provided under the terms of such plan. An Employee’s entitlement to other types of benefits (e.g., retirement benefits or stay pay) will not affect an Employee’s entitlement to, or the amount of, Severance Benefits under the Plan, except as expressly provided by the governing plan or by written agreement.

IV.4                        Reduction for Debt: The amounts payable to an Employee under this Plan in accordance with an applicable Severance Benefit Schedule are subject to reduction for any amounts the

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Employee owes to the Company or an Affiliate as determined by the Administrator, to the extent such reduction or offset is consistent with applicable law, including Code § 409A in the case of any deferred compensation that is subject to Code § 409A.

IV.5                        Modified Severance Benefits: Notwithstanding any other provisions of this Plan or the provisions of any Severance Benefit Schedule to the contrary, and subject to Section VI.1 with respect to any Employee for whom compensation and benefits must be approved and adopted by the Compensation Committee of the Company’s Board of Directors, an Employer may, in its sole discretion exercised prior to the date of an Employee’s Termination of Employment, agree to provide severance benefits to such Employee who has a Termination of Employment due to a RIF that are less than or in excess of the Severance Benefits, if any, otherwise payable under this Plan. An Employer shall have no obligation to provide additional benefits to any Employee under this Section IV.5 and need not make benefit grants under this Section on a uniform basis to similarly-situated Employees.

IV.6                        Statutory or Other Severance Pay Benefits: If any Employee is entitled to a severance benefit or mandatory termination notice provisions pursuant to international, federal, provincial, state, local or other applicable regulation, statute, or other governmental order or rule, or common law, on account of Employee’s Termination of Employment, the Severance Benefit under this Plan may be reduced, in the sole discretion of the Employer, by the amount of such statutory or other severance or notice requirement.

IV.7                        Severance Claim Procedure:

(a)                                 Written Notice of Amount of Severance Benefits

No later than ten (10) days after an Employee’s Termination of Employment due to a Reduction in Force, or such other point in time as determined by the Administrator, the Administrator will provide the Employee with a written notice (“Notice”) of the amount of Severance Benefits payable to the Employee under the Plan and what conditions the Employee must meet to receive payment of Severance Benefits (e.g., execution of a Confidential Separation Agreement).

(b)                                 Claim for Benefits

If an Employee is denied Severance Benefits or objects to the amount of benefits provided, the Employee may file a written claim for benefits with the Administrator objecting to the denial of benefits or the amount of benefits payable under the Plan. Such a written claim must be filed within ninety days after the Employee’s Termination of Employment.

Not later than ninety (90) days after receipt of such claim, the Administrator will render a written decision on the claim to the Employee. If the claim is denied in whole or in part, such decision will include: the reasons for the denial; a description of any additional material or information necessary for the Employee to per-

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fect the claim; an explanation as to why such information or material is necessary; and an explanation of the Plan’s claim procedure.

(c)                                  Appeal of Administrative Committee’s Determination

No later than sixty (60) days after receiving the Administrator’s written decision, if the Employee disagrees with the decision and wants to pursue the matter further, the Employee or the Employee’s representative must file with the Administrator a written request for review of the Administrator’s decision. No later than sixty (60) days after the Administrator’s receipt of the request for review, the Administrator should render a final written decision on the claim, which decision will include the specific reasons for the decision, including references to specific Plan provisions where appropriate.

The Administrator may extend the ninety (90)- and sixty (60)- day periods during which the Administrator should respond to the claimant by up to an additional ninety (90) or sixty (60) days, respectively, if special circumstances so require and if notice of such extension is given to the Employee prior to the expiration of the initial ninety (90)- or sixty (60)- day period. Failure on the part of the Employee to respond to an Administrator’s written decision on a timely basis as described above, will be regarded by the Employer as a waiver of any continued rights under the Severance Claim Procedures described in this Section.

Any failure by the Administrator to respond to a written request for review shall be deemed a denial of the request, based on the same grounds identified in the initial written decision of the Administrator.

IV.8                        Statute of Limitations

The claims procedure in Section IV.5 is mandatory. If an Employee has completed the entire claims procedure and still disagrees with the outcome of the Employee’s claim, the Employee may commence a civil action under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Employee must commence such civil action within one year of the date of the final denial under Section IV.5(c) above. If the Employee does not commence such civil action within one year of the date of the final decision, the Employee will waive all rights to relief under ERISA.

V. PLAN ADMINISTRATION

V.1                             Administration: The Company, in its capacity as Administrator of the Plan, shall have overall responsibility for the administration and operation of the Plan, including the authority and discretion to:

(a)                                 construe and interpret this document (or any form or other document established for use in the administration of the Plan);

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(b)                                 determine all questions, whether legal or factual, arising in the administration, interpretation and application of the Plan, including, but not limited to the entitlement of any Employee to Severance Payments and, subject to the Employer’s exercise of discretion under Section III.9, the amount of Severance Payments to be made to any Employee, and the decisions of the Administrator shall be final and binding upon the Employee and the Employer;

(c)                                  communicate the Plan and its eligibility requirements to Employees;

(d)                                 prepare and furnish to Employees all information required under Federal law or provisions of the Plan to be furnished to them;

(e)                                  have prepared and filed all reports or other information required under Federal law to be provided to any governmental entity; and

(f)                                   hear, review and determine claims for benefits.

The Company, in its capacity as sponsor of the Plan (or any other Employer under the circumstances described in Section VI.1, and in its capacity as sponsor of the Plan), is responsible for determining the form and substance of any Confidential Separation Agreement required as a condition to the receipt of Severance Benefits under the Plan. Such Confidential Separation Agreement, to the extent it provides Severance Benefits to the Employee, will be deemed to form part of the Plan once executed by the Employee, and the Company, as Administrator of the Plan, will have the authority and discretion specified above with respect to such Confidential Separation Agreement.

V.2                             Delegation of Authority: The Company, by action of its chief executive officer, may delegate authority to a person, persons or committee to act on behalf of the Company in its capacity as Administrator of the Plan. In the absence of such delegation, the Executive Vice President — Human Resources shall act on behalf of the Company in its capacity as Administrator of the Plan. Any person or committee with authority delegated by the Company (including a delegation pursuant to the default provision of the prior sentence) may further delegate, from time to time, authority to such person or persons as he/she/it deems advisable and may revoke any such delegation of authority. Any action by a delegate in the exercise of delegated authority shall be action on behalf of the Administrator and shall have the same force and effect as if such action was taken by the Company in its capacity as Administrator of the Plan.

V.3                             Exercise of Authority: The Company, in its capacity as Administrator of the Plan, and any person or committee who acts on behalf of the Administrator, may exercise authority in its/his/her full discretion, subject only to the duties imposed under ERISA. This discretionary authority includes, but is not limited to, the authority specified in Section V.1. The exercise of authority will be binding upon all persons; and it is intended that the exercise of authority be given deference in all courts of law to the greatest extent allowed under law, and that it not be overturned or set aside by any court of law unless found to be arbitrary and capricious.

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VI. MISCELLANEOUS PROVISIONS

VI.1                        Amendment and Termination: The Company, in its capacity as sponsor of the Plan, may at any time and without prior notice, amend or terminate this Plan or any Severance Benefit Schedule. Any amendment or termination of this Plan or Severance Benefit Schedule shall be by written instrument signed by the Company’s Executive Vice President — Human Resources.

Any Affiliate may, with the approval of the Company’s Executive Vice President - Human Resources, adopt this Plan and become an Employer hereunder or withdraw from the Plan. Each Employer under this Plan may, in its capacity as sponsor of the Plan and with the approval of the Company’s Executive Vice President - Human Resources, design, adopt and amend its own Severance Benefit Schedule and Confidential Separation Agreement, which shall include a general release and waiver of claims. The adoption, amendment or termination of a Schedule by an Employer hereunder shall be by written instrument signed by an officer of the Employer and the Company’s Executive Vice President - Human Resources. By adopting the Plan, each Employer consents to:

(a)                                 administration of the Plan by the Company; and

(b)                                 any amendment adopted by the Company, except as provided above with respect to its own Severance Benefit Schedule or Confidential Separation Agreement.

Notwithstanding any other provision of this Plan, no amendment or modification affecting an Employee whose compensation and benefits must be approved and adopted by the Compensation Committee of the Company’s Board of Directors shall be effective unless and until such amendment or modification has been so approved and adopted. The Company by amendment or termination of the Plan, or any Employer by amendment of its Severance Benefit Schedule, or by withdrawal from the Plan, may reduce or eliminate any Severance Benefits that have not been fully paid prior to the date the amendment, termination or withdrawal is executed. Notwithstanding the foregoing, however, an amendment, termination or withdrawal may not reduce or eliminate any Severance Benefits that are conditioned upon execution of a Confidential Separation Agreement after the Employee has been provided a copy of the Confidential Separation Agreement for his/her signature.

VI.2                        Source of Payment: Severance Benefits payable under this Plan to any Employee shall be paid directly out of the general assets of such Employee’s Employer. An Employer is not responsible for (and has no contractual obligation with respect to) Severance Benefits payable to an Employee who is or was employed with another Employer. If an Employee is concurrently employed with two or more Employers, each will be responsible for the Severance Benefit attributable to employment with that Employer.

VI.3                        Governing Law/Forum: This Plan, to the extent not preempted by ERISA or any other federal law, shall be governed by and construed in accordance with the laws of Minnesota, without giving effect to its conflict of law rules. The Plan is intended to be an employee welfare benefit plan within the meaning of Section 3(1) of ERISA. All controversies, disputes, and claims arising under or relating to the Plan must be submitted to the United States District Court

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for the District of Minnesota, unless the parties to any such dispute agree to submit the matter to arbitration on terms and conditions mutually agreed upon. Any person that participates in the Plan, or asserts an entitlement to any right or benefit under the Plan, thereby consents to the exercise of personal jurisdiction over him or her by the United States District Court for the District of Minnesota and waives any argument that that forum is not a convenient forum in which to resolve the lawsuit.

VI.4                        Interests Not Transferable: Except as to withholding of any tax under the laws of the United States or any state or locality, no Severance Benefits payable at any time under the Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, or other legal process, or encumbrance of any kind. Any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any such Severance Benefits, whether currently or thereafter payable, shall be void. No person shall, in any manner, be liable for or subject to the debts or liabilities of any person entitled to such benefits. If any person shall attempt to, or shall alienate, sell, transfer, assign, pledge or otherwise encumber his Severance Benefits under the Plan, or if by any reason of his bankruptcy or other event happening at any time, such benefits would devolve upon any other person or would not be enjoyed by the person entitled thereto under the Plan, then the Administrator, in its sole discretion, may terminate the interest in any such benefits of the person entitled thereto under the Plan and hold or apply them for or to the benefit of such person entitled thereto under the Plan or such person’s spouse, children or other dependents, or any of them, in such manner as the Administrator may deem proper.

VI.5                        Employment Rights: Establishment of the Plan shall not be construed in any way to modify an Employee’s at-will employment relationship, or to give any Employee the right to be retained in the Company’s or any Affiliate’s service or to any benefits not specifically provided by the Plan. The right of an Employer to terminate the employment relationship of an Employee (or to accelerate the termination date) will not in any way be affected by the terms of this Plan or any Confidential Separation Agreement.

VI.6                        Severability: Any provision herein that may be unenforceable will be deemed severed from the remainder hereof, with such remaining provisions being given full force and effect.

VI.7                        Gender and Number: Words in the masculine gender shall include the feminine, and the plural shall include the singular and the singular shall include the plural.

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THE TRAVELERS SEVERANCE PLAN

(As amended and restated January 1, 2015)

Severance Benefit Schedule A

This Schedule A applies to Terminations of Employment due to a Reduction in Force. Except as otherwise expressly provided in this Schedule A, in order to be eligible for the Severance Benefits detailed below, the Employee must first execute a Confidential Separation Agreement, including a general release and waiver of all claims, in the form provided to the Employee by the Employer. Any Employee covered by Schedule B will not be eligible for the Severance Benefit described in this Schedule A.

It is the intention of the Company that the benefits provided under this Schedule A qualify for certain exceptions from coverage under Code Section 409A (and the regulations or other applicable guidance thereunder), such as the exception for short-term deferrals, involuntary separation pay plans and the payment or reimbursement of reasonable outplacement and reasonable moving expenses, and the provisions of this Schedule A should be interpreted consistent with that intent.

I.                                        Amount of Severance Benefit

The Employee will be eligible to receive a Severance Benefit in an amount equal to two (2) weeks of his/her base salary in effect as of the date of Termination of Employment for each full Year of Service, with a minimum amount equal to four (4) weeks of base salary and a maximum amount equal to fifty-two (52) weeks of base salary. However, in no event will an Employee’s Severance Benefit exceed two times the lesser of (i) the Employee’s annualized compensation for the calendar year immediately preceding the calendar year of his or her Termination of Employment; or (ii) the maximum amount that may be taken into account under a qualified pension plan under Code § 401(a)(17) for the year of his or her Termination of Employment. To the extent that an Employee’s Severance Benefit would otherwise exceed the foregoing limitation, the amount of the Employee’s Severance Benefit will be reduced to comply with that limitation.

The Employee will receive this Severance Benefit in periodic payments (paid in accordance with the Employer’s payroll practices) beginning as soon as reasonably practicable following the date on which the Employee has a Termination of Employment due to a RIF, provided that payments will be withheld until the period for cancellation or revocation of the Confidential Separation Agreement (as described in the Confidential Separation Agreement) has expired without cancellation or revocation, and the first payment will include any such withheld payments. Payments will continue until the total payments made to the Employee equal the full Severance Benefit calculated above. For certainty under Code § 409A, in all cases the Severance Benefit will be paid in full by the end of the second calendar year following the calendar year of the Employee’s Termination of Employment.

If the Employee is re-employed by the Company or an Affiliate at a date after payment of Severance Benefits has commenced under this Schedule A, as a condition of re-employment any payments outstanding under the terms of this Plan will cease.

II.                                   Possible Reduction in Severance Benefits and Adjustment in Separation Date

The Severance Benefits described above are subject to all the terms and conditions of the Plan and may be reduced or eliminated under various circumstances outlined in Articles III and IV of the Plan, including but not limited to when the Employee, after being informed of his/her Termination of Employment, engages in insubordinate conduct, is disruptive in the workplace, engages in conduct that otherwise damages the morale of his/her work unit or the office as a whole, produces a significantly or consistently inferior work product, abandons his/her job by taking repeated unapproved absences, accepts employment with another employer, voluntarily resigns employment, or otherwise engages in conduct that causes the Employee to become ineligible under the Plan. The Employer has the right to accelerate the Employee’s date of Termi-

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nation of Employment, and to reduce or eliminate the severance benefits as provided in Article III or IV of the Plan, even if the Employee has already executed his/her Confidential Separation Agreement.

III.                              Relocation

An Employee who has relocated to his/her current work site at the request of the Employer or as part of an initial offer of employment and who, within twenty-four (24) months of such relocation, or, in the case of an initial offer of employment, within twenty-four (24) months of such offer of employment, has a Termination of Employment due to a RIF, will receive relocation benefits corresponding to the then current employee relocation plan of the Employer that is closest to the plan originally provided to Employee if: (i) the Employee relocates within three (3) months of the date of Termination of Employment; and (ii) in such relocation, the Employee moves to a primary residence in one of the forty-eight (48) contiguous states within the United States of America. The cost, direction and limits of this relocation benefit will be determined under the applicable relocation plan; provided that, in no event will the relocation benefit be available for expenses incurred beyond the end of the second calendar year following the calendar year of the Employee’s Termi-nation of Employment (and in no event will reimbursement occur later than the end of the third calendar year following the calendar year of the Employee’s Termination of Employment). An Employee will be considered to have relocated on the date on which he/she has actually physically relocated to a new location. As a condition of receiving relocation under this Schedule A, the Employer may require the Employee to provide proof of a rental or lease agreement or of an offer of purchase for property in the new location.

IV.                               Outplacement Services

An Employee who has a Termination of Employment due to a RIF will receive, at the Employer’s expense, professional outplacement services. The cost, duration and content of these services shall be determined by the Employer and may be modified from time to time without notice to the general Employee population; provided that, in no event will outplacement services extend beyond the end of the second calendar year following the calendar year of the Employee’s Termination of Employment (and in no event will reimbursement occur later than the end of the third calendar year following the calendar year of the Employee’s Termination of Employment).

The Employee will not be required to sign a Confidential Separation Agreement as a condition to receiving such outplacement services. An Employee who has a Voluntary Termination after receiving Written Notice of Termination, but before the Termination of Employment date specified in the Written Notice of Termination, will receive no additional outplacement services.

No other benefits are available under this Schedule A on account of an Employee’s Termination of Employment.

All capitalized terms used in this Schedule A, not otherwise defined in this Schedule A, have the meanings given to them in the Plan.

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THE TRAVELERS SEVERANCE PLAN

(As amended and restated effective January 1, 2015)

Severance Benefit Schedule B

Executive Severance Policy

This Schedule B applies to Terminations of Employment due to a Reduction in Force (“RIF”) that occur on or after January 1, 2015 with respect to any Employee who is classified by the Employer as serving in a position of Executive Vice President, Senior Vice President or Vice President. For purposes of this Schedule B, an Employee serving the Employer in a position of Vice Chairman will be considered an Executive Vice President. In order to be eligible for the Severance Benefits described below, the Employee must first execute a Confidential Separation Agreement, including a general release and waiver of all claims, in the form provided to the Employee by the Employer. Any Employee covered by this Schedule B will not be eligible for the Severance Benefit described in Schedule A.

For purposes of this Schedule B, “total monthly cash compensation” equals one twelfth (1/12) of the Employee’s annual base salary in effect at the time of his/her Termination of Employment plus one twelfth (1/12) of the Employee’s “average bonus.” An Employee’s “average bonus” for this purpose is calculated by reference to the bonus, if any, he/she received under the annual incentive cash bonus plan of the Company for the two annual bonus periods that ended with or immediately prior to the date that the Written Notice of Termination was provided to the Employee. If the Employee was eligible to receive a bonus for both of such bonus periods, then his/her “average bonus” is the sum of the bonuses received for such bonus periods (which may be zero if he/she did not receive a bonus for either such period) divided by two. If the Employee was eligible to receive a bonus for only one bonus period (for example, because he/she was recently employed), then his/her “average bonus” equals the amount of the bonus received for such bonus period (which may be zero if he/she did not receive a bonus for such period). If the Employee was not eligible to receive a bonus for either of such bonus periods, then his/her “average bonus” is zero.

For purposes of this Schedule B, any amount to be paid to an Employee that is expressed as a “monthly amount” will be paid in accordance with the payroll practices of the Company. For example, in the case of semi-monthly payroll, a monthly amount will be divided into two substantially equal payments to be paid semi-monthly.

I.                                        Amount of Severance Benefit — Executive Vice Presidents

This Section I of Schedule B applies to Terminations of Employment due to RIF of Employees who are Executive Vice Presidents.

The Employee will be eligible to receive a Severance Benefit in an amount equal to the number of months specified in the chart below (determined based on his/her Years of Service at Termination of Employment) multiplied by his/her total monthly cash compensation:

	Years of Service
	Less than 5	5 but less than 10	10 or more
Months of Severance Benefit	18	21	24

The Severance Benefit will be paid as follows:

A.                                    No amount will be paid until the first payroll date following the six (6) month anniversary of the Employee’s Termination of Employment.

B.                                    On the first payroll date following the six (6) month anniversary of the Employee’s Termination of Employment, or as soon as reasonably practicable thereafter, the Employee will receive a single

15

lump-sum payment equal to one-half of his/her annual base salary in effect at Termination of Employment.

C.                                    Starting with the first payroll date following the six (6) month anniversary of the Employee’s Termination of Employment and continuing for a total of six (6) months, the Employee will receive a monthly amount equal to one twelfth (1/12) of his/her annual base salary in effect at the time of his/her Termination of Employment.

D.                                    On the first payroll date following the one year anniversary of the Employee’s Termination of Employment, or as soon as reasonably practicable thereafter, the Employee will receive a single lump-sum payment equal to his/her total Severance Benefit calculated above, reduced by the previous payments made to the Employee under Sections I.B. and I.C.

II.                                   Amount of Severance Benefit — Senior Vice Presidents

This Section II of Schedule B applies to Terminations of Employment due to RIF of Employees who are Senior Vice Presidents.

The Employee will be eligible to receive a Severance Benefit in an amount equal to the number of months specified in the chart below (determined based on his/her Years of Service at Termination of Employment) multiplied by his/her total monthly cash compensation:

	Years of Service
	Less than 5	5 but less than 10	10 or more
Months of Severance Benefit	12	15	18

The Severance Benefit will be paid as follows:

A.                                    No amount will be paid until the first payroll date following the six (6) month anniversary of the Employee’s Termination of Employment.

B.                                    On the first payroll date following the six (6) month anniversary of the Employee’s Termination of Employment, or as soon as reasonably practicable thereafter, the Employee will receive a single lump-sum payment equal to one-half of his/her annual base salary in effect at Termination of Employment.

C.                                    Starting with the first payroll date following the six (6) month anniversary of the Employee’s Termination of Employment and continuing for a total of six (6) months, the Employee will receive a monthly amount equal to one twelfth (1/12) of his/her annual base salary in effect at the time of his/her Termination of Employment.

D.                                    On the first day payroll date following the one year anniversary of the Employee’s Termination of Employment, or as soon as reasonably practicable thereafter, the Employee will receive a single lump-sum payment equal to his/her total Severance Benefit calculated above, reduced by the previous payments made to the Employee under Sections II.B. and II.C.

III.                              Amount of Severance Benefit — Vice Presidents

This Section III of Schedule B applies to Terminations of Employment due to RIF of Employees who are Vice Presidents.

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The Employee will be eligible to receive a Severance Benefit in an amount equal to the number of months specified in the chart below (determined based on his/her Years of Service at Termination of Employment) multiplied by his/her total monthly cash compensation:

	Years of Service
	Less than 5	5 but less than 10	10 or more
Months of Severance Benefit	6	9	12

The Severance Benefit will be paid as follows:

A.                                    Starting with the first payroll date following the Employee’s Termination of Employment, or as soon as reasonably practicable thereafter, the Employee will receive a monthly amount equal to one twelfth (1/12) of his/her annual base salary in effect at the time of his/her Termination of Employment, provided that monthly payments will be withheld until the period for cancellation or revocation of the Confidential Separation Agreement (as described in the Confidential Separation Agreement) has expired without cancellation or revocation, and the first payment will include any such withheld payments. Payments will continue until the total payments made to the Employee equal the full Severance Benefit calculated above (the final payment may be reduced as necessary so that the total payments do not exceed the Severance Benefit) or until twelve (12) monthly payments have been made, whichever occurs first. For certainty under Code § 409A, in all cases the Severance Benefit will be paid in full by the end of the second calendar year following the calendar year of the Employee’s Termination of Employment).

B.                                    On the first payroll date following the one year anniversary of the Employee’s Termination of Employment, or as soon as reasonably practicable thereafter, if the Severance Benefit has not already been paid in full, the Employee will receive a single lump-sum payment equal to his/her total Severance Benefit calculated above, reduced by the previous payments made to the Employee under Section III.A.

Any cash payments made under Section III of this Severance Benefit Schedule B are intended to be exempt from Code § 409A under the separation pay provisions of Treasury Regulation Section 1.409A-1(b)(9)(iii). Accordingly, notwithstanding any contrary provision in this Severance Benefit Schedule B, the aggregate payments made to any Employee pursuant to Section III will not exceed two times (2x) the lesser of (i) the Employee’s annualized compensation for the calendar year immediately preceding the calendar year of his or her Termination of Employment, or (ii) the maximum amount that may be taken into account under a qualified plan under Code § 401(a)(17) for the year of his or her Termination of Employment. For clarity, notwithstanding any provision of this Severance Benefit Schedule B to the contrary, an Employee who has a Severance Benefit payable pursuant to Section III shall not be entitled to any amount in excess of the lesser of (i) or (ii) that would otherwise have been payable to the Employee under the terms of Section III.

IV.                               Possible Reduction in Severance Benefits and Adjustment in Separation Date

The Severance Benefits described above are subject to all the terms and conditions of the Plan and may be reduced or eliminated under various circumstances outlined in Articles III and IV of the Plan, including but not limited to when the Employee, after being informed of his/her Termination of Employment, engages in insubordinate conduct, is disruptive in the workplace, engages in conduct that otherwise damages the morale of his/her work unit or the office as a whole, produces a significantly or consistently inferior work product, abandons his/her job by taking repeated unapproved absences, accepts employment with another employer, voluntarily resigns employment, or otherwise engages in conduct that causes the Employee to become ineligible under the Plan. The Employer has the right to accelerate the Employee’s date of Termination of Employment, and to reduce or eliminate the severance benefits as provided in Article III or IV of the Plan, even if the Employee has already executed his/her Confidential Separation Agreement.

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V.                                    Relocation

An Employee who has relocated to his/her current work site at the request of the Employer or as part of an initial offer of employment and who, within twenty-four (24) months of such relocation, or, in the case of an initial offer of employment, within twenty-four (24) months of such offer of employment, has a Termination of Employment due to a RIF, will receive relocation benefits corresponding to the then current employee relocation plan of the Employer that is closest to the plan originally provided to Employee if: (i) the Employee relocates within three (3) months of the date of Termination of Employment; and (ii) in such relocation, the Employee moves to a primary residence in one of the forty-eight (48) contiguous states within the United States of America. The cost, direction and limits of this relocation benefit will be determined under the applicable relocation plan; provided that, in no event will the relocation benefit be available for expenses incurred beyond the end of the second calendar year following the calendar year of the Employee’s Termination of Employment (and in no event will reimbursement occur later than the end of the third calendar year following the calendar year of the Employee’s Termination of Employment). An Employee will be considered to have relocated on the date on which he/she has actually physically relocated to a new location. As a condition of receiving relocation under this Schedule B, the Employer may require the Employee to provide proof of a rental or lease agreement or of an offer of purchase for property in the new location.

VI.                               Outplacement Services

An Employee who has a Termination of Employment due to a RIF will receive, at the Employer’s expense, professional outplacement services. The cost, duration and content of these services shall be determined by the Employer and may be modified from time to time without notice to the general Employee population; provided that, in no event will outplacement services extend beyond the end of the second calendar year following the calendar year of the Employee’s Termination of Employment (and in no event will reimbursement occur later than the end of the third calendar year following the calendar year of the Employee’s Termination of Employment).

The Employee will not be required to sign a Confidential Separation Agreement as a condition to receiving such outplacement services. An Employee who has a Voluntary Termination after receiving Written Notice of Termination, but before the Termination of Employment date specified in the Written Notice of Termination, will receive no additional outplacement services.

Any cash payments made under this Severance Benefit Schedule B that are deferred compensation subject to Code § 409A(a) are intended to satisfy the requirements of paragraphs (2), (3) and (4) of Code § 409A(a). With respect to any installment payment, each installment is intended to be treated as a separate payment for purposes of analysis under Code § 409A.

No other benefits are available under this Schedule B on account of an Employee’s Termination of Employment.

All capitalized terms used in this Schedule B, not otherwise defined in this Schedule B, have the meanings given to them in the Plan.

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Exhibit F

NON-SOLICITATION AND NON-DISCLOSURE AGREEMENT

THIS NON-SOLICITATION AND NON-DISCLOSURE AGREEMENT (“Agreement”) is made and entered into this         day of                   , 2016, by and between The Travelers Companies, Inc., a Minnesota corporation with its principal place of business located in St. Paul, Minnesota, including its present and future affiliated entities (collectively, the “Company”), and Avrohom J. Kess (the “Employee”).

WITNESSETH:

WHEREAS, the Employee is employed by the Company; and

WHEREAS, the Company is engaged in the business of underwriting and selling insurance and insurance-related products throughout the United States.

NOW, THEREFORE, in consideration of the promises and the mutual covenants and obligations hereinafter set forth, the parties agree as follows:

SECTION 1.                                                 CONSIDERATION.

(a)                                 As consideration for the execution of this Agreement, the Employee acknowledges receipt of the amount of Five Thousand Dollars ($5,000.00) (“the Consideration”), which constitutes good, valuable and independent consideration for all of Employee’s covenants and obligations in this Agreement and is above and beyond any compensation Employee is entitled to receive from the Company.

(b)                                 As further consideration for the execution of this Agreement, the Employee shall be eligible to participate in and receive the benefits of the executive severance plan as set forth in Schedule B of The Travelers Companies, Inc. Severance Plan (Effective April 1, 2004), as added thereto by the Second Amendment (the “Severance Plan”), in the event Employee is involuntarily terminated because of a reduction in force, involuntarily terminated for reasons other than Cause (as defined in Section 2(b)) or asked to take a substantial demotion, pursuant to the terms and conditions of the Severance Plan and regardless of any amendment to or termination of the Severance Plan, except that for the purpose of Schedule B, the number of months of severance benefit shall in no event be less than 21 months and the “total monthly cash compensation” shall in no event be less than one twelfth (1/12) of the Employee’s base salary in effect at the time of his/her termination of employment (“final base salary”) plus the greater of (i) one twelfth (1/12) of the average of his/her two most recent cash payments under the annual incentive compensation plan of the Company, or (ii) one twelfth (1/12) of 125% of the final base salary for any Employee who is serving the Employer in a position of Executive Vice President or equivalent (as determined by Company and the position of Vice Chairman is deemed to be equivalent to Executive Vice President); and 110% of the final base salary of any Employee who is serving the

Employer in a position of Senior Vice President or equivalent (as determined by Company). Further, in order to be eligible for benefits under the Severance Plan, Employee will be required to, among other things, execute a Waiver and Release, as defined in the Severance Plan, in a form satisfactory to Company. (The current standard non-solicitation clauses included in the Waiver and Release are attached and incorporated herein for your reference as Exhibit A.) Nothing in this Agreement is intended or may be interpreted to amend or revise the Severance Plan, except as set forth and applicable herein. Schedule B of The Travelers Companies, Inc. Severance Plan, as amended, is attached and incorporated herein as Exhibit B. Exhibit B, together with the above described enhanced benefit set forth a schedule of minimum severance for Employee and other members of the Management Committee. To the extent the Company revises the existing Severance Plan to increase the benefits, Employee will be entitled to the greater of (i) the new increased benefits, as modified by this Section 1(b) or (ii) the benefits in existence at the time this Agreement was executed, as modified by this Section 1(b). To the extent Company revises the Severance Plan to decrease benefits or adopts a Severance Plan which allows for a benefit to be paid that is less than that set forth in Exhibit B, Employee shall be entitled to the benefits set forth in Exhibit B, as modified by this Section 1(b).

SECTION 2.                                                 DEFINITIONS

For purposes of this Agreement, the following terms are defined as follows:

(a)                                 “Cause” shall mean Employee’s conviction of any felony, Employee’s willful misconduct in connection with the performance of Employee’s duties with Company, or Employee’s taking illegal action in Employee’s business or personal life that harms the reputation or damages the good name of Company.

(b)                                 “Change of Control” shall mean any of the following (i) members of the Board of Directors on February 2, 2006 (“Incumbent Board”) cease for any reason to constitute a majority thereof, provided that persons subsequently becoming directors with the approval of directors constituting at least two-thirds (2/3) of the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) will be considered as members of the Incumbent Board provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest (as described in Rule 14a-11 under the Securities Exchange Act of 1934 (the “Act”)) (“Election Contest”) or any other actual or threatened solicitation of proxies or consents by or on behalf of any “person” (as such term is defined in Section 3(a)(9) of the Act) other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed to be a member of the Incumbent Board, or (ii) any person as defined in the Act, other than the Company, a Company subsidiary, any employee benefit plan (or related trust) sponsored or maintained by the Company or any Company subsidiary, any employee or any group of persons including an employee (or any entity controlled by an employee or any group of persons including an employee) or

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an underwriter temporarily holding securities pursuant to an offering of such securities, is or becomes the beneficial owner, directly or indirectly, of 30% or more of the company’s voting securities, or (iii) the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company, or any of its subsidiaries that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction, or the sale or other disposition of all or substantially all of the Company’s assets to an unaffiliated entity, unless immediately after such corporate transaction or sale, (A) more than 60% of the total voting securities of the corporation resulting from such corporate transaction or sale (or if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the surviving company) is represented by voting securities of the Company that were outstanding immediately prior to such corporate transaction or sale (or by shares into which such Company voting securities were converted pursuant to such corporate transaction or sale) and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company voting securities among the holders thereof immediately prior to the corporate transaction or sale, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the surviving company or the parent company), is or becomes the beneficial owner, directly or indirectly, of 30% or more of the total voting power of the outstanding voting securities eligible to elect directors of the parent company (or, if there is no parent company, the surviving company) and (C) at least a majority of the members of the board of directors of the parent company (or, if there is no parent company, the surviving company) following the consummation of the corporate transaction or sale were members of the Incumbent Board at the time of the Board’s approval of the execution of the initial agreement providing for such corporate transaction or sale (any corporate transaction or sale which satisfies all of the criteria specified in (A) (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or (iv) the Company’s shareholders approve a plan of complete liquidation or dissolution of the Company. Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 30% of the Company voting securities as a result of the acquisition of Company voting securities by the Company which reduces the number of Company voting securities outstanding; provided that if after such acquisition by the Company such person becomes the beneficial owner of additional Company voting securities that increases the percentage of outstanding Company voting securities beneficially owned by such person, a Change of Control of the Company shall then occur.

(c)                                  “Constructive Discharge” shall mean conduct by the Company that would lead a reasonable person to leave employment due to intolerable conditions created by the Company, reduction of the Employee’s base salary (except in the event of a generally proportionate reduction of all of the Management Committee members’ salaries), the cessation of the employee being a member of the Management Committee (provided, however, that in the event Employee voluntarily steps down from the Management Committee, this Agreement shall become void three months from that date), changing Employee’s reporting relationship that results in Employee reporting to someone who is not a member of the Management Committee, changing Employee’s reporting

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relationship or reducing his/her responsibilities such that it would cause a reasonable person to resign and causes Employee to resign, or requiring Employee to accept a position that would reasonably require relocation.

(d)                                 “Restricted Period” shall mean the twelve (12) month period following the Employee’s termination of employment.

(e)                                  “Management Committee” shall mean the most senior policy setting group of executives within the Company, excluding the Chairman and Chief Executive Officer.

SECTION 3.                                                 NON-DISCLOSURE OF CONFIDENTIAL INFORMATION.

(a)                                 Employee recognizes that the Company has developed information that is confidential, proprietary and/or nonpublic that is related to its business, operations, services, finances, clients, customers, policyholders, vendors and agents (“Confidential Information”). Employee understands and agrees that he/she is prohibited from using, disclosing, divulging or misappropriating any Confidential Information for his/her own personal benefit or for the benefit of any person or entity, except that Employee may disclose Confidential Information pursuant to a properly issued subpoena, court order, other legal process, or official inquiry of a federal, state or local taxing authority, or other governmental agency with a legitimate legal right to know the Confidential Information. If disclosure is compelled of Employee by subpoena, court order or other legal process, or as otherwise required by law, Employee agrees to notify Company as soon as notice of such process is received and before disclosure and/or appearance takes place. Employee will use reasonable and prudent care to safeguard and prevent the unauthorized use or disclosure of Confidential Information. Confidential Information shall not include any information that: (a) is or becomes a part of the public domain through no act or omission of Employee or is otherwise available to the public other than by breach of this Agreement; (b) was in Employee’s lawful possession prior to the disclosure and had not been obtained by Employee either directly or indirectly as a result of Employee’s employment with or other service to the Company; (c) is disclosed to Employee by a third party who has authority from the Company to make such disclosure and such disclosure to Employee is not confidential; or (d) is independently developed by Employee outside of Employee’s employment with the Company and without the use of any Confidential Information. Employee further acknowledges that Employee, in the course of employment, has had and will have access to such Confidential Information.

(b)                                 Employee agrees that every document, computer disk, electronic file, computerized information, computer software program, notation, record, diary, memorandum, development, investigation, or the like, and any method or manner of doing business of the Company containing Confidential Information made or acquired by the Employee during employment by the Company is and shall be the sole and exclusive property of Company. The Employee will deliver the same (and every copy, disk, abstract, summary, or reproduction of the same made by or for the Employee or acquired by the Employee) whenever the Company may so require and in any event prior to or at the termination of employment. Nothing in Section 3 is intended or shall be interpreted

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to mean that the Company may withhold information, including computerized information, relating to Employee’s personal contacts and personal information that may be stored or contained in Employee’s physical or electronic files. The Company further agrees not to unreasonably withhold information relating to Employee’s business-related contacts, to the extent such information falls outside the definition of Confidential Information set forth in Section 3(a) above.

SECTION 4.                                                 NON-SOLICITATION/NON-INTERFERENCE.

The parties understand and agree that this Agreement is intended to protect the Company against the Employee raiding its employees and/or its business during the Restricted Period, while recognizing that after his/her termination, Employee is still permitted to freely compete with the Company, except to the extent Confidential Information is used in such solicitation and subject to certain restrictions set forth below. Further, nothing in this Agreement is intended to grant or limit any rights or claims as to any future employer of Employee. To this end, any court considering the enforcement of this Agreement for a breach of this Agreement, must accept this statement of intent.

(a)                                 After Employee has left the employment of the Company and during the Restricted Period, Employee will not seek to recruit or solicit, or assist in recruiting or soliciting, participate in or promote the solicitation of, interfere with, attempt to influence or otherwise affect the employment of any person who was or is employed by the Company at any time during the last three months of Employee’s employment or thereafter. Further, Employee shall not, on behalf of himself/herself or any other person, hire, employ or engage any such person. The parties agree that Employee shall not directly engage in the aforesaid conduct through a third party for the purpose of colluding to avoid the restrictions in this Agreement. However, nothing in this Agreement precludes Employee from directing a third party (including but not limited to employees of his/her subsequent employer or a search firm) to broadly solicit, recruit, and hire individuals, some of whom may be employees of the Company, provided that Employee does not specifically direct such third party to specifically target the Company’s employees generally or specific individual employees of the Company.

(b)                                 After Employee has left the employment of the Company, accepts a position as an employee, consultant or contractor with a direct competitor of the Company, and during the Restricted Period, Employee will not utilize Confidential Information to seek to solicit or assist in soliciting, participate in or otherwise promote the solicitation of, interference with, attempt to influence or otherwise affect any person or entity, who is a client, customer, policyholder, or agent of the Company, to discontinue business with the Company, and/or move that business elsewhere. Employee also agrees not to be directly and personally involved in the negotiation or solicitation of any individual book roll over(s) or other book of business transfer arrangements involving the transfer of business away from Company, even if Confidential Information is not involved. However, nothing in this Agreement precludes the Employee from directing a third party (including but not limited to employees of his/her subsequent employer) to solicit, compete for, negotiate and execute book roll over deals or other book of business

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transfer arrangements provided that (i) Confidential Information provided by the Employee is not used, (ii) Employee is not personally and directly involved in such negotiations, and (iii) Employee does not direct such third party to target specific agents of Company. Furthermore, nothing in this Agreement precludes the Employee from freely competing with the Company including but not limited to competing on an account by account or deal by deal basis to the extent that he/she does not use Confidential Information.

(c)                                  This Section 4 is inapplicable in the event Employee elects benefits under the Severance Plan.

SECTION 5.                                                 ATTORNEYS’ FEES.

If a dispute arises concerning the terms and conditions of this Agreement, Employee and Company agree to pay their own respective attorneys’ fees and costs.

SECTION 6.                                                 EXTENSION OF OBLIGATIONS.

If Employee breaches any of the provisions of Section 4 of this Agreement, and if the Company brings legal action for injunctive relief during the Restricted Period and injunctive relief is ordered by a court of competent jurisdiction, then one day of additional time shall be added to the restriction for each day of noncompliance, up to a maximum of twelve (12) months, so that the Company is given the benefit of Employee’s compliance with the restriction for twelve (12) months following employment as agreed. If, however, the Company takes no action within the Restricted Period, then the Company shall have no right to bring a legal action under this Agreement against Employee.

SECTION 7.                                                 CONSENT TO JURISDICTION.

Jurisdiction and venue for enforcement of this Agreement, and for resolution of any dispute under this Agreement, shall be exclusively in the federal or state courts in the state and county where the Employee resides at the time that the Company commences an enforcement action. Employee agrees to advise the Company’s General Counsel of his/her residence during the Restricted Period.

SECTION 8.                                                 EMPLOYMENT-AT-WILL.

Employee specifically recognizes and agrees that nothing in this Agreement shall be deemed to change the existing employment relationship between the Employee and the Company, and that this Agreement is not an employment agreement for continued employment.

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SECTION 9.                                                 GOVERNING LAW.

This Agreement shall be construed interpreted in accordance with the laws of the State of Minnesota.

SECTION 10.                                          WAIVER.

The waiver of a breach of any provision of this Agreement shall not operate as or be construed as a waiver of any subsequent breach of this Agreement. To the extent that a common law duty exists with respect to the use of Confidential Information that would cause the Company irreparable harm, Employee recognizes and acknowledges his/her obligation to abide by that duty both before and after the Restricted Period.

SECTION 11.                                          SEVERABILITY.

If any provision, section or subsection of this Agreement is adjudged by any court to be void or unenforceable in whole or in part, this adjudication shall not affect the validity of the remainder of the Agreement, including any other provision, section or subsection. Each provision, section, and subsection of this Agreement is separable from every other provision, section and subsection and constitutes a separate and distinct covenant. Both Employee and the Company agree that if any court rules that a restriction contained in this Agreement is unenforceable as written, the parties will meet and confer to negotiate the reformation of the provision.

SECTION 12.                                          ASSIGNMENT AND EXPIRATION OF AGREEMENT.

(a)                                 This Agreement is not assignable by Employee or the Company without the written consent of the other party.

(b)                                 It is the intent of the Company that all members of the Management Committee will sign and be bound by the terms of this Agreement. The Company agrees that this Agreement will only become effective upon the signing of a non-solicitation non-disclosure agreement having the exact same terms as this Agreement by all members of the Management Committee as of February 20, 2006. The Company agrees to notify Employee when all members of the Management Committee have signed the Agreement. The Company also agrees that all future Management Committee members will be required to sign a non-solicitation non-disclosure agreement within thirty (30) days of joining the Management Committee, such agreement to be on the same terms as this Agreement.

(c)                                  The Company agrees that it will not amend, alter, modify, or otherwise change the terms of the non-solicitation non-disclosure agreement for any present or future Management Committee member, except as referenced in Section 12(f). If the Company amends, alters, modifies or otherwise changes the terms of the non-solicitation

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nondisclosure agreement for any present or future Management Committee member such that the terms are less restrictive than the terms set forth in this Agreement, the Company will modify the terms of this Agreement to reflect the less restrictive terms. The Company agrees to notify Employee in writing within fourteen (14) days of its execution or modification of such a non-solicitation non-disclosure agreement with any present or future Management Committee member. Additionally, in the event that future members of the Management Committee are not required to execute this Agreement, do not sign the Agreement within thirty (30) days of joining the Management Committee, or any member of the Management Committee is no longer bound by this Agreement and permitted to remain on the Management Committee, then this Agreement shall immediately become void. The Company agrees to advise Employee within fourteen (14) days, that the Agreement has become void.

(d)                                 In the event that there is a Change in Control of the Company, Employee is removed from the Management Committee, and/or the employee is Constructively Discharged, then this Agreement shall immediately become void.

(e)                                  In the event that Employee loses employment under the conditions as defined in the Severance Plan or as further defined in Section 1(b) and Employee accepts and signs the Waiver and Release, as defined and required by the Severance Plan, then Employee shall receive the enhanced benefits set forth in Section 1(b), and this Agreement shall become null and void.

(f)                                   The Company may, from time to time, deem it necessary to enter into an agreement on a temporary basis that provides greater severance benefits than are being provided in Section 1(b) when hiring a new member of the Management Committee or when asking an existing member to relocate or asking a member to take a position substantially different from the member’s current position. In the event those greater severance benefits are provided for a period longer than 24 months, the benefits under this Agreement shall be enhanced, on a pro-rata basis (for example, if such new member’s benefit was increased by 12 months over Employee’s benefit, then Employee’s benefit would be increased by 12 months), to incorporate the increased benefits provided to the other employee.

(g)                                  Notwithstanding Sections 12(b) and 12(c), the Company agrees that in the event Employee has an existing agreement in place with Company with more restrictive non-solicitation and/or non-disclosure terms, those more restrictive terms will govern until their expiration, if any, at which time this Agreement will wholly take effect. In the event Employee has an existing agreement in place with Company with no or less restrictive non-solicitation and/or non-disclosure terms, the more restrictive terms contained in this Agreement will govern.

SECTION 13.                                          RELIEF

(a)                                 Employee expressly acknowledges that the terms of Sections 3 and 4 are material to this Agreement. Employee further acknowledges and agrees that the

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Confidential Information acquired during Employee’s employment with the Company is valuable and unique, and that any breach by Employee of the provisions of Sections 3 and 4 will cause the Company irreparable injury and damage that cannot reasonably or adequately be compensated by monetary damages. Employee, therefore, expressly agrees that the Company shall be entitled to injunctive relief in a court of competent jurisdiction in accordance with the laws of the applicable jurisdiction.

(b)                                 The parties agree that injunctive relief is the exclusive remedy that is available to the Company against Employee in the event the Employee breaches this Agreement.

(c)                                  If the Company takes no legal action within the Restricted Period, then it shall not be entitled to bring any legal action under this Agreement against Employee or for any extension of the Restricted Period.

SECTION 14.                                          ENTIRE AGREEMENT.

This Agreement constitutes the entire Agreement and understanding between the Company and the Employee concerning the subject matters hereof. No modification, amendment, termination or waiver of this Agreement shall be binding unless in writing and signed by the Employee and a duly authorized representative of the Company.

IN WITNESS WHEREOF, the Company and Employee have duly executed this Agreement under seal as of the day and year first above written.

THE TRAVELERS COMPANIES, INC.

By:

Name:	John P. Clifford Jr.

Title:	Executive Vice President and Chief Human Resources Officer

AVROHOM J. KESS

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EXHIBIT A

Covenants Not to Solicit/Hire/Interfere. Employee acknowledges and agrees that, by virtue of opportunities derived from Employee’s access to Confidential Information and employment with the Company, Employee is capable of significantly and adversely impacting the existing relationships of the Company Entities with their clients, customers, policyholders, vendors, consultants, employees, and/or agents. Employee acknowledges that the Company Entities have a legitimate interest in protecting these relationships against solicitation and/or interference by Employee during Employee’s employment and for a reasonable period of time following the Separation Date. Accordingly, the parties agree that the covenants described in this Subsection III(E) and its subparts shall apply (i) during Employee’s employment with the Company and (ii) for a duration of twelve (12) months following the Separation Date (together, “the Restricted Period”). Employee acknowledges and agrees that the covenants described in this Subsection III(E) and its subparts are expressly intended to protect and preserve the legitimate business interests and goodwill of the Company Entities. Employee acknowledges that the Consideration provides independent and fair consideration for these covenants.

1.                                      Non-Solicitation/Non-Hire of Employees. Employee acknowledges that the Company Entities sustain their operations and the goodwill of their clients, customers, policyholders, vendors, consultants, producers, agents and brokers (“Customers”) through their employees. The Company Entities have made significant investment in their employees and their ability to establish and maintain relationships with each other and with the Company Entities’ Customers in order to further their operations and cultivate goodwill. Employee acknowledges that the loss of the Company Entities’ employees could adversely affect its operations and jeopardize the goodwill that has been established through these employees, and that the Company Entities therefore have a legitimate interest in preventing the solicitation of their employees. Accordingly, Employee shall not, without the prior written consent of the Company, at any time during the Restricted Period, directly or indirectly, seek to recruit or solicit, attempt to influence or assist, participate in or promote the solicitation of, or otherwise attempt to adversely affect the employment of any person who was or is employed by any Company Entity on the Separation Date or was employed by any Company Entity within twelve (12) months prior to the Separation Date or thereafter. Without limiting the foregoing restriction, Employee shall not, on behalf of Employee or any other person, hire, employ or engage any such person and shall not engage in the aforesaid conduct through a third party for the purpose of colluding to avoid the restrictions in this Section. Without limiting the generality of the restrictions under this Section, by way of example, the restrictions under this Section shall prohibit Employee from (i) interviewing a Company Entity employee, (ii) communicating in any manner with a Company Entity employee in connection with a current or future employment opportunity outside of the Company, (iii) identifying Company Entity employees to potentially be solicited or hired, (iv) providing information or feedback regarding Company Entity employees seeking employment with the Employees subsequent employer and/or (v) otherwise assisting or participating in the

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solicitation or hiring of a Company Entity employee. Employee further agrees that, during such time, if a person who is employed by any Company Entity contacts Employee about prospective employment, Employee will inform such person that Employee cannot discuss the matter, unless and until consent of the Company has been obtained. Employee shall not provide any other person the name of, or information regarding, any person employed by any Company Entity who contacts Employee about prospective employment. For purposes of this Subsection III(E)(1), requests for consent must be delivered via overnight mail (signature required) to John P. Clifford, Jr., Travelers, Executive Vice President of Human Resources, 385 Washington Street, Mail Code SB02W, St. Paul, MN 55102-1396 (or his successor), with a copy via overnight mail (signature required) to Kenneth F. Spence, III, Travelers, Executive Vice President and General Counsel, 385 Washington Street, Mail Code LC12L, St. Paul, MN 55102-1396 (or his successor).

2.                                      Non-Solicitation of and Non-Interference with Existing Commercial Relationships. Employee acknowledges that by virtue of his or her employment with the Company, Employee has developed relationships with and/or had access to Confidential Information about the Company Entities’ Customers and is, therefore, capable of significantly and adversely impacting existing relationships that the Company Entities have with them. Employee further acknowledges that the Company Entities have invested in their and Employee’s relationship with the Company Entities’ Customers and the goodwill that has been developed with them, and therefore have a legitimate interest in protecting these relationships against solicitation and/or interference by Employee for a reasonable period of time after the Separation Date. Accordingly, Employee shall not, without the prior written consent of the Company, at any time during the Restricted Period, directly or indirectly, solicit any person or entity, who or that, as of the Separation Date, was or is a Customer of any Company Entity, to discontinue business with any Company Entity and/or move that business elsewhere, or otherwise change an existing customer relationship with any Company Entity. Employee further agrees that, during such time, if such a Customer contacts Employee about discontinuing business with any Company Entity, and/or moving that business elsewhere, or otherwise changing an existing commercial relationship with any Company Entity, Employee will inform such Customer that Employee cannot discuss the matter without notifying the Company. Prior to any discussion of the matter, Employee is obligated to notify the Company of the name of the person who made the contact, the Customer with whom the person is affiliated, and the nature and date of the contact. After notifying the Company of the contact, Employee must receive written consent from the Company before discussing the matter with such Customer. For purposes of this Subsection III(E)(2), requests for consent must be delivered via overnight mail (signature required) to the current Executive Vice President or Senior Vice President of the business unit for which Employee worked as of the Separation Date, with a copy via overnight mail (signature required) to Kenneth F. Spence, III, Travelers, Executive Vice President and General Counsel, 385 Washington Street, Mail Code LC12L, St. Paul, MN 55102-1396 (or his successor).

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EXHIBIT B

THE ST. PAUL TRAVELERS COMPANIES, INC.

SEVERANCE PLAN

(effective April 1, 2004)

Severance Payment Schedule B

Executive Severance Policy

This Schedule B applies to Terminations of Employment due to a Reduction in Force (“RIF”) that occur on or after September 28, 2005 with respect to any Employee who is serving the Employer in a position of Executive Vice President, Senior Vice President or Vice President. For purposes of this Schedule B, an Employee serving the Employer in a position of Vice Chairman will be considered an Executive Vice President. In order to be eligible for the Severance Benefits described below, the Employee must first execute a Waiver and Release of all claims against the Employer in the form provided to the Employee by the Employer.

For purposes of this Schedule B, “total monthly cash compensation” equals one twelfth (1/12) of the Employee’s annual base salary in effect at the time of his/her Termination of Employment plus one twelfth (1/12) of the average of his/her two most recent cash payments under the annual incentive compensation plan of the Company.

I.                                        This Section I of Schedule B applies to Terminations of Employment due to RIF by Employees who are Executive Vice Presidents.

The Employee will be eligible to receive a Severance Benefit in an amount equal to the number of months specified in the chart below (determined based on his/her Years of Service at Termination of Employment) multiplied by his/her total monthly cash compensation:

	Years of Service
	Less than 5	5 but less than 10	10 or more
Months of Severance Benefit	18	21	24

The Severance Benefit will be paid as follows:

A.                                    No amount will be paid until the first day of the seventh month following the Employee’s Termination of Employment.

B.                                    On the first day of the seventh month following the Employee’s Termination of Employment, or as soon as administratively practicable thereafter, the Employee will receive a single lump-sum payment equal to one-half of his/her annual base salary in effect at Termination of Employment.

C.                                    Starting with the seventh month following the Employee’s Termination of Employment and continuing for a total of six (6) months, the Employee will receive a monthly amount (paid in accordance with the Company’s payroll practices) equal to one twelfth (1/12) of his/her annual base salary in effect at the time of his/her Termination of Employment

D.                                    On the first day of the month following the one year anniversary of the Employee’s Termination of Employment, or as soon as administratively practicable thereafter, the Employee will receive a single lump-sum payment equal to his/her total Severance Benefit calculated above, reduced by the previous payments made to the Employee under A., B., and C.

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II.                                   This Section II of Schedule B applies to Terminations of Employment due to RIF by Employees who are Senior Vice Presidents.

The Employee will be eligible to receive a Severance Benefit in an amount equal to the number of months specified in the chart below (determined based on his/her Years of Service at Termination of Employment) multiplied by his/her total monthly cash compensation:

	Years of Service
	Less than 5	5 but less than 10	10 or more
Months of Severance Benefit	12	15	18

The Severance Benefit will be paid as follows:

A.                                    No amount will be paid until the first day of the seventh month following the Employee’s Termination of Employment.

B.                                    On the first day of the seventh month following the Employee’s Termination of Employment, or as soon as administratively practicable thereafter, the Employee will receive a single lump-sum payment equal to one-half of his/her annual base salary in effect at Termination of Employment.

C.                                    Starting with the seventh month following the Employee’s Termination of Employment and continuing for a total of six (6) months, the Employee will receive a monthly amount (paid in accordance with the Company’s payroll practices) equal to one twelfth (1/12) of his/her annual base salary in effect at the time of his/her Termination of Employment

D.                                    On the first day of the month following the one year anniversary of the Employee’s Termination of Employment, or as soon as administratively practicable thereafter, the Employee will receive a single lump-sum payment equal to his/her total Severance Benefit calculated above, reduced by the previous payments made to the Employee under A., B., and C.

III.                              This Section III of Schedule B applies to Terminations of Employment due to RIF by Employees who are Vice Presidents.

The Employee will be eligible to receive a Severance Benefit in an amount equal to the number of months specified in the chart below (determined based on his/her Years of Service at Termination of Employment) multiplied by his/her total monthly cash compensation:

	Years of Service
	Less than 5	5 but less than 10	10 or more
Months of Severance Benefit	6	9	12

The Severance Benefit will be paid as follows:

A.                                    In the case of an Employee who is not a Specified Employee, such Employee will receive a monthly amount (paid in accordance with the Company’s payroll practices) equal to one twelfth (1/12) of his/her annual base salary in effect at the time of his/her Termination of Employment, with payments commencing as soon as administratively practicable following the later of (i) the date of the Employee’s Termination of Employment; or (ii) twenty-five (25) days after the Employee executes the Waiver and Release in the form provided to the Employee by the Employer.

Such payments will continue until the total payments to the Employee equal the full Severance Benefit calculated above (with the final payment being equal to the full Severance Benefit minus all prior monthly payments) or until twelve (12) monthly payments have been made, whichever occurs first.

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B.                                    If a Severance Benefit remains after the monthly payments have been made under A., then, on the first day of the month following the last such monthly payment, the Employee will receive a single lump-sum payment equal to his/her total Severance Benefit calculated above, reduced by the previous payments to the Employee made under A.

In the case of an Employee who is a Specified Employee, such Employee’s Severance Benefit will be paid as follows:

A.                                    No amount will be paid until the first day of the seventh month following the Employee’s Termination of Employment.

B.                                    On the first day of the seventh month following the Employee’s Termination of Employment, or as soon as administratively practicable thereafter, the Employee will receive a single lump - sum payment equal to one-half of his/her annual base salary in effect at Termination of Employment.

C.                                    Starting with the seventh month following the Employee’s Termination of Employment, the Employee will receive a monthly amount (paid in accordance with the Company’s payroll practices) equal to one twelfth (1/12) of his/her annual base salary in effect at the time of his/her Termination of Employment. Such payments will continue until the total payments to the Employee made under B. and C. equal the full Severance Benefit calculated above (with the final payment being equal to the full Severance Benefit minus all prior payments made under B. or C.) or until six (6) monthly payments have been paid, whichever occurs first.

D.                                    If a Severance Benefit remains after the payments have been made under B. and C., then, on the first day of the month following the last such monthly payment, the Employee will receive a single lump-sum payment equal to his/her total Severance Benefit calculated above, reduced by the previous payments to the Employee made under B and C.

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Exhibit G

NON-COMPETITION AGREEMENT

This NON-COMPETITION AGREEMENT (“Non-Competition Agreement”) is made and entered into this           day of                , 2016, by and between Avrohom J. Kess (“Employee”), The Travelers Indemnity Company, a Connecticut corporation (the “Company”), and The Travelers Companies, Inc., a Minnesota corporation (“Parent” and, together with its subsidiaries, including the Company, “Travelers”).

WITNESSETH:

WHEREAS, Travelers is currently engaged in the property and casualty insurance business (the “Business”); and

WHEREAS, Employee is employed by the Company in a position of trust and confidence and has had and will continue to have access to and become familiar with the products, methods, technology, services and procedures used by Travelers in connection with the Business; and

WHEREAS, in connection with Employee’s employment with the Company, Employee has and will continue to have access to confidential, proprietary and trade secret information of Travelers and relating to the Business, which confidential, proprietary and trade secret information Travelers desires to protect from unfair competition.

NOW, THEREFORE, in consideration of the promises and the mutual covenants and obligations hereinafter set forth, Employee, the Company and Travelers agree as follows:

SECTION 1.                                            CONSIDERATION.

(a)                                 As consideration for Employee’s execution of this Non-Competition Agreement and for Employee agreeing to comply with Employee’s obligations under this Non-Competition Agreement, Parent will grant Employee (within 30 days after the date hereof, subject to Employee’s acceptance of such grant) such number of restricted stock units (or, at Parent’s option, shares of restricted stock) of Parent, equal to $10,000 divided by the closing price of Parent’s common stock determined on The New York Stock Exchange on the date of grant (rounded to the nearest whole number), pursuant to the terms and conditions set forth in a Restricted Stock Unit Award Notification and Agreement (or, if applicable, Restricted Stock Grant Notification and Agreement), The Travelers Companies, Inc. 2014 Stock Incentive Plan, as it may be amended from time to time, and the prospectus dated February 2, 2016 and any applicable prospectus supplement. The restricted stock units (or, if applicable shares of restricted stock) shall be fully vested upon grant, shall pay cash dividend equivalents (or, if applicable, cash dividends) in the same amount and at the same time as unrestricted common stock and shall be subject to the holding requirement set forth in the award agreement.

(b)                                 If Travelers elects to exercise its Non-Competition Option (as defined in Section 3(c)(i)) and provided Employee complies with all of Employee’s obligations under this Non-Competition Agreement, then:

(i)                                     Employee will receive the following additional amounts in cash, paid in accordance with Section 1(d):

(A)                               an amount equal to six (6) months of Employee’s Monthly Base Salary; plus

(B)                               an amount equal to fifty percent (50%) of Employee’s Average Annual Bonus; plus

(C)                               an amount equal to fifty percent (50%) of Employee’s Average Annual Equity Award; and

(ii)                                  If the Company or any other Travelers entity maintains an employer-sponsored group medical and/or dental plan (whether insured or self-funded) at the Termination Date under which Employee was covered immediately prior to the Termination Date, and if Employee is eligible to and properly elects to continue coverage under such plan after the Termination Date under Part 6 of Subtitle B of Subchapter I of Employee Retirement Income Security Act of 1974, as amended, or any comparable continuation coverage requirements under then-current federal or state law, the Company will reimburse Employee for the difference, if any, between (1) the total premiums or contributions properly charged to Employee for such continuation coverage during the Restricted Period, and (2) the total premiums or contributions that would have been charged to Employee for comparable coverage under the plan had Employee remained employed by the Company during the Restricted Period. Nothing in this Non-Competition Agreement shall in any way limit or restrict the right of the Company or any other Travelers entity to amend or terminate its group medical and/or dental plan at any time and for any reason, including any amendment that applies to a group of employees that includes Employee. If then-current law would prohibit Employee from electing continuation coverage because of the payment called for under this Section 1(b)(ii), then Employee shall be entitled to such payment even though Employee does not elect continuation coverage, with the amount determined under (1) above being based on the premium or contribution that would have been charged to Employee if Employee were eligible to elect and had elected continuation coverage or, alternatively, Employee may waive the payment called for under this Section 1(b)(ii) so that Employee may elect continuation coverage. If the plan sponsor determines that any provision of then-current law would prohibit the payment called for under this Section 1(b)(ii), impose a tax or penalty on the Company or any Travelers entity that is more than five times (5x) the payment due to the Employee under this Section 1(b)(ii), or impose any adverse tax consequence or penalty on the plan or other employees as a result of the payment called for under this Section 1(b)(ii), and such prohibition or adverse consequence can be avoided by reformation of the terms of such payment in a manner that preserves the value of the payment to Employee at a comparable cost to the Company or other Travelers entity, and such reformation is not prohibited and does not create an adverse tax consequence to the Company or other Travelers entity, the plan, other employees or Employee, such reformation shall be made in a manner that preserves as closely as possible the current structure of this Section 1(b)(ii). Otherwise, the foregoing provisions

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of this Section 1(b)(ii) shall be ineffective and the payment will not be made to Employee.

(c)                                  Notwithstanding the foregoing, if Employee was hired after the Company granted its last annual bonus and/or annual equity awards and, as a result, Employee has not received any annual cash bonus payments and/or any annual equity awards prior to the Termination Date, then the amount payable to Employee under each of Sections 1(b)(i)(B) and (C) shall be equal to fifty percent (50%) of the amount set forth in Employee’s offer letter (or, if there is no such amount or letter, a letter for purposes of this calculation containing such amount) as Employee’s indicated or expected annual cash bonus and/or annual equity award for the next award cycle, respectively (provided that, if a range of indicated or expected annual cash bonus and/or annual equity awards is specified in Employee’s offer letter, the amount payable under each of Sections 1(b)(i)(B) and (C) shall be equal to fifty percent (50%) of the mid-point of the applicable indicated or expected range).

(d)                                 If Travelers elects to exercise its Non-Competition Option and Employee complies with all of Employee’s obligations under this Non-Competition Agreement, then the Company shall pay to Employee (or, in the event Employee dies before receipt of payment, to Employee’s estate or to such other person as Employee may designate in a written notification in accordance with Section 4 before Employee’s death) (i) the amounts calculated under Section 1(b)(i) (or Section 1(c), if applicable), and (ii) the amount due under Section 1(b)(ii). Such amounts shall be paid in cash in a lump sum on or about the Company’s first regular payroll date that is after the six-month anniversary of the Termination Date.

(e)                                  If Travelers elects to exercise its Non-Competition Option and Employee fails to comply with any of Employee’s obligations under this Non-Competition Agreement, then Travelers shall be entitled to exercise its remedies under Section 3.

(f)                                   If Travelers elects to exercise (or is deemed to have exercised) its Waiver Option (as defined in Section 3(c)(ii)), then Employee shall not be entitled to any of the amounts calculated under Section 1(b)(i) (or Section 1(c), if applicable) or any of the continued benefits under Section 1(b)(ii).

(g)                                  The Company or any other Travelers entity may withhold from any amounts payable under this Section 1 such federal, state and local income and employment taxes as it shall determine are required or authorized to be withheld pursuant to any applicable law or regulation.

SECTION 2.                                            CERTAIN DEFINITIONS.

(a)                                 “Aggregate Grant Date Fair Value” for purposes of calculating Employee’s Average Annual Equity Award means the aggregate grant date fair value of any annual equity awards, as calculated by Travelers, as of the grant date of each relevant award, for purposes of determining and communicating to Employee the total direct compensation of Employee.

(b)                                 “Average Annual Bonus” means the cash bonus amount calculated by reference to the bonus, if any, Employee received in respect of the two annual bonus periods that ended with or immediately prior to the Separation Acknowledgement Date. If Employee was eligible to receive a bonus for both of such bonus periods, then Employee’s “Average Annual Bonus” is

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the sum of the bonuses received for such bonus periods (which may be zero if Employee did not receive a bonus for either such period) divided by two. If Employee was eligible to receive a bonus for only one bonus period, then Employee’s “Average Annual Bonus” equals the amount of the bonus received for such bonus period (which may be zero if Employee did not receive a bonus for such period). If an Employee is awarded an annual cash bonus and defers receipt of all or part of it pursuant to a deferred compensation plan of Travelers, such bonus shall be considered to have been received by Employee for purposes of the calculations in this Non-Competition Agreement.

(c)                                  “Average Annual Equity Award” means the Aggregate Grant Date Fair Value of the annual equity awards, if any, Employee received as part of the two most recent annual equity grants made to employees (excluding any off-cycle awards) prior to the Separation Acknowledgement Date. If Employee was eligible to receive annual equity awards for both of such annual equity award periods, then Employee’s “Average Annual Equity Award” equals the Aggregate Grant Date Fair Value of the total annual equity awards received for such periods (which may be zero if Employee did not receive an annual equity award for either such period) divided by two. If Employee was eligible to receive an annual equity award for only one annual equity award period, then Employee’s “Average Annual Equity Award” equals the Aggregate Grant Date Fair Value of the annual equity award received for such period (which may be zero if Employee did not receive an annual equity award for such period).

(d)                                 “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes a reference to such provisions as it may be amended from time to time, any successor provision, and current and future guidance and regulations interpreting such provision.

(e)                                  “Management Committee” shall mean the most senior policy setting group of executives within Travelers (or, if applicable, any surviving or successor entity or any ultimate parent of Parent), excluding any member of such group of executives who has given or received oral or written notice of intent to terminate employment as of the date of this Non-Competition Agreement and who in fact terminates employment by June 30, 2010.

(f)                                   “Monthly Base Salary” means one twelfth (1/12) of Employee’s annual base salary in effect immediately prior to the Termination Date.

(g)                                  “Restricted Period” means the six (6) month period immediately following Employee’s Termination Date.

(h)                                 “Restricted Territory” means anywhere (A) in the United States or (B) in any other country where Travelers is physically present and engaged in the Business domestically in that country as of the Termination Date.

(i)                                     “Separation Acknowledgement Date” means the date a written notice complying with Section 4 (A) is received by Employee from Travelers informing Employee that Employee’s employment will be terminated or (B) is received by Travelers from Employee informing Travelers that Employee is resigning from employment, provided that, in the event that no such written communication is received by either party prior to the Termination Date, such date shall be the Termination Date.

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(j)                                    “Termination Date” means the date of Employee’s “separation from service” with Travelers within the meaning of section 409A(a)(2)(A)(i) of the Code, whether such separation from service is at the initiative of Employee or Travelers.

SECTION 3.                                            NON-COMPETITION COVENANT.

(a)                                 If Travelers elects to exercise its Non-Competition Option in accordance with Section 3(c)(i), then, during the Restricted Period in the Restricted Territory, Employee shall not, directly or indirectly, in any manner or capacity, including without limitation as a proprietor, principal, agent, partner, officer, director, stockholder, employee, member of any association, consultant or otherwise, (i) perform services for or have any ownership interest in (1) any entity that, taken together with its affiliates, is primarily engaged in the Business, or (2) any business, business unit or division that is primarily engaged in the Business (in each case, a “Restricted Entity”) or (ii) engage in the Business. If Travelers elects to exercise (or is deemed to have exercised) its Waiver Option (as defined in Section 3(c)(ii)), then this Section 3(a) shall not apply.

(b)                                 Notwithstanding the foregoing, the following shall not constitute non-compliance with this Agreement or a breach of Section 3(a): (i) ownership by Employee, as a passive investment, of less than 5.0% of the outstanding voting shares of any entity, (ii) performing services for or having an ownership interest in an entity (other than a Restricted Entity) that is engaged in the business of acting as an agent or broker (including those engaged in the distribution of property and casualty insurance) so long as Employee is not actively engaged in underwriting, claims, investment activities or third party administration, in each case, relating to property and casualty insurance, (iii) seeking and/or accepting (and taking any action in furtherance of seeking and/or accepting, including discussions regarding potential investment) any position or relationship with an entity that would otherwise breach Section 3(a), so long as such position, relationship or investment or any services related thereto does not commence before the end of the Restricted Period and (iv) non-compliance with Section 3(a) that is isolated, unintentional and immaterial.

(c)                                  Travelers shall, in its sole discretion, have the right to:

(i)                                     elect to enforce the provisions of Section 3(a) if and only if a Travelers entity notifies Employee in accordance with Section 4 no later than five (5) business days following the first business day after the Separation Acknowledgement Date that Travelers elects to enforce such provisions (the “Non-Competition Option”); or

(ii)                                  waive the provisions of Section 3(a) by a Travelers entity notifying Employee in accordance with Section 4 no later than five (5) business days following the first business day after the Separation Acknowledgement Date that Travelers elects to waive the provisions of Section 3(a) or by failing to provide Employee with notice under Section 3(c)(i) within the period specified therein (in either case, the “Waiver Option”).

(d)                                 Employee hereby acknowledges that the provisions of this Non-Competition Agreement are reasonable and necessary to protect the legitimate interests of Travelers, including without limitation, Travelers’ trade secrets, customer and supplier relationships, goodwill and loyalty, and that any violation of this Non-Competition Agreement by Employee

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would cause substantial and irreparable harm to Travelers such that monetary damages alone would be an inadequate remedy. Therefore, in the event that Employee violates any provision of this Non-Competition Agreement, Travelers shall be entitled to (i) an injunction (incorporating the provisions of Section 3(e)) restraining Employee from violating or continuing to violate the provisions of this Non-Competition Agreement, (ii) withhold payments not yet made and/or shares of stock not yet issued, in each case, that may (assuming satisfaction of the conditions in Section 3(g)) be subject to forfeiture and/or recapture under Section 3(d)(iii) and (iii) forfeiture (and, if applicable, recapture) of any amounts, benefits and awards hereunder, under Travelers’ employee severance plans or agreements and under any individual separation arrangement. The foregoing remedies shall be Travelers’ sole and exclusive remedies for a violation of this Non-Competition Agreement.

(e)                                  Notwithstanding anything herein to the contrary, if Employee breaches any of the provisions of Section 3(a), and if (and only if) Travelers brings legal enforcement action during the Restricted Period and (either during or after the Restricted Period) injunctive relief is ordered by a court of competent jurisdiction after an evidentiary hearing or there has been a final non-appealable adjudication by a court of competent jurisdiction that Employee has breached a provision of Section 3(a), then one day of additional time shall be added to the restriction (and to the definition of Restricted Period) for each day of noncompliance, up to a maximum of six (6) months, so that Travelers is given the benefit of Employee’s compliance with the restriction for six (6) months.

(f)                                   Notwithstanding anything herein to the contrary, Travelers may seek to exercise its remedy under Section 3(d) to withhold payments not yet made and/or shares of stock not yet issued to Employee only if a Travelers entity shall have commenced legal enforcement action by the time payment would have otherwise been payable.

(g)                                  Notwithstanding anything herein to the contrary, Travelers shall only be entitled under Section 3(d) to the remedies of forfeiture and/or recapture if (i) there has been a final non-appealable adjudication by a court of competent jurisdiction that Employee has breached any provision of this Non-Competition Agreement and (ii) a Travelers entity shall have commenced legal enforcement action within twelve (12) months of the Termination Date. Employee shall pay over to Travelers promptly following notice to Employee in accordance with Section 4 any amounts, benefits and awards that are subject to recapture as provided in the previous sentence. If Travelers seeks to exercise its remedy to recapture the compensatory value received under Section 1(a) more than three (3) years after the date hereof, then such value shall be deemed to be $10,000.

(h)                                 Travelers shall be deemed to have commenced legal enforcement action under Sections 3(e), (f) and (g) if it shall have notified Employee in accordance with Section 4 of intent to seek enforcement followed within twenty-one (21) days by the commencement of a formal enforcement action.

SECTION 4.                                                 NOTICES.

Any notice required or permitted under this Non-Competition Agreement shall be sufficient if in writing (which must be delivered by hand or sent by overnight mail, postage prepaid and return receipt requested) if to Employee at the most current address of Employee

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appearing in the Company’s records, or if to Travelers at the following address: The Travelers Companies, Inc., 385 Washington Street, Mail Code 515A, St. Paul, Minnesota 55102-1396, Attn: General Counsel with a copy to: The Travelers Companies, Inc., 385 Washington Street, Mail Code 9275-SB02W, St. Paul, Minnesota 55102-1396, Attn: Executive Vice President of Human Resources. Employee and Travelers may designate a different address through written notice as provided in this Section. Notice shall not be effective until actual delivery to the address of the other party in accordance with this Section 4.

SECTION 5.                                                 ATTORNEYS’ FEES.

If litigation arises concerning the terms and conditions of this Non-Competition Agreement, Employee, the Company and Travelers agree to pay their own respective attorneys’ fees and costs, except that if a court of competent jurisdiction determines in a final non-appealable adjudication that Employee is the prevailing party, then the Company shall pay promptly Employee’s reasonable and documented attorneys’ fees and costs incurred in connection with the litigation.

SECTION 6.                                                 CONSENT TO JURISDICTION.

Jurisdiction for enforcement of this Non-Competition Agreement, and for the resolution of any dispute under this Non-Competition Agreement, shall be exclusively in the federal or state courts in the state and county where Employee resides at the time that Travelers commences an enforcement action. If requested, Employee shall reasonably promptly advise the Company’s General Counsel of Employee’s residence during the Restricted Period.

SECTION 7.                                                 EMPLOYEE-AT-WILL.

Employee specifically recognizes and agrees that nothing in this Non-Competition Agreement shall be deemed to change the existing employment relationship between Employee and the Company, and that this Non-Competition Agreement is not an employment agreement for continued employment.

SECTION 8.                                                 GOVERNING LAW.

This Non-Competition Agreement shall be construed and interpreted in accordance with the laws of the State of Minnesota.

SECTION 9.                                                 WAIVER.

The waiver of a breach of any provision of this Non-Competition Agreement shall not operate as or be construed as a waiver of any subsequent breach of this Non-Competition Agreement.

SECTION 10.                                          SEVERABILITY.

If any provision, section or subsection of this Non-Competition Agreement is adjudged by any court to be void or unenforceable in whole or in part, this adjudication shall not affect the validity of the remainder of the Non-Competition Agreement, including any other provision,

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section or subsection. Each provision, section, and subsection of this Non-Competition Agreement is separable from every other provision, section and subsection and constitutes a separate and distinct covenant. The parties agree that if any court rules that a restriction contained in this Non-Competition Agreement is unenforceable as written, the parties will meet and confer to negotiate the reformation of the provision.

SECTION 11.                                          SECTION 409A.

This Non-Competition Agreement is intended to satisfy, or be exempt from, the requirements of sections 409A(a)(2), (3) and (4) of the Code, and shall be construed and interpreted in a manner consistent with such intention.

SECTION 12.                                          ENTIRE AGREEMENT.

(a)                                 This Non-Competition Agreement constitutes the entire agreement between the parties concerning the subject matter hereof. No modification, amendment, termination or waiver of this Non-Competition Agreement shall be binding unless in writing and signed by the party to be bound thereby. For the avoidance of any doubt, this Non-Competition Agreement does not supersede or replace any other written agreements between Employee and the Company or Travelers (including any written agreements accepted electronically by Employee), including without limitation the Non-Solicitation and Non-Disclosure Agreement, the Principles of Employment Agreement between Employee and Travelers and any equity award agreements between Employee and Travelers, as well as any employee agreement of Employee with noncompetition terms, if any, each of which agreements shall remain in full force and effect in accordance with their terms. The parties agree that this Non-Competition Agreement will only become effective upon the signing by all existing members of the Management Committee of a non-competition agreement that is in the same form as this Non-Competition Agreement no later than February 15, 2010.

(b)                                 If Employee is involuntarily removed from the Management Committee by Travelers prior to the Separation Acknowledgement Date, this Non-Competition Agreement shall no longer be in force and effect with respect to such Employee (such change, however, shall not impact any non-competition agreement of another employee). Nothing in this Non-Competition Agreement shall restrict Travelers from removing Employee from the Management Committee at any time.

(c)                                  Parent and the Company also agree that, in the event that, prior to the Separation Acknowledgement Date, any future member of the Management Committee (i) remains a member for 12 months after joining the Management Committee and (ii) does not execute within such 12-month period a non-competition agreement in the same form as this Non-Competition Agreement, as such form may have been amended consistent with Section 12(d) (except for (1) conforming changes, technical changes and corrections which are not more favorable to such person than as provided in this Non-Competition Agreement as then in effect, including without limitation updating the dates in Section 1(a), and (2) the consideration in Section 1(a) for any future Management Committee member’s non-competition agreement may be $10,000 in cash in lieu of restricted stock or restricted stock units) (a “Conforming Non-Competition Agreement”), such future Management Committee member shall be immediately removed from the Management Committee. Such 12-month period shall instead be a one month period for any

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person who was an employee of Travelers for at least six months prior to joining the Management Committee. After the Separation Acknowledgement Date, Employee shall have no rights under this Section 12(c).

(d)                                 If, prior to the Separation Acknowledgement Date, the Company amends, alters, modifies or otherwise changes the terms of the corresponding non-competition agreement (whether directly, or indirectly by any other agreement or arrangement) for any present or future Management Committee member such that such agreement is no longer a Conforming Non-Competition Agreement because it is less restrictive and/or more favorable to such person than the terms set forth in this Non-Competition Agreement, then the terms of this Non-Competition Agreement will be deemed to be modified to reflect the less restrictive and/or more favorable terms. If such circumstance arises, Travelers agrees to notify Employee in writing within fourteen (14) days of the amendment, alteration, modification or change of such non-competition agreement; provided, that the failure to give such notice shall not impair the enforceability of this Non-Competition Agreement as deemed to be amended. Notwithstanding the foregoing, after another employee’s Separation Acknowledgement Date (as such term is defined in such employee’s Conforming Non-Competition Agreement), the Company may amend, alter, modify, or otherwise change or waive, conditionally or otherwise, any term of the non-competition agreement of such employee, directly or indirectly, and any such amendment, alteration, modification or change will not require the Company to modify the terms of this Non-Competition Agreement nor will the terms of this Non-Competition Agreement be deemed to be modified, provided that such employee’s Termination Date (as such term is defined in such employee’s Conforming Non-Competition Agreement) is no more than six (6) months after such employee’s Separation Acknowledgement Date and further provided that the effective date of the amendment, alteration, modification or change must be not prior to such employee’s Termination Date.

(e)                                  Travelers shall have the unilateral right to terminate this Non-Competition Agreement and all other similar Management Committee non-competition agreements at the same time (other than any agreement, including this Non-Competition Agreement, in respect of which Travelers has, at such time, exercised its non-competition option).

(f)                                   If there is a Change of Control, then, unless the Separation Acknowledgement Date has occurred on or before thirty (30) days after the date of such Change of Control, this Non-Competition Agreement shall automatically become null and void. For purposes of this Non-Competition Agreement, “Change of Control” shall mean any of the following:

(i)                                     members of the Board of Directors of Parent on February 2, 1010 (“Incumbent Board”) cease for any reason to constitute a majority thereof, provided that persons subsequently becoming directors with the approval of directors constituting at least two-thirds (2/3) of the Incumbent Board (either by a specific vote or by approval of the proxy statement of Parent in which such person is named as a nominee for director, without written objection to such nomination) will be considered as members of the Incumbent Board provided, however, that no individual initially elected or nominated as a director of Parent as a result of an actual or threatened election contest (as described in Rule 14a-11 under the Securities Exchange Act of 1934 (the “Act”)) (“Election Contest”) or any other actual or threatened solicitation of proxies or consents by or on behalf of any “person” (as such term is defined in Section 3(a)(9) of the Act) other than the Board

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(“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed to be a member of the Incumbent Board, or

(ii)                                  any person as defined in the Act, other than Parent, a subsidiary of Parent, any employee benefit plan (or related trust) sponsored or maintained by Parent or any subsidiary of Parent, any employee or any group of persons including an employee (or any entity controlled by an employee or any group of persons including an employee) or an underwriter temporarily holding securities pursuant to an offering of such securities, is or becomes the beneficial owner, directly or indirectly, of 30% or more of Parent’s voting securities, or

(iii)                               the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving Parent, or any of its subsidiaries that requires the approval of Parent’s stockholders, whether for such transaction or the issuance of securities in the transaction, or the sale or other disposition of all or substantially all of Travelers’ assets to an unaffiliated entity, unless immediately after such corporate transaction or sale, (A) more than 60% of the total voting securities of the corporation resulting from such corporate transaction or sale (or if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the surviving company) is represented by voting securities of Parent that were outstanding immediately prior to such corporate transaction or sale (or by shares into which such Parent voting securities were converted pursuant to such corporate transaction or sale) and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Parent voting securities among the holders thereof immediately prior to the corporate transaction or sale, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the surviving company or the parent company) is or becomes the beneficial owner, directly or indirectly, of 30% or more of the total voting power of the outstanding voting securities eligible to elect directors of the parent company (or, if there is no parent company, the surviving company) and (C) at least a majority of the members of the board of directors of the parent company (or, if there is no parent company, the surviving company) following the consummation of the corporate transaction or sale were members of the Incumbent Board at the time of the Board’s approval of the execution of the initial agreement providing for such corporate transaction or sale (any corporate transaction or sale which satisfies all of the criteria specified in (A) (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or

(iv)                              Parent’s shareholders approve a plan of complete liquidation or dissolution of Parent.

Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 30% of Parent’s voting securities as a result of the acquisition of Parent voting securities by Travelers which reduces the number of Parent voting securities outstanding; provided that if after such acquisition by Travelers such person becomes the beneficial owner of additional Parent voting securities that increases the percentage of outstanding Parent voting securities beneficially owned by such person, a Change of Control shall then occur.

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IN WITNESS WHEREOF, the Company, Parent and Employee have duly executed this Non-Competition Agreement as of the day and year first written above.

AVROHOM J. KESS	THE TRAVELERS INDEMNITY COMPANY

By:

Name: Avrohom J. Kess	Name:	John P. Clifford Jr.

	Title:	Executive Vice President and Chief Human
Resources Officer

THE TRAVELERS COMPANIES, INC.

By:

	Name:	John P. Clifford Jr.

	Title:	Executive Vice President and Chief Human
Resources Officer

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Exhibit H

TRAVELERS

PERFORMANCE SHARES AWARD NOTIFICATION AND AGREEMENT

(This award must be accepted within 90 days after the Grant Date shown below or it will be forfeited. Refer below to Section 18.)

Participant: Avrohom J. Kess	Grant Date: February 9, 2017

Number of Performance Shares: TBD

Performance Period: January 1, 2017 to December 31, 2019

1.                                      Grant of Performance Shares. This performance shares award is granted pursuant to The Travelers Companies, Inc. Amended and Restated 2014 Stock Incentive Plan, as it may be amended from time to time (the “Plan”), by The Travelers Companies, Inc. (the “Company”) to you (the “Participant”) as an employee of the Company or an affiliate of the Company (together, the “Travelers Group”). The Company hereby grants to the Participant as of the Grant Date an award (“Award”) for the initial number of performance shares set forth above pursuant to the Plan, as it may be amended from time to time, and subject to the terms, conditions, and restrictions set forth herein, including, without limitation, the conditions set forth in Section 7.

2.                                      Terms and Conditions. The terms, conditions, and restrictions applicable to the Award are specified the Plan and this grant notification and agreement, including Exhibits A, B and C (the “Award Agreement”). The terms, conditions and restrictions in the Plan include, but are not limited to, provisions relating to amendment, vesting, cancellation and settlement, all of which are hereby incorporated by reference into this Award Agreement to the extent not otherwise set forth herein.

By accepting this Award, the Participant acknowledges receipt of the prospectus dated February X, 2017 and any applicable prospectus supplement thereto (together, the “Prospectus”) and that he or she has read and understands the Prospectus.

The Participant understands that the Award and all other incentive awards are entirely discretionary and that no right to receive an award exists absent a prior written agreement with the Company to the contrary. The Participant also understands that the value that may be realized, if any, from the Award is contingent, and depends on the future financial performance of the Company, among other factors. The Participant further confirms his or her understanding that the Award is intended to promote employee retention and stock ownership and to align participants’ interests with those of shareholders. Additionally, the Participant understands that the Award is subject to performance conditions and will be cancelled if the performance or other conditions are not satisfied. Thus, the Participant understands that (a) any monetary value assigned to the Award in any communication regarding the Award is contingent, hypothetical, or for illustrative purposes only, and does not express or imply any promise or intent by the Company to deliver, directly or indirectly, any certain or determinable cash value to the Participant; (b) receipt of the Award or any incentive award in the past is neither an indication nor a guarantee that an incentive award of any type or amount will be made in the future, and that absent a written agreement to the contrary, the Company is free to change its practices and policies regarding incentive awards at any time; and (c) performance may be subject to confirmation and final determination by the Company’s Board of Directors or its Compensation Committee (the “Committee”) that the performance conditions have been satisfied.

The Participant shall have no rights as a stockholder of the Company with respect to any shares covered by the Award unless and until the Award is vested and settled in shares of Common Stock.

3.                                      Performance Period. For purposes of the Award, the Performance Period shall be defined as the three-year period commencing January 1, 2017 and ending December 31, 2019.

4.                                      Vesting. The Award shall vest in full on the last day of the Performance Period, provided the Participant remains continuously employed within the Travelers Group through such date. If the

Participant has a termination of, or leave from active employment prior to the last day of the Performance Period, the Participant’s rights are determined under the Award Rules of Exhibit A.

5.                                      Settlement of Award. The number of performance shares vested (which shall include any additional performance shares credited to the Participant’s account pursuant to Section 6) shall be calculated based on the Performance Shares Vesting Grid set forth in Exhibit B. The Company shall deliver to the Participant, subject to any certification of satisfaction of the performance goal as required by the Plan in order to comply with Section 162(m) of the Internal Revenue Code a number of shares of Common Stock equal to the number of vested performance shares on January 1 of the year following the end of the Performance Period or as soon as administratively practicable thereafter (but no later than March 15 of the year following the end of the Performance Period, or the date provided pursuant to Exhibit A, if applicable). The number of shares of Common Stock delivered to the Participant shall be reduced by a number of shares of Common Stock having a Fair Market Value on the date of delivery equal to the tax withholding obligation.

6.                                      Dividend Equivalents. The Participant shall be entitled to receive additional performance shares with respect to any cash dividends declared by the Company. The number of additional performance shares shall be determined by multiplying the number of performance shares credited to the Participant’s account (which shall include the number of performance shares set forth above, plus any performance shares credited in connection with dividend payments under this Section 6), times the dollar amount of the cash dividend per share of Common Stock, and then dividing by the Fair Market Value of the Common Stock as of the dividend payment date. The Participant’s right to any performance shares credited to the Participant’s account in connection with dividends shall vest in the same manner described in Section 4. As described in Section 5, such additional performance shares shall be included in the total number of performance shares credited to the Participant’s account for purposes of applying the Performance Shares Vesting Grid.

7.                                      Grant Conditioned on Principles of Employment Agreement.

By entering into this Award Agreement, the Participant shall be deemed to have confirmed his or her agreement to be bound by the Company’s Principles of Employment Agreement in effect on the date immediately preceding the Grant Date (the “POE Agreement”), as published on the Company’s intranet site or previously distributed in hard copy to the Participant. Furthermore, by accepting the Award, the Participant agrees that the POE Agreement shall supersede and replace the form of Principles of Employment Agreement contained or referenced in any Prior Equity Award (as defined below) made by the Company to the Participant, and, accordingly, such Prior Equity Award shall become subject to the terms and conditions of the POE Agreement.

8.                                      Acceptance of Exhibits A, B and C. The Participant agrees to be bound by the terms of the Award Rules set forth in Exhibits A, B and C (“Award Rules”).

9.                                      Acceptance of and Agreement to Non-Solicitation and Confidentiality Conditions. In consideration for the Award of performance shares under this Award Agreement, the Participant agrees that the Award is conditioned upon Participant’s compliance with the following non-solicitation and confidentiality conditions (the “Non-Solicitation Conditions” and the “Confidentiality Conditions,” respectively):

(a)                                 The Company and the Participant understand, intend and agree that the Non-Solicitation Conditions of this Section 9 are intended to protect the Travelers Group and other participants in the Plan against the Participant soliciting its employees and/or its business during the twelve (12) month period (the “Restricted Period”) following the date of the Participant’s termination of employment with the Travelers Group (whether voluntary or involuntary) as reflected on the Travelers Group’s books and records (the “Termination Date”), while recognizing that after the Termination Date the Participant is still permitted to compete with the Travelers Group subject to the restrictions set forth below. Nothing in this Section 9 is intended to limit any of the Travelers Group’s rights or claims as to any future employer of the Participant.

(b)                                 Non-Solicitation of Employees. The Participant acknowledges that the Travelers Group sustains its operations and the goodwill of its clients, customers, policyholders, producers, agents and brokers (its “Customers”) through its employees. The Travelers Group has made significant investment in its employees and their ability to establish and maintain relationships with each other and with the Travelers Group’s Customers in order to further its operations and cultivate goodwill. The Participant acknowledges that the loss of the Travelers Group’s employees could adversely affect its operations and jeopardize the goodwill that has been established through these employees, and that the Travelers Group therefore has a legitimate interest in preventing the solicitation of its employees. During the Restricted Period, the Participant will not, directly or indirectly, seek to recruit or solicit, attempt to influence or assist, participate in, or promote the solicitation of, or otherwise attempt to adversely affect the employment of any person who was or is employed by the Travelers Group at any time during the last three months of the Participant’s employment or during the Restricted Period. Without limiting the foregoing restriction, the Participant shall not, on behalf of himself or herself or any other person, hire, employ or engage any such person and shall not engage in the aforesaid conduct through a third party for the purpose of colluding to avoid the restrictions in this Section 9. Without limiting the generality of the restrictions under this Section, by way of example, the restrictions under this Section shall prohibit the Participant from (i) interviewing a Travelers Group employee, (ii) communicating in any manner with a Travelers Group employee in connection with a current or future employment opportunity outside of the Travelers Group, (iii) identifying Travelers Group employees to potentially be solicited or hired, (iv) providing information or feedback regarding Travelers Group employees seeking employment with the Participant’s subsequent employer and/or (v) otherwise assisting or participating in the solicitation or hiring of a Travelers Group employee. However, the Non-Solicitation Conditions do not preclude the Participant from directing a third party (including but not limited to employees of his/her subsequent employer or a search firm) to broadly solicit, recruit, and hire individuals, some of whom may be employees of the Travelers Group, provided that the Participant does not direct such third party specifically to target employees of the Travelers Group generally or specific individual employees of the Travelers Group.

(c)                                  Non-Solicitation of Business. The Participant acknowledges that by virtue of his or her employment with the Travelers Group, he or she may have developed relationships with and/or had access to Confidential Information (as defined below) about the Travelers Group’s Customers and is, therefore, capable of significantly and adversely impacting existing relationships that the Travelers Group has with them. The Participant further acknowledges that the Travelers Group has invested in its and the Participant’s relationship with its Customers and the goodwill that has been developed with them and therefore has a legitimate interest in protecting these relationships against solicitation and/or interference by the Participant for a reasonable period of time after the Participant’s employment with the Travelers Group ends. If, after the Termination Date, the Participant accepts a position as an employee, consultant or contractor with a “Competitor” (as defined below), then, during the Restricted Period, the Participant will not, directly or indirectly, solicit, interfere with or attempt to influence any Customer of the Travelers Group to discontinue business with the Travelers Group and/or move existing or future business of the Travelers Group elsewhere. This restriction applies with respect to any business of any current or prospective client, customer or policyholder of the Travelers Group (i) on which the Participant, or anyone reporting directly to him or her, worked or was actively engaged in soliciting or servicing or (ii) about which the Participant gained access to Confidential Information (as defined below) during the Participant’s employment with the Travelers Group. In addition to the foregoing restriction, the Participant agrees not to be personally involved in the negotiation, competition for, solicitation or execution of any individual book roll over(s) or other book of business transfer arrangements involving the transfer of business away from the Travelers Group, at any time during the twenty-four month period following the Termination Date (the “Enhanced Restricted Period”). The Participant may, at any time after the Termination Date, broadly direct a third party (including but not limited to employees of his/her subsequent employer) to negotiate, compete for, solicit and execute such book roll over(s) or other book of business transfer arrangements, provided that (i) the Participant is not personally involved in such activities and (ii) the Participant does not direct such third party specifically to target business of the Travelers Group. As used herein, “Competitor” shall include any business enterprise or organization, including, without limitation, agents, brokers and producers, that engages in, owns or controls a significant interest in any entity that engages in, the sale of products and/or performance of services of the type sold or performed by the Travelers Group and/or provides advice relating to such products and services.

(d)                                 Subject to the non-competition obligations in the Award Rules that apply to Participants meeting the “Retirement Rule,” at any time after the Termination Date, the Participant may otherwise compete with the Travelers Group, including but not limited to competing on an account by account or deal by deal basis, to the extent that he or she does not violate the provisions of subsection (c) above or any other contractual, statutory or common law obligations to the Travelers Group.

(e)                                  Notwithstanding anything herein to the contrary, if the Participant breaches any of the Non-Solicitation Conditions of this Section 9, then the Restricted Period (or the Enhanced Restricted Period, if applicable) will be extended until the date that is 12 months (or 24 months, in the case of a breach under Section 9(c) with respect to the restrictions applicable during the Enhanced Restricted Period) after the date of the Participant’s last breach of such Non-Solicitation Conditions.

(f)                                   The Participant agrees not to, either during or after his or her employment, use, publish, make available, or otherwise disclose, except for benefit of the Travelers Group in the course of such employment, any technical or confidential information (“Confidential Information”) developed by, for, or at the expense of the Travelers Group, or assigned or entrusted to the Travelers Group, unless such information is generally known outside of the Travelers Group. Confidential Information includes, but is not limited to, non-public information such as: internal information about the Travelers Group’s business, such as financial, sales, marketing, claim, technical and business information, including profit and loss statements, business/marketing strategy and “Trade Secrets” (as defined below); client, customer, policyholder, insured person, claimant, vendor, consultant and agent information, including personal information such as social security numbers and medical information; legal advice obtained; product and system information; and any compilation of this information or employee information obtained as part of the Participant’s responsibilities at the Travelers Group. Nothing herein should be construed as prohibiting the Participant from sharing information concerning the Participant’s own wages (or the wages of another employee, if voluntarily disclosed by that employee) or other terms and conditions of employment, or for purposes of otherwise pursuing the Participant’s legal rights. Nothing herein is intended to prohibit or restrict the Participant from (i) filing a complaint with, making disclosures to, communicating with or participating in an investigation or proceeding conducted by any governmental agency (including the United States Equal Employment Opportunity Commission and the Securities and Exchange Commission), (ii) pursuing the Participant’s legal rights related to Participant’s employment with the Company or (iii) engaging in activities protected by applicable laws or regulations. Notwithstanding the foregoing, the Travelers Group does not authorize the waiver of, or disclosure of information covered by, the attorney-client privilege or attorney work product doctrine or any other privilege or protection belonging to the Travelers Group. As used herein, “Trade Secrets” shall include information relating to the Travelers Group and its affiliates that is protectable as a trade secret under applicable law, including, without limitation, and without regard to form: technical or non-technical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, business and strategic plans, product plans, source code, software, unpublished patent applications, customer proposals or pricing information or a list of actual or potential customers or suppliers which is not commonly known by or available to the public and which information derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use. In addition, the Participant will keep at all times subject to the Travelers Group’s control and will deliver to or leave with the Travelers Group all written and other materials in any form or medium (including, but not limited to, print, tape, digital, computerized and electronic data, parts, tools, or equipment) containing such technical or Confidential Information upon termination of the Participant’s employment. The Participant also agrees to cooperate to remedy any unauthorized use of such information and not to violate any Travelers Group policy regarding same. The Participant agrees that all records, reports, notes, compilations, or other recorded matter, and copies or reproductions thereof, relating to the Travelers Group’s operations, activities, Confidential Information, or business, made or received by the Participant during the Participant’s employment with any member(s) of the Travelers Group are, and shall be, the property of the Travelers Group exclusively, and the Participant will keep the same at all times subject to the Travelers Group’s control and will deliver or leave with the Travelers Group the same at the termination of the Participant’s employment.

(g)           If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 9 is invalid or unenforceable, the parties agree that (i) the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or geographic area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, (ii) the parties shall request that the court exercise that power, and (iii) this Award Agreement shall be enforceable as so modified after the expiration of the time within which the judgment or decision may be appealed.

(h)           During the Restricted Period or any extension thereof, the Participant shall notify any subsequent employer of his or her obligations under this Award Agreement prior to commencing employment. During the Restricted Period or any extension thereof, the Participant will provide the Company and his or her prior manager at the Travelers Group fourteen (14) days’ advance written notice prior to becoming associated with and/or employed by any person or entity or engaging in any business of any type or form, with such notice including the identity of the prospective employer or business, the specific division (if applicable) for which the Participant will be performing services and the title or position to be assumed by the Participant. The Participant must provide a copy of such notice to the Company’s Employee Services Unit by email, facsimile or regular mail as follows:

Email:   4-ESU@travelers.com

Fax:       1.866.871.4378 (U.S. and Canada)

001.866.871.4378 (Europe)

Mail:      The Travelers Companies, Inc.

Employee Services Unit

385 Washington Street

Mail Code: 9275-SB02L

St. Paul, MN USA 55102

(i)            As consideration for and by accepting the Award, the Participant agrees that the Non-Solicitation Conditions and Confidentiality Conditions of this Section 9 shall supersede any non-solicitation and confidentiality covenants contained or incorporated in any prior equity award made by the Company to the Participant under the Plan, The Travelers Companies, Inc. Amended and Restated 2004 Stock Incentive Plan, the Travelers Property Casualty Corp. 2002 Stock Incentive Plan, or The St. Paul Companies, Inc. Amended and Restated 1994 Stock Incentive Plan (“Prior Equity Awards”); accordingly, such Prior Equity Awards shall become subject to the terms and conditions of the Non-Solicitation Conditions and Confidentiality Conditions of this Section 9. However, these Non-Solicitation Conditions and Confidentiality Conditions shall be in addition to, and shall not supersede, any non-solicitation, non-competition, confidentiality, intellectual property or other restrictive covenants contained or incorporated in (i) any Non-Competition Agreement between any member(s) of the Travelers Group and the Participant arising out of the Participant’s service as a Management Committee member or otherwise, (ii) any employment agreement or other agreement between any member(s) of the Travelers Group and the Participant (other than such Prior Equity Awards), or (iii) any other Travelers Group plan or policy that covers the Participant (other than such Prior Equity Awards).

10.          Forfeiture of Performance Shares Award.

(a)           Participant’s Agreement. The Participant expressly acknowledges that the terms of Section 9 and this Section 10 are material to this Agreement and reasonable and necessary to protect the legitimate interests of the Travelers Group, including without limitation, the Traveler Group’s Confidential Information, trade secrets, customer and supplier relationships, goodwill and loyalty, and that any violation of these Non-Solicitation Conditions or Confidentiality Conditions by the

Participant would cause substantial and irreparable harm to the Travelers Group and other Participants in the Plan. The Participant further acknowledges and agrees that:

(i)            The receipt of the Award constitutes good, valuable and independent consideration for the Participant’s acceptance of and compliance with the provisions of the Award Agreement, including the forfeiture and repayment provision of subsection 10(b) below and the Non-Solicitation Conditions and Confidentiality Conditions of Section 9 above, and the amendment of Prior Equity Award provisions of subsection 9(i), 10(f) and Section 20, below.

(ii)           The Participant’s rights with respect to the Award are conditioned on his or her compliance with the POE Agreement at all times after acceptance of the POE Agreement in accordance with Sections 7 and 18 hereunder.

(iii)          The scope, duration and activity restrictions and limitations described in this Agreement are reasonable and necessary to protect the legitimate business interests of the Travelers Group. The Participant acknowledges that all restrictions and limitations relating to the Restricted Period will apply regardless of the reason the Participant’s employment ends. The Participant further agrees that any alleged claims the Participant may have against the Travelers Group do not excuse the Participant’s obligations under this Award Agreement.

(b)           Forfeiture and Repayment Provisions. The Participant agrees that, prior to the Termination Date and during the Restricted Period (or the Enhanced Restricted Period, as applicable), if the Participant breaches the Non-Solicitation Conditions, the Confidentiality Conditions and/or the POE Agreement, in addition to all rights and remedies available to the Travelers Group at law and in equity (including without limitation those set forth in the Award Rules for involuntary termination), the Participant will immediately forfeit any portion of the Award made under this Award Agreement that has not otherwise been previously forfeited under the Award Rules in Exhibit A and that has not yet been paid, settled or vested. The Company may also require repayment from the Participant of any and all compensatory value that the Participant received for the last twelve (12) months of his or her employment and through the end of the Restricted Period (or the Enhanced Restricted Period, as applicable) from this Award or any Prior Equity Awards (including without limitation the gross amount of any Common Stock distribution or cash payment made to the Participant upon the vesting, distribution, or settlement of any such awards, and/or any consideration in excess of such gross amounts received by the Participant upon the sale or transfer of the Common Stock acquired through vesting, distribution, or settlement of any such awards). The Participant will promptly pay the full amount due upon demand by the Company, in the form of cash or shares of Common Stock at current Fair Market Value.

(c)           No Limitation on the Travelers Group’s Rights or Remedies. The Participant acknowledges and agrees that the forfeiture and repayment remedies under subsection 10(b) are non-exclusive remedies and shall not limit or modify the Travelers Group’s other rights and remedies to obtain other monetary, equitable or injunctive relief as a result of breach of, or in order to enforce, the terms and conditions of this Agreement or with respect to any other covenants or agreements between the Travelers Group and the Participant or the Participant’s obligations under applicable law.

(d)           Award Rules. The Award Rules provide a right to payment, subject to certain conditions, following the Participant’s Termination Date if the Participant meets the Retirement Rule which, among other conditions, may require that the Participant not engage in any activities that compete with the business operations of the Travelers Group through the settlement date of the Award (such non-compete condition may extend beyond the Restricted Period). The remedies for a violation of such non-compete conditions are specified in the Award Rules and are in addition to any remedies of the Travelers Group under this Section 10.

(e)           Severability. If any court determines that any of the terms and conditions of Section 9 or this Section 10 are invalid or unenforceable, the remainder of the terms and conditions shall not thereby be affected and shall be given full effect, without regard to the invalid portions. If any court determines that any of the terms and conditions are unenforceable because of the duration of such terms and conditions or the area covered thereby, such court shall have the power to reduce the duration or area of such terms and conditions and, in their reduced form, the terms and conditions shall then be enforceable and shall be enforced.

(f)            Awards Subject to Recoupment. Except to the extent prohibited by law, this Award and any outstanding Prior Equity Award may be forfeited, and the compensatory value received under such awards (including without limitation the gross amount of any Common Stock distribution or cash payment made to the Participant upon the vesting, distribution, or settlement of such awards, or consideration in excess of such gross amounts received by the Participant upon the sale or transfer of the Common Stock acquired through vesting, distribution, or settlement of the awards) may be subject to recoupment by the Company, in accordance with the Company’s executive compensation recoupment policy and other policies in effect from time to time with respect to forfeiture and recoupment of bonus payments, retention awards, cash or stock-based incentive compensation or awards, or similar forms of compensation, and the terms of any such policy, while it is in effect, are incorporated herein by reference. As consideration for and by accepting the Award Agreement, the Participant agrees that all the remedy and recoupment provisions of this Section 10 shall apply to any Prior Equity Award made by the Company to the Participant, shall be in addition to and shall not supersede any other remedies contained or referenced in any such Prior Equity Award, and, accordingly, such Prior Equity Award shall become subject to both those other remedies and the terms and conditions of this Section 10.

(g)           Survival of Provisions. The agreements, covenants, obligations, and provisions contained in Section 9 and this Section 10 shall survive the Participant’s Termination Date and the expiration of this Award Agreement, and shall be fully enforceable thereafter.

11.          Consent to Electronic Delivery. In lieu of receiving documents in paper format, the Participant agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company desires or may be required to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other agreements, forms and communications) in connection with this and any other prior or future incentive award or program made or offered by the Company or its predecessors or successors. Electronic delivery of a document to the Participant may be via a Company e-mail system or by reference to a location on a Company intranet site to which the Participant has access.

12.          Administration. The Company’s Compensation Committee or its designee administers the Plan and this Award Agreement and has the authority to interpret any ambiguous or inconsistent terms in its sole discretion. The Participant’s rights under this Award Agreement are expressly subject to the terms and conditions of the Plan and to any guidelines the Compensation Committee or its designee adopts from time to time. The interpretation and construction by the Compensation Committee or its designee of the Plan and this Award Agreement, and such rules and regulations as the Compensation Committee or its designee may adopt for purposes of administering the Plan and this Award Agreement, will be final and binding upon the Participant.

13.          Entire Agreement/Amendment/Survival/Assignment. The terms, conditions and restrictions set forth in the Plan and this Award Agreement constitute the entire understanding between the parties hereto regarding the Award and supersede all previous written, oral, or implied understandings between the parties hereto about the subject matter hereof. This Award Agreement may be amended by a subsequent writing (including e-mail or electronic form) agreed to between the Company and the Participant. Section headings herein are for convenience only and have no effect on the interpretation of this Award Agreement. The provisions of the Award Agreement that are intended to survive the Termination Date of a Participant, specifically including Sections 9 and 10 hereof, shall survive such date. The Company may assign this Award Agreement and its rights and obligations hereunder to any current or future member of the Travelers Group.

14.          No Right to Employment. The Participant agrees that nothing in this Award Agreement constitutes a contract of employment with the Travelers Group for a fixed duration of time. The employment relationship is “at will,” which affords the Participant or the Travelers Group the right to terminate the relationship at any time for any reason or no reason not otherwise prohibited by applicable law. The Travelers Group retains the right to decrease the Participant’s compensation and/or benefits, transfer or demote the Participant or otherwise change the terms or conditions of the Participant’s employment with the Travelers Group. The Award granted hereunder will not form part of the Participant’s regular employment compensation and will not be considered in calculating any statutory benefits or severance pay due to the Participant.

15.          No Limitation on the Company’s Rights. The Participant agrees that nothing in this Award Agreement shall in any way affect the Company’s right or power to make adjustments, reclassifications or changes in its capital or business structure or to merge, consolidate, reincorporate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

16.          Transfer Restrictions. The Participant may not sell, assign, transfer, pledge, encumber or otherwise alienate, hypothecate or dispose of the Award or his or her right hereunder to receive any performance shares, except as otherwise provided in the Prospectus.

17.          Conflict. In the event of a conflict between the Plan and the Award Agreement the Plan terms shall govern.

18.          Acceptance and Agreement by the Participant; Forfeiture upon Failure to Accept. By accepting this Award, the Participant agrees to be bound by the terms, conditions, and restrictions set forth in the Plan, this Award Agreement, and the Travelers Group’s policies, as in effect from time to time, relating to the Plan. The Participant’s rights under the Award will lapse ninety (90) days from the Grant Date and the Award will be forfeited on such date if the Participant does not accept the Award Agreement by such date. For the avoidance of doubt, the Participant’s failure to accept the Award Agreement shall not affect his or her continuing obligations under any other agreement between any member(s) of the Travelers Group and the Participant.

19.          Waiver; Cumulative Rights. The Company’s failure or delay to require performance by the Participant of any provision of this Award Agreement will not affect its right to require performance of such provision unless and until the Company has waived such performance in writing. Each right under this Award Agreement is cumulative and may be exercised in part or in whole from time to time.

20.          Governing Law and Forum for Disputes. The Award Agreement shall be legally binding and shall be executed and construed and its provisions enforced and administered in accordance with the laws of the State of Minnesota. The jurisdiction and venue for any disputes arising under, or any action brought to enforce (or otherwise relating to), this Agreement will be exclusively in the courts in the State of Minnesota, City and County of St. Paul, including the Federal Courts located therein (should Federal jurisdiction exist). The parties consent to and submit to the personal jurisdiction and venue of courts of Minnesota and irrevocably waive any claim or argument that the courts in Minnesota are an inconvenient forum. The Participant agrees to accept service of any court filings and process by delivery to his or her most current home address on record with the Travelers Group via first class mail or other nationally recognized overnight delivery provider, or by any third party regularly engaged in the service of process. As consideration for and by accepting the Award, the Participant agrees that the Governing Law and Forum for Disputes provision of this Section 20 shall supersede any governing law, forum or similar provisions contained or referenced in any Prior Equity Award made by the Company to the Participant, and, accordingly, such Prior Equity Award shall become subject to the terms and conditions of the Governing Law and Forum for Disputes provisions of this Section 20.

21.          Personal Data. The Participant understands that the Company and other members of the Travelers Group hold certain personal information about the Participant, which may include, without limitation, information such as his or her name, home address, telephone number, gender, date of birth, salary, nationality, job title, social insurance number or other such tax identity number and details of all awards or other entitlement to shares of common stock awarded, cancelled, exercised, vested, unvested or outstanding in his or her favor (“Personal Data”).

The Participant understands that in order for the Company to process the Participant’s Award and maintain a record of performance shares under the Plan, the Company shall collect, use, transfer and disclose Personal Data within the Travelers Group electronically or otherwise, as necessary for the implementation and administration of the Plan including, in the case of a social insurance number, for income reporting purposes as required by law. The Participant further understands that the Company may transfer Personal Data, electronically or otherwise, to third parties, including but not limited to such third parties as outside tax, accounting, technical and legal consultants when such third parties are assisting the Company or other members of the Travelers Group in the implementation and administration of the Plan. The Participant understands that such recipients may be located within the jurisdiction of residence of the Participant, or within the United States or elsewhere and are subject to the legal requirements in those jurisdictions applicable to those organizations, for example, lawful requirements to disclose personal information such as the Personal Data to government authorities in those countries. The Participant understands that the employees of the Travelers Group and third parties performing work related to the implementation and administration of the Plan shall have access to the Personal Data as is necessary to fulfill their duties related to the implementation and administration of the Plan. By accepting the Award, the Participant consents, to the fullest extent permitted by law, to the collection, use, transfer and disclosure, electronically or otherwise, of his or her Personal Data by or to such entities for such purposes and the Participant accepts that this may involve the transfer of Personal Data to a country which may not have the same level of data protection law as the country in which this Award Agreement is executed. The Participant confirms that if the Participant has provided or, in the future, will provide Personal Data concerning third parties including beneficiaries, the Participant has the consent of such third party to provide their Personal Data to the Travelers Group for the same purposes.

The Participant understands that he or she may, at any time, request to review the Personal Data and require any necessary amendments to it by contacting the Company in writing. Additionally, the Participant may always elect to forgo participation in the Plan or any other award program.

EXHIBIT A

AWARD RULES

TO TRAVELERS’ PERFORMANCE SHARES AWARD NOTIFICATION AND AGREEMENT

When you leave the Travelers Group

References to “you” or “your” are to the Participant. “Termination Date” is defined in Section 9(a) of the Award Agreement and means the date of the termination of your employment with the Traveler Group (whether voluntary or involuntary) as reflected on the books and records of the Travelers Group.

If you terminate your employment or if there is a break in your employment, your Award may be cancelled before the end of the Performance Period and the vesting and settlement of your Award may be affected.

The provisions in the chart below apply to Awards granted under the Plan. Depending upon your employment jurisdiction upon the Grant Date, special rules may apply for vesting, payment and settlement of your Award in cases of termination of employment if you satisfy certain age and years of service requirements (“Retirement Rule”), as set forth in “Retirement Rule” below. Participants based in countries outside the United States on the Grant Date or in California immediately prior to the Termination Date should refer to Exhibit C for special rules that apply. For the avoidance of doubt, the applicable vesting terms for your Award pursuant to Exhibits A, B and C shall be based on your employment jurisdiction on the Grant Date.

If You:	Here’s What Happens to Your Award:

Terminate employment or your employment is terminated by the Travelers Group for any reason other than due to death or disability (but you do not meet the Retirement Rule)	Your rights under the Award are cancelled and your right to the performance shares is forfeited.

Become disabled (as defined under the Travelers Group’s applicable long-term disability plan or policy covering disabilities in your employment jurisdiction)

You will be entitled to receive the number of shares of Common Stock you would have received, if any, if your employment had not terminated due to disability, multiplied by a fraction equal to the number of days from the first day of the Performance Period to the earlier of (i) the Termination Date or (ii) the first anniversary of the commencement of your approved disability leave, divided by the total number of days in the Performance Period. Any such shares will be received at the time of settlement of the performance shares after the end of the Performance Period.

Take an approved personal leave of absence approved by the Travelers Group under its Personal Leave Policy, if applicable

Your rights under the Award continue when you are on such leave of absence for up to three months. Once your approved leave of absence exceeds three months, your rights under the Award are suspended until you return to work with the Travelers Group and remain actively employed for 30 calendar days, after which your rights under the Award will be restored retroactively. If you terminate employment during the leave for any reason, the applicable termination of employment provisions will apply. If your personal leave of absence exceeds one year, your rights under the Award are cancelled and your right to the performance shares is forfeited.

Are on an approved family leave, medical leave, dependent care leave, military leave, or other statutory leave of absence or notice leave (including, without limitation, “garden leave,” but not including any period corresponding to pay in lieu of notice, severance pay or other monies on account of the cessation of your employment)

Your rights under the Award continue when you are on such leave of absence.

Die while employed or following employment while your Award is outstanding

Your estate will be entitled to receive a number of shares of Common Stock equal to the initial number of performance shares set forth at the beginning of the Award, plus any performance shares credited as dividend equivalents in connection with the dividends paid or payable as of the date of your death, multiplied by a fraction equal to the number of days in the Performance Period from the first day of the Performance Period to your date of death, divided by the total number of days in the Performance Period. Any such shares will be delivered as soon as administratively possible following your death. No performance shares shall be credited with respect to any cash dividends paid by the Company after the date of the Participant’s death but prior to the distribution with respect to performance shares already credited to the Participant’s account.

Retirement Rule

If, as of your Termination Date, you are at least (i) age 65, (ii) age 62 with one or more full years of service, or (iii) age 55 with 10 or more full years of service, then you meet the “Retirement Rule.”

The Retirement Rule will not apply to your Award or any Prior Equity Award if you were involuntarily terminated for gross misconduct or for cause (as determined by the Company in its sole discretion at the time of or following your termination of employment) or you voluntarily terminated your employment where grounds for involuntary termination for gross misconduct or for cause existed (as determined by the Company in its sole discretion). If you retire and do not meet the Retirement Rule, you will be considered to have resigned.

If You:

Meet the Retirement Rule (subject to Exhibit C, if applicable)

You will be entitled to receive a number of shares of Common Stock equal to the shares you would have received, if any, if your employment had not terminated due to retirement in accordance with the Retirement Rule, multiplied by a fraction equal to the number of days from the first day of the Performance Period to the Termination Date, divided by the total number of days in the Performance Period. Any such shares will be received at the time of settlement of the performance shares after the end of the Performance Period. You will have a right to payment under the Retirement Rule provided that, prior to the time of settlement, you do not engage in any activities that compete with the business operations of the Travelers Group (as determined by the Company in its sole discretion), including, but not limited to, working for another insurance company engaged in the property casualty insurance business as either an employee or independent contractor. You are not subject to this non-compete provision if you are terminated involuntarily or if you are employed in any state where state law prohibits such non-compete provisions, but you remain subject to Sections 9 and 10 of the Award Agreement, and the POE Agreement.

When called for under the above rules, as a condition to receiving payment, you will be required to certify to the Company that you have not engaged in any activities that compete with the business operations of the Travelers Group since your Termination Date, and provide such other evidence of your compliance with the Retirement Rule as the Company may require. In the event that you are determined to have engaged in competitive activities while receiving the benefit of continued vesting pursuant to the Retirement Rule (other than following an involuntary termination), any outstanding portion of the Award will be immediately forfeited and any portion of the Award previously paid to you will be subject to recoupment by the Company in accordance with Section 10(f) of the Award Agreement.

EXHIBIT B

PERFORMANCE SHARES VESTING GRID

TO TRAVELERS’ PERFORMANCE SHARES AWARD NOTIFICATION AND AGREEMENT

Performance Period ROE*	% of Performance Shares Vested
>TBD%	150% (Maximum)
TBD	140
TBD	130
TBD	120
TBD	110
TBD	100
TBD	75
TBD	50 (Threshold)
<TBD	0

*        For any Performance Period ROE (as defined below) that is at least TBD%, but falls between two Performance Period ROE performance levels, the percentage of performance shares vested shall be interpolated (for example, if Performance Period ROE is TBD%, 115% of the performance shares would be vested).

Definitions:

“Performance Period ROE” is defined as the sum of the Adjusted ROE for each of the three years in the Performance Period, divided by three.

“Adjusted ROE” is defined as Adjusted Operating Income divided by Adjusted Shareholders’ Equity.

“Adjusted Operating Income” for each year in the Performance Period is defined as the Company’s net income from continuing operations as reported in the Company’s financial statements (including accompanying footnotes and management’s discussion and analysis), adjusted as set forth in the immediately following sentence. In calculating Adjusted Operating Income, net income from continuing operations shall be adjusted as follows: first (A) remove the after-tax effects of the following items: (i) losses (net of reinsurance) from catastrophes (as designated by the Insurance Service Office’s Property Claims Service Group, the Lloyd’s Claim Office, Swiss Reinsurance Company’s sigma report, or a comparable report or organization generally recognized by the insurance industry, and reported by the Company as a catastrophe); asbestos and environmental reserve charges (or releases); net realized investment gains or losses in the fixed maturities and real estate portfolios; and (ii) extraordinary items, the cumulative effect of accounting changes and federal income tax rate changes, and restructuring charges, each as defined by generally accepted accounting principles in the United States, and each as reported in the Company’s financial statements (including accompanying footnotes and management’s discussion and analysis); (B) reduced, as to the first year in the Performance Period (2017), by $XXX million, as to the second year in the Performance Period (2018), by $XXX million times the ratio of: the Company’s 2018 consolidated personal lines homeowners net written premium plus commercial lines property net written premium plus 50% of commercial lines multi peril net written premium divided by the Company’s 2017 consolidated personal lines homeowners net written premium plus commercial lines property net written premium plus 50% of commercial lines multi peril net written premium, and as to the third year in the Performance Period (2019), by $XXX million times the ratio of: the Company’s 2019 consolidated personal lines homeowners net written premium plus commercial lines property net written premium plus 50% of commercial lines multi peril net written premium divided by the Company’s 2017 consolidated personal lines homeowners net written premium plus commercial lines property net written premium plus 50% of commercial lines multi peril net written premium; and (C) reduced by an amount intended, as of the date of this award, to approximate historical levels of credit losses (on an after-tax basis) associated with the Company’s fixed income investments, determined by (i) multiplying a fixed factor, expressed as 2.25 basis points, by the amortized cost of the Company’s fixed maturity investment portfolio at the beginning of each quarter during the relevant year in the Performance Period and (ii) adding the after-tax sum of the amounts resulting from (i) for such year in the Performance Period.

“Adjusted Shareholders’ Equity” for each year in the Performance Period is defined as the sum of the Company’s total common stockholders’ equity as reported in the Company’s balance sheet as of the beginning and end of the year (excluding net unrealized appreciation or depreciation of investments and adjusted as set forth in the immediately following sentence), divided by two. In calculating Adjusted Shareholders’ Equity, the Company’s total common shareholders’ equity as of the beginning and end of the year shall be adjusted to remove the cumulative after-tax impact of the following items during the Performance Period: (i) discontinued operations and (ii) the adjustments and reductions made in calculating Adjusted Operating Income.

EXHIBIT C

Special Rules Applicable to Participants Based in Certain Jurisdictions

Terms and Conditions

This Exhibit C includes additional and/or alternative terms and conditions that govern the Award granted to the Participant under The Travelers Companies, Inc. 2014 Stock Incentive Plan (the “Plan”) if the Participant is employed in one of the jurisdictions listed below on the Grant Date or on the Termination Date if the Participant is employed in California immediately prior to such Termination Date. Capitalized terms used but not defined in this Exhibit C are defined in the Plan and/or Award Agreement and have the meanings set forth therein. To the extent that this Exhibit C is applicable to the Participant (based on the Participant’s place of employment on the Grant Date or on the Termination Date if the Participant is employed in California immediately prior to such Termination Date), the provisions set forth in this Exhibit C will apply to the Participant and will supersede the corresponding provisions set forth in the Award Agreement with respect to the Participant.

Notifications

This Exhibit C also includes information regarding exchange controls and certain other issues of which the Participant should be aware with respect to the Participant’s participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective jurisdictions as of January 2016. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Participant should not rely on the information noted in this Exhibit C as the only source of information relating to the consequences of the Participant’s participation in the Plan because the information may be out of date by the time the Participant’s Award hereunder is settled.

In addition, the information contained herein is general in nature and may not apply to the Participant’s particular situation, and the Company is not in a position to assure the Participant of a particular result. Accordingly, the Participant is advised to seek appropriate professional advice as to how the relevant laws in the Participant’s jurisdiction may apply to the Participant’s situation.

Finally, the Participant understands that if he or she is a citizen or resident of a jurisdiction other than the one in which the Participant is currently working, transfers employment after the Grant Date, or is considered a resident of another jurisdiction for local law purposes, the information contained herein may not apply to the Participant, and the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply.

* * *

Brazil

•                  References in the Award Agreement and Exhibit A thereto to the POE Agreement (and related obligations thereunder) will not apply to the Participant.

•                  The non-solicitation restrictions in Section 9(c) of the Award Agreement shall not apply with respect to any prospective clients of the Company who are not current clients of the Company while the Participant maintains an employment relationship with the Company.

•      Section 14 of the Award Agreement shall be revised to read as follows:

•                  14. No Right to Employment. The Participant agrees that nothing in this Award Agreement constitutes a contract of employment with the Travelers Group. Nothing contained herein shall be deemed to give the Participant the right to be retained in the service of the Travelers Group or to interfere with the right of the Travelers Group to terminate the employment of the Participant at any time.

•                  Section 20 of the Award Agreement shall be revised to provide that the venue for any disputes related to the Award Agreement shall be in a court of law based in Brazil, at the city where the participant renders his/her services.

•                  The provisions in Exhibit A related to the Retirement Rule shall be inapplicable to the Participant. Accordingly, upon the Participant’s termination of employment for any reason other than due to death or Disability (regardless of whether the Participant meets the Retirement Rule), vesting of the Award will cease and all outstanding unvested performance shares will be cancelled effective on the Termination Date.

•                  The provisions in Exhibit A related to disability shall be inapplicable to the Participant for so long as the Participant remains employed by the Travelers Group. Accordingly, a disabled Participant who remains employed by the Travelers Group shall be treated as a continuing employee in all respects for purposes of vesting and other rights with respect to the Award.

California

•                 If the Participant is employed in the State of California immediately prior to the Termination Date, then Sections 9(b) and 9(c) of the Award Agreement shall be restated to read as follows:

9(b)         Non-Solicitation of Employees. The Participant acknowledges that the Travelers Group sustains its operations and the goodwill of its clients, customers, policyholders, producers, agents and brokers (its “Customers”) through its employees. The Travelers Group has made significant investment in its employees and their ability to establish and maintain relationships with each other and with the Travelers Group’s Customers in order to further its operations and cultivate goodwill. The Participant acknowledges that the loss of the Travelers Group’s employees could adversely affect its operations and jeopardize the goodwill that has been established through these employees, and that the Travelers Group therefore has a legitimate interest in preventing the solicitation of its employees. Accordingly, the Participant hereby agrees that during the Restricted Period, the Participant will not, directly or indirectly, seek to recruit or solicit, attempt to influence or assist, participate in, or promote the solicitation of the employment of any person who was or is employed by the Travelers Group at any time during the last three months of the Participant’s employment or during the Restricted Period. The Participant shall not engage in the aforesaid conduct through a third party for the purpose of colluding to avoid the restrictions in this Section 9(b). Without limiting the generality of the restrictions under this Section 9(b), by way of example, the restrictions under this Section shall prohibit the Participant from (i) initiating communications with a Travelers Group employee in connection with a current or future employment opportunity outside of the Travelers Group, (ii) identifying Travelers Group employees to potentially be solicited, and/or (iii) otherwise assisting or participating in the solicitation of a Travelers Group employee.

Notwithstanding the foregoing, the Non-Solicitation Conditions do not preclude the Participant from directing a third party (including but not limited to employees of his/her subsequent employer or a search firm) to broadly solicit, recruit, and hire individuals, some of whom may be employees of the Travelers Group, provided, that the Participant does not direct such third party specifically to solicit employees of the Travelers Group generally or specific individual employees of the Travelers Group.

9(c)         Non-Solicitation of Business. The Participant acknowledges that by virtue of his or her employment with the Travelers Group, he or she may have had access to Trade Secrets and/or Confidential Information (as defined in Section 9(f)) about the Travelers Group’s Customers and is, therefore, capable of significantly and adversely impacting existing relationships that the Travelers Group has with them. The Participant further acknowledges that the Travelers Group has invested in its and the Participant’s relationship with its Customers and the goodwill that has been developed with them and therefore has a legitimate interest in protecting these relationships against Participant’s use of Trade Secrets and/or Confidential Information to solicit Customers and/or otherwise interfere with these customer relationships. If, after the Termination Date, the Participant accepts a position as an employee, consultant or contractor with a “Competitor” (as defined below), then the Participant will not utilize Trade Secrets and/or Confidential Information to directly or indirectly, solicit, interfere with or attempt to influence any Customer of the Travelers Group to discontinue business with the Travelers Group and/or move existing or future business of the Travelers Group elsewhere. This restriction applies with respect to any business of any current or prospective client, customer or policyholder of the Travelers Group on which the Participant gained access to Trade Secrets and/or Confidential Information during the Participant’s employment with the Travelers Group. In addition to the foregoing restriction, the Participant agrees not to utilize Trade Secrets and/or Confidential Information in the negotiation, competition for, solicitation or execution of any individual book roll over(s) or other book of business transfer arrangements involving the transfer of business away from the Travelers Group. As used herein, “Competitor” shall include any business enterprise or organization, including, without limitation, agents, brokers and producers, that engages in, owns or controls a significant interest in any entity that engages in the sale of products and/or performance of services of the type sold or performed by the Travelers Group and/or provides advice relating to such products and services.

Canada

•                  References in the Award Agreement and Exhibit A thereto to the POE Agreement (and related obligations thereunder) will not apply to the Participant.

•                  Section 14 of the Award Agreement shall be revised to read as follows:

14.          No Right to Employment. The Participant agrees that nothing in this Award Agreement constitutes a contract of employment with the Travelers Group. Nothing contained herein shall be deemed to give the Participant the right to be retained in the service of the Travelers Group or to interfere with the right of the Travelers Group to terminate the employment of the Participant at any time.

India

•                  References in the Award Agreement and Exhibit A thereto to the POE Agreement (and related obligations thereunder) will not apply to the Participant.

•                  To the extent that the Company elects to enforce the forfeiture and repayment provisions under Section 10(b) of the Award Agreement by re-acquiring shares of Common Stock held by the Participant, the Company will pay nominal consideration, as determined at the discretion of the Company, for such shares and/or obtain approval from the Reserve Bank of India, to the extent required under applicable law.

•      Section 20 of the Award Agreement shall be revised to read as follows:

20           Governing Law and Forum for Disputes. The Award Agreement shall be legally binding and shall be executed and construed and its provisions enforced and administered in accordance with the laws of the State of Minnesota. Any dispute, claim or controversy arising under, out of, or in connection with or in relation to this Award Agreement or the Plan, or any breach, termination or validity thereof, shall be finally determined and adjudicated through arbitration by a sole arbitrator located in Mumbai, India. The arbitration proceedings shall be conducted in accordance with the SIAC Rules in effect at the time of arbitration, and judgment upon the award may be entered in any court having jurisdiction thereof or having jurisdiction over the parties or their assets. It is mutually agreed that the written decision of the arbitrator shall be valid, binding, final and non-appealable. To the extent permitted by law, the arbitrator’s fees and expenses will be borne equally by each party. In the event that an action is brought to enforce the provisions of this Award Agreement or the Plan pursuant to this Section 20, each party shall pay its own attorneys’ fees and expenses regardless of whether there is a prevailing party in the opinion of the arbitrator deciding such action or the court in which any such arbitration award is entered. Without prejudice to the rights of the Company under this Section, if the Participant breaches, or proposes to breach the provisions of this Award Agreement or Plan, the Company and the Travelers Group shall be entitled, in addition to all other remedies such party may have, to a temporary, preliminary or permanent injunction or other appropriate equitable relief to restrain any such breach without showing or proving any actual damage to the non-breaching party from any court having competent jurisdiction over either party.

Republic of Ireland

•                  References in the Award Agreement and Exhibit A thereto to the POE Agreement (and related obligations thereunder) will not apply to the Participant.

•                  For the avoidance of doubt, no unconditional entitlement to receive shares under the Award Agreement will arise on the last day of the Performance Period; rather the number of shares to be delivered pursuant to the Award Agreement will only be quantifiable after the Committee has certified the Company’s actual financial performance in accordance with Section 5 of the Award Agreement (and such performance may result in zero shares being earned). Therefore an absolute entitlement to shares will only arise on the date on which shares are actually delivered to the Participant (referred to in this Award Agreement as “settlement date”).

•      Section 14 of the Award Agreement shall be revised to read as follows:

14.          No Right to Employment. The Participant agrees that nothing in this Award Agreement constitutes a contract of employment with the Travelers Group for a definite period of time. The Travelers Group retains the right to decrease the Participant’s compensation and/or benefits, transfer or demote the Participant or otherwise change the terms or conditions of the Participant’s employment with the Travelers Group, subject to applicable Irish law and the terms of the Participant’s employment contract.

•                  Section 20 of the Award Agreement shall be revised to provide that the venue for any disputes related to the Award Agreement shall be in a court of law based in the Republic of Ireland. In all other respects, the regular provisions set forth in Section 20 of the Award Agreement (including with respect to Minnesota governing law) shall apply.

•                  Further to the provisions as set out in Section 21 of the Award Agreement, the Travelers Group agrees that it will comply with the provisions of the Data Protection Act 1988 together with the Data Protection (Amendment) Act 2003 (collectively, the “Irish DPA Act”). The Participant consents to the Company, the Travelers Group and any other third parties as described in Section 21 processing and transferring their personal data (as defined in the Irish DPA Act), outside of the European Economic Area even where the country or territory in question does not maintain adequate data protection standards.

•                  The provisions in Exhibit A related to the Retirement Rule shall be inapplicable to the Participant. Accordingly, upon the Participant’s termination of employment for any reason other than due to death or Disability (regardless of whether the Participant meets the Retirement Rule), vesting of the Award will cease and all outstanding unvested performance shares will be cancelled effective on the Termination Date.

United Kingdom

•                  References in the Award Agreement and Exhibit A thereto to the POE Agreement (and related obligations) will not apply to the Participant.

•                  The Restricted Period, as defined in Section 9(a) of the Award Agreement, will include any period during which the Participant is placed on “garden leave.”

•                  The restrictions under Section 9(b) of the Award Agreement related to non-solicitation of employees shall only apply with respect to employees with whom the Participant had material dealings during the 12 months preceding the date of the Participant’s termination of employment with the Travelers Group, and such restrictions shall not apply with respect to any secretarial or administrative assistant employees of the Travelers Group.

•                  The “Enhanced Restricted Period” defined under Section 9(c) of the Award Agreement shall be limited to 12 months following the Termination Date (i.e., the same duration as the normal Restricted Period). Additionally, under Section 9(c) of the Award Agreement:

(i)            the restrictions relating to recruiting or solicitation of, interference with, attempting to influence or otherwise affecting any client, customer, policyholder or agent of the Travelers Group shall be limited to such clients, customers, policyholders or agents with which the Participant had material dealings within the 12 months preceding the Termination Date; and

(ii)           the references to “business” (aside from references to “book of business”) shall be limited to business activities with which the Participant was materially involved during the 12 months preceding the Termination Date.

•      Section 14 of the Award Agreement shall be replaced with the following:

14.          No Right to Employment. The Participant agrees that nothing in this Award Agreement constitutes a contract of employment or guarantees employment with any member of the Travelers Group for a fixed duration of time. Each member of the Travelers Group retains the right to decrease the Participant’s compensation and/or benefits, transfer or demote the Participant or otherwise change the terms or conditions of the Participant’s employment with the Travelers Group, subject to applicable law and the terms of the Participant’s employment contract. Upon termination of the Participant’s employment (for whatever reason) the Participant will have no rights as a result of this Award Agreement or any alleged breach of this Award Agreement or otherwise to any compensation under or in respect of any shares, share options, restricted stock units, long-term incentive plans or any other profit sharing scheme in which the Participant may participate or have received grants or allocations on or before the date on which the Participant’s employment terminates. Any rights which the Participant may have under such schemes will be exclusively governed by the rules of such schemes from time to time.

•                  Section 20 of the Award Agreement shall be revised to provide that the venue for any disputes related to the Award Agreement shall be the Courts of England and Wales. In all other respects, the regular provisions set forth in Section 20 of the Award Agreement (including with respect to Minnesota governing law) shall apply.

•                  Further to the provisions as set out in Section 21 of the Award Agreement, the Travelers Group agrees that it will comply with the provisions of the Data Protection Act 1998 (the “Act”). The Participant consents to the Company, the Travelers Group and any other third parties as described in Section 19 processing and transferring their personal data (as defined in the Act), outside of the European Economic Area even where the country or territory in question does not maintain adequate data protection standards.

•                  In the event a Participant becomes disabled the language under “Here’s What Happens to Your Award” in Exhibit A shall be replaced with the following:

If you have been disabled for 12 continuous months and not otherwise terminated your employment, you will be entitled, as of the first day following such 12-month period (the “disability date”), to receive the number of shares of Common Stock you would have received, if any, if you had not become disabled, multiplied by a fraction equal to the number of days from the first day of the Performance Period to the disability date, divided by the total number of days in the Performance Period. You are considered “disabled” if you are disabled for employment purposes and will be presumed disabled if you qualify for a long-term disability benefit. Any such shares will be received at the time of settlement of the performance shares after the end of the Performance Period.

•                  The provisions in Exhibit A related to the Retirement Rule shall be inapplicable to the Participant. Accordingly, upon the Participant’s termination of employment for any reason other than due to death or Disability (regardless of whether the Participant meets the Retirement Rule), vesting of the Award will cease and all outstanding unvested performance shares will be cancelled effective on the Termination Date.

•                  The provisions in Exhibit A related to disability shall be inapplicable to the Participant for so long as the Participant remains employed by the Travelers Group. Accordingly, a disabled Participant who remains employed by the Travelers Group shall be treated as a continuing employee in all respects for purposes of vesting and other rights with respect to the Award.

ADDENDUM TO AWARD AGREEMENT

Special Rules Applicable to Avrohom J. Kess

The special rules set forth in this Addendum will modify, and form part of, the Award Agreement for Avrohom J. Kess (the “Participant”) for his Performance Shares Award granted February 9, 2017. Reference is made in this Addendum to the offer letter between the Company and the Participant dated December [1], 2016, governing certain terms and conditions of the Participant’s employment with the Company (the “Offer Letter”).

The special rules set forth in the Addendum set forth special rules that will apply in the event of the Participant’s termination by the Company without Cause (as defined in the Offer Letter), or termination by the Participant for Good Reason (as defined in the Offer Letter) prior to the normal scheduled settlement of the Award.

In the event of the Participant’s termination of employment prior to the vesting date due to a termination by the Company without Cause, or a termination by the Participant for Good Reason, the Participant shall remain entitled to receive the full amount of earned Performance Shares (based on actual performance during the Performance Period) with such full amount of earned Performance Shares payable on the Regular Settlement Date.

Exhibit I

TRAVELERS

STOCK OPTION GRANT NOTIFICATION AND AGREEMENT

(This award must be accepted within 90 days after the Grant Date shown below or it will be forfeited. Refer below to Section 16.)

Participant:	Avrohom J. Kess	Grant Date:	February 9, 2017

Number of Shares:	TBD	Grant Price:	TBD

Expiration Date:	February 9, 2027	Vesting Date:	3 years from Grant Date

1.             Grant of Option. This option is granted pursuant to The Travelers Companies, Inc. Amended and Restated 2014 Stock Incentive Plan, as it may be amended from time to time (the “Plan”), by The Travelers Companies, Inc. (the “Company”) to you (the “Participant”) as an employee of the Company or an affiliate of the Company (together, the “Travelers Group”). The Company hereby grants to the Participant as of the Grant Date a non-qualified stock option (the “Option”) to purchase the number of shares set forth above of the Company’s common stock, no par value (“Common Stock”), at an option price per share (the “Grant Price”) set forth above, pursuant to the Plan, as it may be amended from time to time, and subject to the terms, conditions, and restrictions set forth herein, including, without limitation, the conditions set forth in Section 5.

2.             Terms and Conditions. The terms, conditions, and restrictions applicable to the Option are specified in the Plan and this grant notification and agreement, including Exhibits A and B (the “Award Agreement”). The terms, conditions and restrictions in the Plan include, but are not limited to, provisions relating to amendment, vesting, cancellation, and exercise, all of which are hereby incorporated by reference into this Award Agreement to the extent not otherwise set forth herein.

By accepting the Option, the Participant acknowledges receipt of the prospectus dated February 2, 2016 and any applicable prospectus supplements thereto (together, the “Prospectus”) and that he or she has read and understands the Prospectus.

The Participant understands that the Option and all other incentive awards are entirely discretionary and that no right to receive an award exists absent a prior written agreement with the Company to the contrary. The Participant also understands that the value that may be realized, if any, from the Option is contingent, and depends on the future market price of the Common Stock, among other factors. The Participant further confirms his or her understanding that the Option is intended to promote employee retention and stock ownership and to align participants’ interests with those of shareholders. Additionally, the Participant understands that the Option is subject to vesting conditions and will be cancelled if the vesting or other conditions are not satisfied. Thus, the Participant understands that (a) any monetary value assigned to the Option in any communication regarding the Option is contingent, hypothetical, or for illustrative purposes only, and does not express or imply any promise or intent by the Company to deliver, directly or indirectly, any certain or determinable cash value to the Participant; (b) receipt of the Option or any incentive award in the past is neither an indication nor a guarantee that an incentive award of any type or amount will be made in the future, and that absent a written agreement to the contrary, the Company is free to change its practices and policies regarding incentive awards at any time; and (c) vesting may be subject to confirmation and final determination by the Company’s Board of Directors or its Compensation Committee (the “Committee”) that the vesting conditions have been satisfied.

The Participant shall have no rights as a stockholder of the Company with respect to any shares covered by the Option unless and until the Option vests, is properly exercised and shares of Common Stock are issued.

3.             Vesting. The Option shall vest in full and become exercisable on the Vesting Date set forth above, provided the Participant remains continuously employed within the Travelers Group. The Option shall in all events expire on the tenth (10th) anniversary of the Grant Date set forth above. If the

1

Participant has a termination of, or leave from active employment prior to exercise or expiration of the Option, the Participant’s rights are determined under the Option Rules of Exhibit A.

4.             Exercise of Option. The Option may be exercised in whole or in part by the Participant after the Vesting Date (or the date provided pursuant to Exhibit A) upon notice to the Company together with provision for payment of the Grant Price and applicable withholding taxes. Such notice shall be given in the manner prescribed by the Company and shall specify the date and method of exercise and the number of shares being exercised. The Participant acknowledges that the laws of the country in which the Participant is working at the time of grant or exercise of the Option (including any rules or regulations governing securities, foreign exchange, tax, or labor matters) or Company accounting or other policies dictated by such country’s political or regulatory climate, may restrict or prohibit any one or more of the stock option exercise methods described in the Prospectus, that such restrictions may apply differently if the Participant is a resident or expatriate employee, and that such restrictions are subject to change at any time. The Committee may suspend the right to exercise the Option during any period for which (a) there is no registration statement under the Securities Act of 1933, as amended, in effect with respect to the shares of Common Stock issuable upon exercise of the Option, or (b) the Committee determines, in its sole discretion, that such suspension would be necessary or advisable in order to comply with the requirements of (i) any applicable federal securities law or rule or regulation thereunder; (ii) any rule of the New York Stock Exchange or other self-regulatory organization; or (iii) any other federal or state law or regulation (an “Option Exercise Suspension”). To the extent the vested and exercisable portion of the Option remains unexercised as of the close of business on the date the Option expires (the Expiration Date or such earlier date that is the last date on which the Option may be exercised under the Option Rules of Exhibit A if the Participant’s employment with the Travelers Group has ended), that portion of the Option will be exercised without any action by the Participant in accordance with Section 7.5 of the Plan if the Fair Market Value of a share of Common Stock on that date is at least $0.01 greater than the Grant Price, the exercise will result in Participant receiving at least one incremental share, and no Option Exercise Suspension is then in effect.

5.             Grant Conditioned on Principles of Employment Agreement.

By entering into this Award Agreement, the Participant shall be deemed to have confirmed his or her agreement to be bound by the Company’s Principles of Employment Agreement in effect on the date immediately preceding the Grant Date (the “POE Agreement”), as published on the Company’s intranet site or previously distributed in hard copy to the Participant. Furthermore, by accepting the Option, the Participant agrees that the POE Agreement shall supersede and replace the form of Principles of Employment Agreement contained or referenced in any Prior Equity Award (as defined below) made by the Company to the Participant, and, accordingly, such Prior Equity Award shall become subject to the terms and conditions of the POE Agreement.

6.             Acceptance of Exhibits A and B. The Participant agrees to be bound by the terms of the Option Rules set forth in Exhibits A and B (“Option Rules”).

7.             Acceptance of and Agreement to Non-Solicitation and Confidentiality Conditions. In consideration for the award of Options under this Award Agreement, the Participant agrees that the Option is conditioned upon Participant’s compliance with the following non-solicitation and confidentiality conditions (the “Non-Solicitation Conditions” and the “Confidentiality Conditions,” respectively):

(a)                                 The Company and the Participant understand, intend and agree that the Non-Solicitation Conditions of this Section 7 are intended to protect the Travelers Group and other participants in the Plan against the Participant soliciting its employees and/or its business during the twelve (12) month period (the “Restricted Period”) following the date of the Participant’s termination of employment with the Travelers Group (whether voluntary or involuntary) as reflected on the Travelers Group’s books and records (the “Termination Date”), while recognizing that after the Termination Date the Participant is still permitted to compete with the Travelers Group subject to the restrictions set forth below. Nothing in this Section 7 is intended to limit any of the Travelers Group’s rights or claims as to any future employer of the Participant.

(b)                                 Non-Solicitation of Employees. The Participant acknowledges that the Travelers Group sustains its operations and the goodwill of its clients, customers, policyholders, producers, agents and

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brokers (its “Customers”) through its employees. The Travelers Group has made significant investment in its employees and their ability to establish and maintain relationships with each other and with the Travelers Group’s Customers in order to further its operations and cultivate goodwill. The Participant acknowledges that the loss of the Travelers Group’s employees could adversely affect its operations and jeopardize the goodwill that has been established through these employees, and that the Travelers Group therefore has a legitimate interest in preventing the solicitation of its employees. During the Restricted Period, the Participant will not, directly or indirectly, seek to recruit or solicit, attempt to influence or assist, participate in, or promote the solicitation of, or otherwise attempt to adversely affect the employment of any person who was or is employed by the Travelers Group at any time during the last three months of the Participant’s employment or during the Restricted Period. Without limiting the foregoing restriction, the Participant shall not, on behalf of himself or herself or any other person, hire, employ or engage any such person and shall not engage in the aforesaid conduct through a third party for the purpose of colluding to avoid the restrictions in this Section 7. Without limiting the generality of the restrictions under this Section, by way of example, the restrictions under this Section shall prohibit the Participant from (i) interviewing a Travelers Group employee, (ii) communicating in any manner with a Travelers Group employee in connection with a current or future employment opportunity outside of the Travelers Group, (iii) identifying Travelers Group employees to potentially be solicited or hired, (iv) providing information or feedback regarding Travelers Group employees seeking employment with the Participant’s subsequent employer and/or (v) otherwise assisting or participating in the solicitation or hiring of a Travelers Group employee. However, the Non-Solicitation Conditions do not preclude the Participant from directing a third party (including but not limited to employees of his/her subsequent employer or a search firm) to broadly solicit, recruit, and hire individuals, some of whom may be employees of the Travelers Group, provided that the Participant does not direct such third party specifically to target employees of the Travelers Group generally or specific individual employees of the Travelers Group.

(c)                                  Non-Solicitation of Business. The Participant acknowledges that by virtue of his or her employment with the Travelers Group, he or she may have developed relationships with and/or had access to Confidential Information (as defined below) about the Travelers Group’s Customers and is, therefore, capable of significantly and adversely impacting existing relationships that the Travelers Group has with them. The Participant further acknowledges that the Travelers Group has invested in its and the Participant’s relationship with its Customers and the goodwill that has been developed with them and therefore has a legitimate interest in protecting these relationships against solicitation and/or interference by the Participant for a reasonable period of time after the Participant’s employment with the Travelers Group ends. If, after the Termination Date, the Participant accepts a position as an employee, consultant or contractor with a “Competitor” (as defined below), then, during the Restricted Period, the Participant will not, directly or indirectly, solicit, interfere with or attempt to influence any Customer of the Travelers Group to discontinue business with the Travelers Group and/or move existing or future business of the Travelers Group elsewhere. This restriction applies with respect to any business of any current or prospective client, customer or policyholder of the Travelers Group (i) on which the Participant, or anyone reporting directly to him or her, worked or was actively engaged in soliciting or servicing or (ii) about which the Participant gained access to Confidential Information (as defined below) during the Participant’s employment with the Travelers Group. In addition to the foregoing restriction, the Participant agrees not to be personally involved in the negotiation, competition for, solicitation or execution of any individual book roll over(s) or other book of business transfer arrangements involving the transfer of business away from the Travelers Group, at any time during the twenty-four month period following the Termination Date (the “Enhanced Restricted Period”). The Participant may, at any time after the Termination Date, broadly direct a third party (including but not limited to employees of his/her subsequent employer) to negotiate, compete for, solicit and execute such book roll over(s) or other book of business transfer arrangements, provided that (i) the Participant is not personally involved in such activities and (ii) the Participant does not direct such third party specifically to target business of the Travelers Group. As used herein, “Competitor” shall include any business enterprise or organization, including, without limitation, agents, brokers and producers, that engages in, owns or controls a significant interest in any entity that engages in the sale of products and/or performance of services of the type sold or performed by the Travelers Group and/or provides advice relating to such products and services.

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(d)                                 Subject to the non-competition obligations in the Option Rules that apply to Participants meeting the “Retirement Rule,” at any time after the Termination Date, the Participant may otherwise compete with the Travelers Group, including but not limited to competing on an account by account or deal by deal basis, to the extent that he or she does not violate the provisions of subsection (c) above or any other contractual, statutory or common law obligations to the Travelers Group.

(e)                                  Notwithstanding anything herein to the contrary, if the Participant breaches any of the Non-Solicitation Conditions of this Section 7, then the Restricted Period (or the Enhanced Restricted Period, if applicable) will be extended until the date that is 12 months (or 24 months in the case of a breach under Section 7(c) with respect to the restrictions applicable during the Enhanced Restricted Period) after the date of the Participant’s last breach of such Non-Solicitation Conditions.

(f)                                   The Participant agrees not to, either during or after his or her employment, use, publish, make available, or otherwise disclose, except for benefit of the Travelers Group in the course of such employment, any technical or confidential information (“Confidential Information”) developed by, for, or at the expense of the Travelers Group, or assigned or entrusted to the Travelers Group, unless such information is generally known outside of the Travelers Group. Confidential Information includes, but is not limited to, non-public information such as: internal information about the Travelers Group’s business, such as financial, sales, marketing, claim, technical and business information, including profit and loss statements, business/marketing strategy and “Trade Secrets” (as defined below); client, customer, policyholder, insured person, claimant, vendor, consultant and agent information, including personal information such as social security numbers and medical information; legal advice obtained; product and system information; and any compilation of this information or employee information obtained as part of the Participant’s responsibilities at the Travelers Group. Nothing herein should be construed as prohibiting the Participant from sharing information concerning the Participant’s own wages (or the wages of another employee, if voluntarily disclosed by that employee) or other terms and conditions of employment, or for purposes of otherwise pursuing the Participant’s legal rights. Nothing herein is intended to prohibit or restrict the Participant from (i) filing a complaint with, making disclosures to, communicating with or participating in an investigation or proceeding conducted by any governmental agency (including the United States Equal Employment Opportunity Commission and the Securities and Exchange Commission), (ii) pursuing the Participant’s legal rights related to Participant’s employment with the Company or (iii) engaging in activities protected by applicable laws or regulations. Notwithstanding the foregoing, the Travelers Group does not authorize the waiver of, or disclosure of information covered by, the attorney-client privilege or attorney work product doctrine or any other privilege or protection belonging to the Travelers Group. As used herein, “Trade Secrets” shall include information relating to the Travelers Group and its affiliates that is protectable as a trade secret under applicable law, including, without limitation, and without regard to form: technical or non-technical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, business and strategic plans, product plans, source code, software, unpublished patent applications, customer proposals or pricing information or a list of actual or potential customers or suppliers which is not commonly known by or available to the public and which information derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use. In addition, the Participant will keep at all times subject to the Travelers Group’s control and will deliver to or leave with the Travelers Group all written and other materials in any form or medium (including, but not limited to, print, tape, digital, computerized and electronic data, parts, tools, or equipment) containing such technical or Confidential Information upon termination of the Participant’s employment. The Participant also agrees to cooperate to remedy any unauthorized use of such information and not to violate any Travelers Group policy regarding same. The Participant agrees that all records, reports, notes, compilations, or other recorded matter, and copies or reproductions thereof, relating to the Travelers Group’s operations, activities, Confidential Information, or business, made or received by the Participant during the Participant’s employment with any member(s) of the Travelers Group are, and shall be, the property of the Travelers Group exclusively, and the Participant will

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keep the same at all times subject to the Travelers Group’s control and will deliver or leave with the Travelers Group the same at the termination of the Participant’s employment.

(g)                                  If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 7 is invalid or unenforceable, the parties agree that (i) the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or geographic area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, (ii) the parties shall request that the court exercise that power, and (iii) this Award Agreement shall be enforceable as so modified after the expiration of the time within which the judgment or decision may be appealed.

(h)                                 During the Restricted Period or any extension thereof, the Participant shall notify any subsequent employer of his or her obligations under this Award Agreement prior to commencing employment. During the Restricted Period or any extension thereof, the Participant will provide the Company and his or her prior manager at the Travelers Group fourteen (14) days’ advance written notice prior to becoming associated with and/or employed by any person or entity or engaging in any business of any type or form, with such notice including the identity of the prospective employer or business, the specific division (if applicable) for which the Participant will be performing services and the title or position to be assumed by the Participant. The Participant must provide a copy of such notice to the Company’s Employee Services Unit by email, facsimile or regular mail as follows:

Email:            4-ESU@travelers.com

Fax:                       1.866.871.4378 (U.S. and Canada)

001.866.871.4378 (Europe)

Mail:                   The Travelers Companies, Inc.

Employee Services Unit

385 Washington Street

Mail Code: 9275-SB02L

St. Paul, MN USA 55102

(i)                                     As consideration for and by accepting the Option, the Participant agrees that the Non-Solicitation Conditions and Confidentiality Conditions of this Section 7 shall supersede any non-solicitation and confidentiality covenants contained or incorporated in any prior equity award made by the Company to the Participant under the Plan, The Travelers Companies, Inc. Amended and Restated 2004 Stock Incentive Plan, the Travelers Property Casualty Corp. 2002 Stock Incentive Plan, or The St. Paul Companies, Inc. Amended and Restated 1994 Stock Incentive Plan (“Prior Equity Awards”); accordingly, such Prior Equity Awards shall become subject to the terms and conditions of the Non-Solicitation Conditions and Confidentiality Conditions of this Section 7. However, these Non-Solicitation Conditions and Confidentiality Conditions shall be in addition to, and shall not supersede, any non-solicitation, non-competition, confidentiality, intellectual property or other restrictive covenants contained or incorporated in (i) any Non-Competition Agreement between any member(s) of the Travelers Group and the Participant arising out of the Participant’s service as a Management Committee member or otherwise, (ii) any employment agreement or other agreement between any member(s) of the Travelers Group and the Participant (other than such Prior Equity Awards), or (iii) any other Travelers Group plan or policy that covers the Participant (other than such Prior Equity Awards).

8.             Forfeiture of Option Awards.

(a)                                 Participant’s Agreement. The Participant expressly acknowledges that the terms of Section 7 and this Section 8 are material to this Agreement and reasonable and necessary to protect the legitimate interests of the Travelers Group, including without limitation, the Travelers Group’s Confidential Information, trade secrets, customer and supplier relationships, goodwill and loyalty, and that any violation of these Non-Solicitation Conditions or Confidentiality Conditions by the

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Participant would cause substantial and irreparable harm to the Travelers Group and other Participants in the Plan. The Participant further acknowledges and agrees that:

(i)                                     The receipt of the Option constitutes good, valuable and independent consideration for the Participant’s acceptance of and compliance with the provisions of the Award Agreement, including the forfeiture and repayment provision of subsection 8(b) below and the Non-Solicitation Conditions and Confidentiality Conditions of Section 7 above, and the amendment of Prior Equity Award provisions of subsection 7(i), 8(f) and Section 18, below.

(ii)                                  The Participant’s rights with respect to the Option are conditioned on his or her compliance with the POE Agreement at all times after acceptance of the POE Agreement in accordance with Sections 5 and 16 hereunder.

(iii)                               The scope, duration and activity restrictions and limitations described in this Agreement are reasonable and necessary to protect the legitimate business interests of the Travelers Group. The Participant acknowledges that all restrictions and limitations relating to the Restricted Period will apply regardless of the reason the Participant’s employment ends. The Participant further agrees that any alleged claims the Participant may have against the Travelers Group do not excuse the Participant’s obligations under this Award Agreement.

(b)                                 Forfeiture and Repayment Provisions. The Participant agrees that, prior to the Termination Date and during the Restricted Period (or the Enhanced Restricted Period, as applicable), if the Participant breaches the Non-Solicitation Conditions, the Confidentiality Conditions and/or the POE Agreement, in addition to all rights and remedies available to the Travelers Group at law and in equity (including without limitation those set forth in the Option Rules for involuntary termination), the Participant will immediately forfeit any portion of the Option under this Award Agreement that has not otherwise been previously forfeited under the Award Rules in Exhibit A and that has not yet been paid, exercised, settled or vested. The Company may also require repayment from the Participant of any and all compensatory value that the Participant received for the last twelve (12) months of his or her employment and through the end of the Restricted Period (or the Enhanced Restricted Period, as applicable) from this Option or any Prior Equity Awards (including without limitation the gross amount of any Common Stock distribution or cash payment made to the Participant upon the vesting, distribution, exercise, or settlement of any such awards and/or any consideration in excess of such gross amounts received by the Participant upon the sale or transfer of the Common Stock acquired through vesting, distribution, exercise, or settlement of any such awards). The Participant will promptly pay the full amount due upon demand by the Company, in the form of cash or shares of Common Stock at current Fair Market Value.

(c)                                  No Limitation on the Travelers Group’s Rights or Remedies. The Participant acknowledges and agrees that the forfeiture and repayment remedies under subsection 8(b) are non-exclusive remedies and shall not limit or modify the Travelers Group’s other rights and remedies to obtain other monetary, equitable or injunctive relief as a result of breach of, or in order to enforce, the terms and conditions of this Agreement or with respect to any other covenants or agreements between the Travelers Group and the Participant or the Participant’s obligations under applicable law.

(d)                                 Option Rules. The Option Rules provide a right to payment, subject to certain conditions, following the Participant’s Termination Date if the Participant meets the Retirement Rule which, among other conditions, may require that the Participant not engage in any activities that compete with the business operations of the Travelers Group through the settlement or exercise date of the Option (such non-compete condition may extend beyond the Restricted Period). The remedies for a violation of such non-compete conditions are specified in the Option Rules and are in addition to any remedies of the Travelers Group under this Section 8.

(e)                                  Severability. If any court determines that any of the terms and conditions of Section 7 or this Section 8 are invalid or unenforceable, the remainder of the terms and conditions shall not

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thereby be affected and shall be given full effect, without regard to the invalid portions. If any court determines that any of the terms and conditions are unenforceable because of the duration of such terms and conditions or the area covered thereby, such court shall have the power to reduce the duration or area of such terms and conditions and, in their reduced form, the terms and conditions shall then be enforceable and shall be enforced.

(f)                                   Awards Subject to Recoupment. Except to the extent prohibited by law, this Option and any outstanding Prior Equity Award may be forfeited, and the compensatory value received under such awards (including without limitation the gross amount of any Common Stock distribution or cash payment made to the Participant upon the vesting, distribution, exercise or settlement of such awards, or consideration in excess of such gross amounts received by the Participant upon the sale or transfer of the Common Stock acquired through vesting, distribution, exercise or settlement of such awards) may be subject to recoupment by the Company, in accordance with the Company’s executive compensation recoupment policy and other policies in effect from time to time with respect to forfeiture and recoupment of bonus payments, retention awards, cash or stock-based incentive compensation or awards, or similar forms of compensation, and the terms of any such policy, while it is in effect, are incorporated herein by reference. As consideration for and by accepting the Award Agreement, the Participant agrees that all the remedy and recoupment provisions of this Section 8 shall apply to any Prior Equity Award made by the Company to the Participant, shall be in addition to and shall not supersede any other remedies contained or referenced in any such Prior Equity Award, and, accordingly, such Prior Equity Award shall become subject to both those other remedies and the terms and conditions of this Section 8.

(g)                                  Survival of Provisions. The agreements, covenants, obligations, and provisions contained in Section 7 and this Section 8 shall survive the Participant’s Termination Date and the expiration of this Award Agreement, and shall be fully enforceable thereafter.

9.             Consent to Electronic Delivery. In lieu of receiving documents in paper format, the Participant agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company desires or may be required to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other agreements, forms and communications) in connection with this and any other prior or future incentive award or program made or offered by the Company or its predecessors or successors. Electronic delivery of a document to the Participant may be via a Company e-mail system or by reference to a location on a Company intranet site to which the Participant has access.

10.          Administration. The Company’s Compensation Committee or its designee administers the Plan and this Award Agreement and has the authority to interpret any ambiguous or inconsistent terms in its sole discretion. The Participant’s rights under this Award Agreement are expressly subject to the terms and conditions of the Plan and to any guidelines the Compensation Committee or its designee adopts from time to time. The interpretation and construction by the Compensation Committee or its designee of the Plan and this Award Agreement, and such rules and regulations as the Compensation Committee or its designee may adopt for purposes of administering the Plan and this Award Agreement, will be final and binding upon the Participant.

11.          Entire Agreement/Amendment/Survival/Assignment. The terms, conditions and restrictions set forth in the Plan and this Award Agreement constitute the entire understanding between the parties hereto regarding the Option and supersede all previous written, oral, or implied understandings between the parties hereto about the subject matter hereof. This Award Agreement may be amended by a subsequent writing (including e-mail or electronic form) agreed to between the Company and the Participant. Section headings herein are for convenience only and have no effect on the interpretation of this Award Agreement. The provisions of the Award Agreement that are intended to survive the Termination Date of a Participant, specifically including Sections 7 and 8 hereof, shall survive such date. The Company may assign this Award Agreement and its rights and obligations hereunder to any current or future member of the Travelers Group.

12.          No Right to Employment. The Participant agrees that nothing in this Award Agreement constitutes a contract of employment with the Travelers Group for a fixed duration of time. The

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employment relationship is “at will,” which affords the Participant or the Travelers Group the right to terminate the relationship at any time for any reason or no reason not otherwise prohibited by applicable law. The Travelers Group retains the right to decrease the Participant’s compensation and/or benefits, transfer or demote the Participant or otherwise change the terms or conditions of the Participant’s employment with the Travelers Group. The Option granted hereunder will not form part of the Participant’s regular employment compensation and will not be considered in calculating any statutory benefits or severance pay due to the Participant.

13.          No Limitation on the Company’s Rights. The Participant agrees that nothing in this Award Agreement shall in any way affect the Company’s right or power to make adjustments, reclassifications or changes in its capital or business structure or to merge, consolidate, reincorporate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

14.          Transfer Restrictions. The Participant may not sell, assign, transfer, pledge, encumber or otherwise alienate, hypothecate or dispose of the Option or his or her right under the Option to receive shares of Common Stock, except as otherwise provided in the Prospectus.

15.          Conflict. In the event of a conflict between the Plan and the Award Agreement the Plan terms shall govern.

16.          Acceptance and Agreement by the Participant; Forfeiture upon Failure to Accept. By accepting this Option, the Participant agrees to be bound by the terms, conditions, and restrictions set forth in the Plan, this Award Agreement, and the Travelers Group’s policies, as in effect from time to time, relating to the Plan. The Participant’s rights under the Option will lapse ninety (90) days from the Grant Date, and the Option will be forfeited on such date if the Participant does not accept the Award Agreement by such date. For the avoidance of doubt, the Participant’s failure to accept the Award Agreement shall not affect his or her continuing obligations under any other agreement between any member(s) of the Travelers Group and the Participant.

17.          Waiver; Cumulative Rights. The Company’s failure or delay to require performance by the Participant of any provision of this Award Agreement will not affect its right to require performance of such provision unless and until the Company has waived such performance in writing. Each right under this Award Agreement is cumulative and may be exercised in part or in whole from time to time.

18.          Governing Law and Forum for Disputes. The Award Agreement shall be legally binding and shall be executed and construed and its provisions enforced and administered in accordance with the laws of the State of Minnesota. The jurisdiction and venue for any disputes arising under, or any action brought to enforce (or otherwise relating to), this Agreement will be exclusively in the courts in the State of Minnesota, City and County of St. Paul, including the Federal Courts located therein (should Federal jurisdiction exist). The parties consent to and submit to the personal jurisdiction and venue of courts of Minnesota and irrevocably waive any claim or argument that the courts in Minnesota are an inconvenient forum. The Participant agrees to accept service of any court filings and process by delivery to his or her most current home address on record with the Travelers Group via first class mail or other nationally recognized overnight delivery provider, or by any third party regularly engaged in the service of process. As consideration for and by accepting the Option, the Participant agrees that the Governing Law and Forum for Disputes provision of this Section 18 shall supersede any governing law, forum or similar provisions contained or referenced in any Prior Equity Award made by the Company to the Participant, and, accordingly, such Prior Equity Award shall become subject to the terms and conditions of the Governing Law and Forum for Disputes provisions of this Section 18.

19.          Personal Data. The Participant understands that the Company and other members of the Travelers Group hold certain personal information about the Participant, which may include, without limitation, information such as his or her name, home address, telephone number, gender, date of birth, salary, nationality, job title, social insurance number or other such tax identity number and details of all awards or other entitlement to shares of common stock awarded, cancelled, exercised, vested, unvested or outstanding in his or her favor (“Personal Data”).

The Participant understands that in order for the Company to process the Participant’s Option and maintain a record of Options under the Plan, the Company shall collect, use, transfer and disclose

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Personal Data within the Travelers Group electronically or otherwise, as necessary for the implementation and administration of the Plan including, in the case of a social insurance number, for income reporting purposes as required by law. The Participant further understands that the Company may transfer Personal Data, electronically or otherwise, to third parties, including but not limited to such third parties as outside tax, accounting, technical and legal consultants when such third parties are assisting the Company or other members of the Travelers Group in the implementation and administration of the Plan. The Participant understands that such recipients may be located within the jurisdiction of residence of the Participant, or within the United States or elsewhere and are subject to the legal requirements in those jurisdictions applicable to those organizations, for example, lawful requirements to disclose personal information such as the Personal Data to government authorities in those countries. The Participant understands that the employees of the Travelers Group and third parties performing work related to the implementation and administration of the Plan shall have access to the Personal Data as is necessary to fulfill their duties related to the implementation and administration of the Plan. By accepting the Option, the Participant consents, to the fullest extent permitted by law, to the collection, use, transfer and disclosure, electronically or otherwise, of his or her Personal Data by or to such entities for such purposes and the Participant accepts that this may involve the transfer of Personal Data to a country which may not have the same level of data protection law as the country in which this Award Agreement is executed. The Participant confirms that if the Participant has provided or, in the future, will provide Personal Data concerning third parties including beneficiaries, the Participant has the consent of such third party to provide their Personal Data to the Travelers Group for the same purposes.

The Participant understands that he or she may, at any time, request to review the Personal Data and require any necessary amendments to it by contacting the Company in writing. Additionally, the Participant may always elect to forgo participation in the Plan or any other award program.

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EXHIBIT A

OPTION RULES

TO TRAVELERS’ STOCK OPTION GRANT NOTIFICATION AND AGREEMENT

When you leave the Travelers Group

References to “you” or “your” are to the Participant. “Termination Date” is defined in Section 7(a) of the Award Agreement and means the date of the termination of your employment with the Travelers Group (whether voluntary or involuntary) as reflected on the books and records of the Travelers Group.

If you terminate your employment or if there is a break in your employment, your Option may be cancelled before the end of the vesting period and the vesting and exercisability of your Option may be affected.

The provisions in the chart below apply to Options granted under the Plan. Depending upon your employment jurisdiction upon the Grant Date, special rules may apply for vesting, payment, exercise and exercisability of your Option in cases of termination of employment if you satisfy certain age and years of service requirements (“Retirement Rule”), as set forth in “Retirement Rule” below. Participants based in countries outside the United States on the Grant Date or in California immediately prior to the Termination Date should refer to Exhibit B for special rules that apply. For the avoidance of doubt, the applicable vesting terms for your Option pursuant to Exhibits A and B shall be based on your employment jurisdiction on the Grant Date.

If any Option exercisability period set forth in the chart below or under “Retirement Rule” below would otherwise expire during an Option Exercise Suspension, the Option shall remain exercisable for a period of 30 days after the Option Exercise Suspension (as defined in Section 4 of the Award Agreement) is lifted by the Company (but no later than the original option expiration date, which is the tenth (10th) anniversary of the Grant Date).

If You:	Here’s What Happens to Your Options:

Terminate employment or your employment is terminated by the Travelers Group for any reason other than due to death or disability (but you do not meet the Retirement Rule)

Vesting stops and unvested options are cancelled effective on the Termination Date. You may exercise your vested options for up to 90 days after the Termination Date but no later than the original option expiration date; provided, however, that if your employment is terminated for cause or gross misconduct (as determined by the Company in its sole discretion) or you voluntarily terminated your employment where grounds for involuntary termination for gross misconduct or for cause existed (as determined by the Company in its sole discretion at the time of or following your termination of employment) you may not exercise vested options at any time after the Termination Date.

Become disabled (as defined under the Travelers Group’s applicable long-term disability plan or policy covering disabilities in your employment jurisdiction)

Options continue to vest on schedule through an approved disability leave. Upon the earlier of the (i) Termination Date or (ii) the first anniversary of the commencement of your approved disability leave, your unvested options will vest, and you may exercise your options for up to one year from such date, but no later than the original option expiration date.

Take an approved personal leave of absence approved by the Travelers Group under its Personal Leave Policy, if applicable	For the first three months of an approved personal leave, vesting continues. If the approved leave exceeds three months, vesting is suspended until

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you return to work with the Travelers Group and remain actively employed for 30 calendar days, after which time vesting will be restored retroactively. Vested options may be exercised during approved leave, but no later than the original option expiration date. If you terminate employment for any reason during the first year of an approved leave, the termination of employment provisions will apply. If the leave exceeds one year, all options will be cancelled immediately.

Are on an approved family leave, medical leave, dependent care leave, military leave, or other statutory leave of absence or notice leave (including, without limitation, “garden leave” but not including any period corresponding to pay in lieu of notice, severance pay or other monies on account of the cessation of your employment)

Options will continue to vest on schedule, and you may exercise vested options during the leave but no later than the original option expiration date.

Die while employed or following employment while your option is still outstanding	Options fully vest upon death. Your estate may exercise options for up to one year from the date of death but no later than the original option expiration date.

Retirement Rule

If, as of your Termination Date, you are at least (i) age 65, (ii) age 62 with one or more full years of service, or (iii) age 55 with 10 or more full years of service, then you meet the “Retirement Rule.”

The Retirement Rule will not apply to your Option or any Prior Equity Award if you were involuntarily terminated for gross misconduct or for cause (as determined by the Company in its sole discretion) or you voluntarily terminated your employment where grounds for involuntary termination for gross misconduct or for cause existed (as determined by the Company in its sole discretion at the time of or following your termination of employment). If you retire and do not meet the Retirement Rule, you will be considered to have resigned.

If You:

Meet the Retirement Rule (subject to Exhibit B if applicable)

Unvested options fully vest on the Termination Date. Vested options may be exercised for up to three years from the Termination Date, but no later than the original option expiration date, provided that you do not engage in any activities that compete with the business operations of the Travelers Group (as determined by the Company in its sole discretion), including, but not limited to, working for another insurance company engaged in the property casualty insurance business as either an employee or independent contractor. You are not subject to this non-compete provision if you are terminated involuntarily or if you are employed in any state where state law prohibits such non-compete provisions, but you remain subject to Sections 7 and 8 of the Award Agreement, and the POE Agreement.

When you exercise any options subject to the Retirement Rule, your exercise will represent and constitute your certification to the Company that you have not engaged in any activities that compete with the business operations of the Travelers Group since your Termination Date. You may be required to provide the Company with other evidence of your compliance with the Retirement Rule as the Company may require. In the event that you are

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determined to have engaged in competitive activities while receiving the benefit of continued vesting pursuant to the Retirement Rule (other than following an involuntary termination), any outstanding portion of the Option will be immediately forfeited and any portion of the Option previously paid to you will be subject to recoupment by the Company in accordance with Section 8(f) of the Award Agreement.

EXHIBIT B

Special Rules Applicable to Participants Based in Certain Jurisdictions

Terms and Conditions

This Exhibit B includes additional and/or alternative terms and conditions that govern the Option granted to the Participant under The Travelers Companies, Inc. Amended and Restated 2014 Stock Incentive Plan (the “Plan”) if the Participant is employed in one of the jurisdictions listed below on the Grant Date or on the Termination Date if the Participant is employed in California immediately prior to such Termination Date. Capitalized terms used but not defined in this Exhibit B are defined in the Plan and/or Award Agreement and have the meanings set forth therein. To the extent that this Exhibit B is applicable to the Participant (based on the Participant’s place of employment on the Grant Date or on the Termination Date if the Participant is employed in California immediately prior to such Termination Date), the provisions set forth in this Exhibit B will apply to the Participant and will supersede the corresponding provisions set forth in the Award Agreement with respect to the Participant.

Notifications

This Exhibit B also includes information regarding exchange controls and certain other issues of which the Participant should be aware with respect to the Participant’s participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective jurisdictions as of January 2016. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Participant should not rely on the information noted in this Exhibit B as the only source of information relating to the consequences of the Participant’s participation in the Plan because the information may be out of date by the time the Participant’s Option hereunder is exercised.

In addition, the information contained herein is general in nature and may not apply to the Participant’s particular situation, and the Company is not in a position to assure the Participant of a particular result. Accordingly, the Participant is advised to seek appropriate professional advice as to how the relevant laws in the Participant’s jurisdiction may apply to the Participant’s situation.

Finally, the Participant understands that if he or she is a citizen or resident of a jurisdiction other than the one in which the Participant is currently working, transfers employment after the Grant Date, or is considered a resident of another jurisdiction for local law purposes, the information contained herein may not apply to the Participant, and the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply.

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Brazil

•                  References in the Award Agreement and Exhibit A thereto to the POE Agreement (and related obligations thereunder) will not apply to the Participant.

•                  The automatic Option exercise provision set forth in the last sentence of Section 4 of the Award Agreement and in Section 7.5 of the Plan will not apply to the Participant.

•                  The non-solicitation restrictions in Section 7(c) of the Award Agreement shall not apply with respect to any prospective clients of the Company who are not current clients of the Company while the Participant maintains an employment relationship with the Company.

•                  Section 12 of the Award Agreement shall be revised to read as follows:

•                  12. No Right to Employment. The Participant agrees that nothing in this Award Agreement constitutes a contract of employment with the Travelers Group. Nothing contained herein shall be deemed to give the Participant the right to be retained in the service of the Travelers Group or to interfere with the right of the Travelers Group to terminate the employment of the Participant at any time.

•                  Section 18 of the Award Agreement shall be revised to provide that the venue for any disputes related to the Award Agreement shall be in a court of law based in Brazil, at the city where the participant renders his/her services.

•                  The provisions in Exhibit A related to the Retirement Rule shall be inapplicable to the Participant. Accordingly, upon the Participant’s termination of employment for any reason other than due to death or Disability (regardless of whether the Participant meets the Retirement Rule), vesting of the Option will cease and all outstanding unvested Options will be cancelled effective on the Termination Date.

•                  The provisions in Exhibit A related to disability shall be inapplicable to the Participant for so long as the Participant remains employed by the Travelers Group. Accordingly, a disabled Participant who remains employed by the Travelers Group shall be treated as a continuing employee in all respects for purposes of vesting and other rights with respect to the Option.

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California

•                  If the Participant is employed in the State of California immediately prior to the Termination Date, then Sections 7(b) and 7(c) of the Award Agreement shall be restated to read as follows:

7(b)                          Non-Solicitation of Employees. The Participant acknowledges that the Travelers Group sustains its operations and the goodwill of its clients, customers, policyholders, producers, agents and brokers (its “Customers”) through its employees. The Travelers Group has made significant investment in its employees and their ability to establish and maintain relationships with each other and with the Travelers Group’s Customers in order to further its operations and cultivate goodwill. The Participant acknowledges that the loss of the Travelers Group’s employees could adversely affect its operations and jeopardize the goodwill that has been established through these employees, and that the Travelers Group therefore has a legitimate interest in preventing the solicitation of its employees. Accordingly, the Participant hereby agrees that during the Restricted Period, the Participant will not, directly or indirectly, seek to recruit or solicit, attempt to influence or assist, participate in, or promote the solicitation of the employment of any person who was or is employed by the Travelers Group at any time during the last three months of the Participant’s employment or during the Restricted Period. The Participant shall not engage in the aforesaid conduct through a third party for the purpose of colluding to avoid the restrictions in this Section 7(b). Without limiting the generality of the restrictions under this Section 7(b), by way of example, the restrictions under this Section shall prohibit the Participant from (i) initiating communications with a Travelers Group employee in connection with a current or future employment opportunity outside of the Travelers Group, (ii) identifying Travelers Group employees to potentially be solicited, and/or (iii) otherwise assisting or participating in the solicitation of a Travelers Group employee.

Notwithstanding the foregoing, the Non-Solicitation Conditions do not preclude the Participant from directing a third party (including but not limited to employees of his/her subsequent employer or a search firm) to broadly solicit, recruit, and hire individuals, some of whom may be employees of the Travelers Group, provided, that the Participant does not direct such third party specifically to solicit employees of the Travelers Group generally or specific individual employees of the Travelers Group.

7(c)                           Non-Solicitation of Business. The Participant acknowledges that by virtue of his or her employment with the Travelers Group, he or she may have had access to Trade Secrets and/or Confidential Information (as defined in Section 7(f)) about the Travelers Group’s Customers and is, therefore, capable of significantly and adversely impacting existing relationships that the Travelers Group has with them. The Participant further acknowledges that the Travelers Group has invested in its and the Participant’s relationship with its Customers and the goodwill that has been developed with them and therefore has a legitimate interest in protecting these relationships against Participant’s use of Trade Secrets and/or Confidential Information to solicit Customers and/or otherwise interfere with these customer relationships. If, after the Termination Date, the Participant accepts a position as an employee, consultant or contractor with a “Competitor” (as defined below), then the Participant will not utilize Trade Secrets and/or Confidential Information to directly or indirectly, solicit, interfere with or attempt to influence any Customer of the Travelers Group to discontinue business with the Travelers Group and/or move existing or future business of the Travelers Group elsewhere. This restriction applies with respect to any business of any current or prospective client, customer or policyholder of the Travelers Group on which the Participant gained access to Trade Secrets and/or Confidential Information during the Participant’s employment with the Travelers Group. In addition to the foregoing restriction, the Participant agrees not to utilize Trade Secrets and/or Confidential Information in the negotiation, competition for, solicitation or execution of any individual book roll over(s) or other book of business transfer arrangements involving the transfer of business away from the Travelers Group. As used herein, “Competitor” shall include any business enterprise or organization, including, without limitation, agents, brokers and producers, that engages in, owns or controls a significant interest in any entity that engages in the sale of products and/or performance of services of the type sold or performed by the Travelers Group and/or provides advice relating to such products and services.

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Canada

•                  References in the Award Agreement and Exhibit A thereto to the POE Agreement (and related obligations thereunder) will not apply to the Participant.

•                  Section 12 of the Award Agreement shall be revised to read as follows:

12.                               No Right to Employment. The Participant agrees that nothing in this Award Agreement constitutes a contract of employment with the Travelers Group. Nothing contained herein shall be deemed to give the Participant the right to be retained in the service of the Travelers Group or to interfere with the right of the Travelers Group to terminate the employment of the Participant at any time.

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India

•                  References in the Award Agreement and Exhibit A thereto to the POE Agreement (and related obligations thereunder) will not apply to the Participant.

•                  To the extent that the Company elects to enforce the forfeiture and repayment provisions under Section 8(b) of the Award Agreement by re-acquiring shares of Common Stock held by the Participant, the Company will pay nominal consideration, as determined at the discretion of the Company, for such shares and/or obtain approval from the Reserve Bank of India, to the extent required under applicable law.

•                  Section 18 of the Award Agreement shall be revised to read as follows:

18                                  Governing Law and Forum for Disputes. The Award Agreement shall be legally binding and shall be executed and construed and its provisions enforced and administered in accordance with the laws of the State of Minnesota. Any dispute, claim or controversy arising under, out of, or in connection with or in relation to this Award Agreement or the Plan, or any breach, termination or validity thereof, shall be finally determined and adjudicated through arbitration by a sole arbitrator located in Mumbai, India. The arbitration proceedings shall be conducted in accordance with the SIAC Rules in effect at the time of arbitration, and judgment upon the award may be entered in any court having jurisdiction thereof or having jurisdiction over the parties or their assets. It is mutually agreed that the written decision of the arbitrator shall be valid, binding, final and non-appealable. To the extent permitted by law, the arbitrator’s fees and expenses will be borne equally by each party. In the event that an action is brought to enforce the provisions of this Award Agreement or the Plan pursuant to this Section 18, each party shall pay its own attorneys’ fees and expenses regardless of whether there is a prevailing party in the opinion of the arbitrator deciding such action or the court in which any such arbitration award is entered. Without prejudice to the rights of the Company under this Section, if the Participant breaches, or proposes to breach the provisions of this Award Agreement or Plan, the Company and the Travelers Group shall be entitled, in addition to all other remedies such party may have, to a temporary, preliminary or permanent injunction or other appropriate equitable relief to restrain any such breach without showing or proving any actual damage to the non-breaching party from any court having competent jurisdiction over either party.

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Republic of Ireland

•                  References in the Award Agreement and Exhibit A thereto to the POE Agreement (and related obligations thereunder) will not apply to the Participant.

•                  Section 12 of the Award Agreement shall be revised to read as follows:

12.                               No Right to Employment. The Participant agrees that nothing in this Award Agreement constitutes a contract of employment with the Travelers Group for a definite period of time. The Travelers Group retains the right to decrease the Participant’s compensation and/or benefits, transfer or demote the Participant or otherwise change the terms or conditions of the Participant’s employment with the Travelers Group, subject to applicable Irish law and the terms of the Participant’s employment contract.

•                  Section 18 of the Award Agreement shall be revised to provide that the venue for any disputes related to the Award Agreement shall be in a court of law based in the Republic of Ireland. In all other respects, the regular provisions set forth in Section 18 of the Award Agreement (including with respect to Minnesota governing law) shall apply.

•                  Further to the provisions as set out in Section 19 of the Award Agreement, the Travelers Group agrees that it will comply with the provisions of the Data Protection Act 1988 together with the Data Protection (Amendment) Act 2003 (collectively, the “Irish DPA Act”). The Participant consents to the Company, the Travelers Group and any other third parties as described in Section 19 processing and transferring their personal data (as defined in the Irish DPA Act), outside of the European Economic Area even where the country or territory in question does not maintain adequate data protection standards.

•                  The provisions in Exhibit A related to the Retirement Rule shall be inapplicable to the Participant. Accordingly, upon the Participant’s termination of employment for any reason other than due to death or Disability (regardless of whether the Participant meets the Retirement Rule), vesting of the Option will cease and all unvested portions of the Option will be cancelled effective on the Termination Date and you will be permitted to exercise your vested options for up to 90 days after the Termination Date but no later than the original Option expiration date.

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United Kingdom

•                  References in the Award Agreement and Exhibit A thereto to the POE Agreement (and related obligations) will not apply to the Participant.

•                  The Restricted Period, as defined in Section 7(a) of the Award Agreement, will include any period during which the Participant is placed on “garden leave.”

•                  The restrictions under Section 7(b) of the Award Agreement related to non-solicitation of employees shall only apply with respect to employees with whom the Participant had material dealings during the 12 months preceding the date of the Participant’s termination of employment with the Travelers Group, and such restrictions shall not apply with respect to any secretarial or administrative assistant employees of the Travelers Group.

•                  The “Enhanced Restricted Period” defined under Section 7(c) of the Award Agreement shall be limited to 12 months following the Termination Date (i.e., the same duration as the normal Restricted Period). Additionally, under Section 7(c) of the Award Agreement:

(i)                                     the restrictions relating to recruiting or solicitation of, interference with, attempting to influence or otherwise affecting any client, customer, policyholder or agent of the Travelers Group shall be limited to such clients, customers, policyholders or agents with which the Participant had material dealings within the 12 months preceding the Termination Date; and

(ii)                                  the references to “business” (aside from references to “book of business”) shall be limited to business activities with which the Participant was materially involved during the 12 months preceding the Termination Date.

•                  Section 12 of the Award Agreement shall be replaced with the following:

12.                               No Right to Employment. The Participant agrees that nothing in this Award Agreement constitutes a contract of employment or guarantees employment with any member of the Travelers Group for a fixed duration of time. Each member of the Travelers Group retains the right to decrease the Participant’s compensation and/or benefits, transfer or demote the Participant or otherwise change the terms or conditions of the Participant’s employment with the Travelers Group, subject to applicable law and the terms of the Participant’s employment contract. Upon termination of the Participant’s employment (for whatever reason) the Participant will have no rights as a result of this Award Agreement or any alleged breach of this Award Agreement or otherwise to any compensation under or in respect of any shares, share options, restricted stock units, long-term incentive plans or any other profit sharing scheme in which the Participant may participate or have received grants or allocations on or before the date on which the Participant’s employment terminates. Any rights which the Participant may have under such schemes will be exclusively governed by the rules of such schemes from time to time.

•                  Section 18 of the Award Agreement shall be revised to provide that the venue for any disputes related to the Award Agreement shall be the Courts of England and Wales. In all other respects, the regular provisions set forth in Section 18 of the Award Agreement (including with respect to Minnesota governing law) shall apply.

•                  Further to the provisions as set out in Section 19 of the Award Agreement, the Travelers Group agrees that it will comply with the provisions of the Data Protection Act 1998 (the “Act”). The Participant consents to the Company, the Travelers Group and any other third parties as described in Section 19 processing and transferring their personal data (as defined in the Act), outside of the European Economic Area even where the country or territory in question does not maintain adequate data protection standards.

•                  In the event a Participant becomes disabled the language under “Here’s What Happens to Your Options” in Exhibit A shall be replaced with the following:

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Options continue to vest on schedule through an approved disability leave. If you are disabled for 12 continuous months, your unvested Options will vest immediately, and you may exercise Options for up to one year from your Termination Date, but no later than the original Option expiry date. You are considered “disabled” if you are disabled for employment purposes and will be presumed disabled if you qualify for a long-term disability benefit.

•                  The provisions in Exhibit A related to the Retirement Rule shall be inapplicable to the Participant. Accordingly, upon the Participant’s termination of employment for any reason other than due to death or Disability (regardless of whether the Participant meets the Retirement Rule), vesting of the Option will cease and all unvested portions of the Options will be cancelled effective on the Termination Date and you will be permitted to exercise your vested options for up to 90 days after the Termination Date but no later than the original Option expiration date.

•                  The provisions in Exhibit A related to disability shall be inapplicable to the Participant for so long as the Participant remains employed by the Travelers Group. Accordingly, a disabled Participant who remains employed by the Travelers Group shall be treated as a continuing employee in all respects for purposes of vesting and other rights with respect to the Option.

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ADDENDUM TO AWARD AGREEMENT

Special Rules Applicable to Avrohom J. Kess

The special rules set forth in this Addendum will modify, and form part of, the Award Agreement for Avrohom J. Kess (the “Participant”) for his Option Award granted February 9, 2017. Reference is made in this Addendum to the offer letter between the Company and the Participant dated December [1], 2016, governing certain terms and conditions of the Participant’s employment with the Company (the “Offer Letter”).

The special rules set forth in the Addendum set forth special rules that will apply in the event of the Participant’s termination by the Company without Cause (as defined in the Offer Letter), or termination by the Participant for Good Reason (as defined in the Offer Letter) prior to the normal scheduled vesting of the Award.

In the event of the Participant’s termination of employment prior to the vesting date due to a termination by the Company without Cause, or a termination by the Participant for Good Reason, the Option will vest in full immediately and remain exercisable for a period of one year from the date of such termination or resignation.

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